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HBC ACQUISITION CORP. TABLE OF CONTENTS
INDEX TO FINANCIAL STATEMENTS

As filed with the Securities and Exchange Commission on December 16, 2011

Registration No. 333-176703

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 2 to

Form S-1

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

HBC ACQUISITION CORP.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	6770 (Primary Standard Industrial Classification Code Number)	45-2899525 (I.R.S. Employer Identification Number)

3963 Maple Avenue, Suite 450
Dallas, TX 75219
(214) 451-4640
(Address, including zip code, and telephone number,
including area code, of registrant's principal
executive offices)

Katherine Winson
Chief Financial Officer
3963 Maple Avenue, Suite 450
Dallas, TX 75219
(214) 451-4640
(Name, address, including zip code, and telephone
number, including area code, of agent for service)

Copies to:
Bruce S. Mendelsohn, Esq. James A. Deeken, Esq. Akin Gump Strauss Hauer & Feld LLP One Bryant Park New York, New York 10036 (212) 872-1000 (212) 872-1002—Facsimile	Deanna L. Kirkpatrick, Esq. Davis Polk & Wardwell LLP 450 Lexington Avenue New York, New York 10017 (212) 450-4000 (212) 701-5800—Facsimile

         Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

         Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 16, 2011

PRELIMINARY PROSPECTUS

$100,000,000

HBC ACQUISITION CORP.

10,000,000 Units

         HBC Acquisition Corp. is a newly organized blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses, which we refer to throughout this prospectus as our initial business combination. We have not identified any acquisition target and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with respect to identifying any acquisition target.

         We will provide our stockholders with the opportunity to redeem their shares of our common stock upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account described herein, including interest but net of franchise and income taxes payable, divided by the number of then outstanding shares of common stock that were sold as part of the units in this offering, which we refer to as our public shares, subject to the limitations described herein. If we do not complete a business combination within 21 months from the closing of this offering, we will redeem 100% of the public shares at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest but net of franchise and income taxes payable (less up to $100,000 of such net interest that may be released to us to pay dissolution expenses), divided by the number of then outstanding public shares as further described herein.

         This is an initial public offering of our securities. We are offering 10,000,000 units. Each unit has an offering price of $10.00 and consists of one share of our common stock and one warrant. Each warrant entitles the holder to purchase one share of our common stock at a price of $11.50, subject to adjustment as described in this prospectus. The warrants will become exercisable on the later of 30 days after the completion of our initial business combination or 12 months from the closing of this offering, and will expire five years after the completion of our initial business combination or earlier upon redemption or liquidation, as described in this prospectus. We may redeem the warrants, once they become exercisable, at a price of $0.01 per warrant, if, and only if, the last sale price of our common stock equals or exceeds $18.00 per share for any 20 trading days within a 30 trading-day period ending on the third trading day prior to the date on which we send the notice of redemption to the warrant holders, as further described in this prospectus. We have also granted the underwriters a 45-day option to purchase up to an additional 1,500,000 units to cover over-allotments, if any.

         Currently, there is no public market for our units, common stock or warrants. We intend to have our units listed on the Nasdaq Capital Market, or Nasdaq, under the symbol "            " on or promptly after the date of this prospectus, subject to official notice of issuance. The common stock and warrants comprising the units will begin separate trading on the 52nd day following the date of this prospectus unless Citigroup Global Markets Inc. informs us of its decision to allow earlier separate trading, subject to our filing a Current Report on Form 8-K with the Securities and Exchange Commission, or the SEC, containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering and issuing a press release announcing when such separate trading will begin. Once the securities comprising the units begin separate trading, we expect that the common stock and warrants will be listed on Nasdaq under the symbols "              " and "             ," respectively.

         Investing in our securities involves a high degree of risk. See "Risk Factors" beginning on page 25 for a discussion of information that should be considered in connection with an investment in our securities.

         Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Unit	Total
Public offering price	$10.00	$100,000,000
Underwriting discounts and commissions(1)	$0.55	$5,500,000
Proceeds, before expenses, to us	$9.45	$94,500,000

(1)
Includes $0.35 per unit, or approximately $3,500,000 in the aggregate payable to the underwriters for deferred underwriting commissions to be placed in a trust account located in the United States as described herein. The deferred commissions will be released to the underwriters only on completion of an initial business combination, as described in this prospectus. See also "Underwriting" beginning on page 23.

         The underwriters are offering the units on a firm commitment basis. The underwriters expect to deliver the units to purchasers on or about                        , 2011.

Citigroup

                        , 2011

        We have not authorized anyone to provide any information other than that contained in this prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give to you. We are not, and the underwriters are not, making an offer to sell securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus.

HBC ACQUISITION CORP.

i

SUMMARY

        This summary only highlights the more detailed information appearing elsewhere in this prospectus. As this is a summary, it does not contain all of the information that you should consider in making an investment decision. You should read this entire prospectus carefully, including the information under "Risk Factors" and our financial statements and the related notes included elsewhere in this prospectus, before investing.

        Unless otherwise stated in this prospectus, references to:

  •
  "we," "us," "company" or "our company" refer to HBC Acquisition Corp.;

  •
  "public shares" refer to shares of our common stock sold as part of the units in this offering (whether they are purchased in this offering or thereafter in the open market);

  •
  "public stockholders" refer to the holders of our public shares, including our initial stockholders and management team to the extent our initial stockholders and/or members of our management team purchase public shares, provided that each initial stockholder's and member of management's status as a "public stockholder" shall only exist with respect to such public shares;

  •
  "management" or our "management team" refer to our officers and directors;

  •
  our "sponsor" refer to HBC Investors LP, a Texas limited partnership;

  •
  our "founder shares" refer to shares of our common stock initially purchased by our sponsor in a private placement prior to this offering; and

  •
  our "initial stockholders" refer to holders of our founder shares prior to this offering.

        Unless we tell you otherwise, the information in this prospectus assumes that the underwriters will not exercise their over-allotment option.

General

        We are a newly organized blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses, which we refer to throughout this prospectus as our initial business combination. We have not identified any acquisition target and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with respect to identifying any acquisition target.

        We will seek to capitalize on the substantial deal sourcing, investing and operating expertise of our management team to indentify, acquire and operate businesses with high growth potential in the United States or internationally. Our amended and restated certificate of incorporation prohibits us from effectuating a business combination with another blank check company or similar company with nominal operations.

Our Team

        Our chairman, James M. Hoak, our co-chief executive officers, Peter S. Brodsky and Joseph Colonnetta, our president, J. Hale Hoak, and other members of our management team have extensive operating and deal-making experience. Prior to this offering, none of our officers or directors has ever been associated with a blank check company. In addition, although Messrs. Brodsky and Colonnetta have worked together in the past and James H. Hoak and J. Hale Hoak have worked together in the past, our management has not worked together collectively in the past. The descriptions of the experience of our management team presented below and elsewhere in this prospectus should not be construed as an assurance that all past activities by such individuals have been successful or profitable.

Investors should further note that the past results described herein are not indicative of our future results.

        James M. Hoak has over 40 years of experience as an entrepreneur, operator, investor and chief executive officer across many industries. Mr. Hoak serves as the chairman of Hoak & Co., a holding company for Mr. Hoak and his family with investments in both private and publicly-traded companies as well as outside managed funds. In 2003, Mr. Hoak founded and currently serves as chairman of Hoak Media Corporation, an owner and operator of 26 broadcast television stations in nine markets.

        In 1971, Mr. Hoak co-founded and served as Chief Executive Officer of Heritage Communications, Inc., or Heritage. Heritage, which became a public NYSE-listed company, was one of the 10 largest cable television system operators in the United States with over 1 million subscribers in 400 communities in 22 states. In 1987, Heritage was sold to Tele-Communications, Inc., or TCI, for $1.6 billion (including assumption of debt). Concurrent with the sale of Heritage to TCI, Mr. Hoak formed Heritage Media Corporation, or Heritage Media, and led the $225 million buyout of Heritage's broadcast assets from TCI in partnership with Goldman, Sachs & Co. and others. Mr. Hoak served as Chairman of Heritage Media, which became the largest in-store media and marketing services company in the country, until its sale in 1997 to NewsCorp for $1.4 billion (including the assumption of debt). In 1988, Mr. Hoak led the buyout of Da-Lite Screen Company, a leading manufacturer of audio-visual screens and conference room equipment. In 2004, Mr. Hoak led a dividend recapitalization of the company through a $160 million public bond offering and served as a director and its largest shareholder until its sale in April 2011 for over $200 million. In 1991, Mr. Hoak formed Crown Media, Inc., or Crown, with Hallmark Cards to buy and operate cable television systems. He served as Chairman and Chief Executive Officer of Crown until its sale in 1995 for $900 million (including the assumption of debt). At the time, Crown was one of the 20 largest cable television system operators in the United States. From 1991 to 2009, Mr. Hoak was a Principal and Chairman of Hoak Capital Corporation, which made private equity investments in communications and business services companies, including managing Hoak Communications Partners, L.P., a $175 million private equity fund. Mr. Hoak formed Hoak Securities, Inc. in 1995, which merged into HBW Holdings, Inc., a firm that provided investment and investment banking services to middle market companies in many industries.

        Peter S. Brodsky's background includes 15 years in the private equity industry and substantial experience in identifying and acquiring a wide variety of businesses. From 1995 to December 2010, Mr. Brodsky was employed by Hicks, Muse, Tate & Furst (renamed HM Capital Partners in 2006), a nationally prominent private equity firm in the United States that specialized in leveraged acquisitions, and served as a partner beginning in 2001. While at Hicks Muse/HM Capital, Mr. Brodsky was active in sourcing, executing, overseeing and/or exiting numerous transactions, valued in excess of $2.5 billion. Beginning in 2004, Mr. Brodsky was responsible for Hicks Muse/HM Capital's investments in the media and communications industries and served on the firm's Investment Committee, which was responsible for all investment decisions of the firm. Since December 2010, Mr. Brodsky has spent his business time and attention on personal investments, board service for various corporations and charitable endeavors.

        Joseph Colonnetta has 20 years of experience in the private equity industry as both an operator and investor, including substantial experience in identifying and acquiring a wide variety of businesses. From 1998 to August 2011, Mr. Colonnetta was employed by Hicks, Muse, Tate & Furst (renamed HM Capital Partners in 2006), a nationally prominent private equity firm in the United States that specialized in leveraged acquisitions, and served as a partner beginning in 2003. While at Hicks Muse/HM Capital, Mr. Colonnetta was active in sourcing, executing, overseeing and/or exiting numerous transactions, valued in excess of $2.5 billion. Beginning in 2004, Mr. Colonnetta was primarily responsible for Hicks Muse/HM Capital's investments in the energy industry and secondarily in the firm's consumer industries. He served on the firm's Investment Committee, which was responsible for all investment decisions of the firm.

        J. Hale Hoak has served since 2004 as the President of Hoak & Co., where he is responsible for the daily operations of the firm including all asset allocation and investment decisions. Mr. Hoak has been an active investor in both private and publicly-traded companies for over 15 years. From 2000 to 2004, Mr. Hoak was a partner of, and helped launch, Inwood Capital Partners, L.P., a long/short equity hedge fund. From 1996 to 2000, Mr. Hoak was Vice President of Hoak Capital Corporation, where he was active in sourcing, evaluating and managing private equity investments.

Initial Business Combination

        Our initial business combination must occur with one or more target businesses that together have a fair market value of at least 80% of the assets then held in the trust account (excluding the deferred underwriting commissions and taxes payable on the income earned on the trust account) at the time of the agreement to enter into the initial business combination and prior to any redemptions in connection with a vote to approve our initial business combination or the opportunity for our stockholders to sell their shares to us by means of a tender offer. The fair market value of the target or targets will be determined by our board of directors based upon one or more standards generally accepted by the financial community, such as discounted cash flow valuation or value of comparable businesses. The standard or standards used will depend on the type of target and will be based on what our board determines is appropriate in accordance with its business judgment. If our board is not able independently to determine the fair market value of the target business or businesses, we will obtain an opinion from an independent investment banking firm that is a member of the Financial Industry Regulatory Authority, or FINRA, with respect to the satisfaction of such criteria.

        We anticipate structuring a business combination to acquire 100% of the equity interests or assets of the target business or businesses. We may, however, structure a business combination to acquire less than 100% of such interests or assets of the target business, but we will only complete such business combination if we acquire 50% or more of the outstanding voting securities of the target or are otherwise not required to register as an investment company under the Investment Company Act of 1940, as amended, or the Investment Company Act. We would acquire less than 50% of the outstanding voting securities of a target only in situations where we would maintain "control" (as determined under the Investment Company Act) of the target company and our control over the target company is greater than that of any other person. Even if we own 50% or more of the voting securities of the target, our stockholders prior to the business combination may collectively own a minority interest in the post business combination company, depending on valuations ascribed to the target and us in the business combination transaction. If we acquire less than 100% of the equity interests or assets of a target business or businesses, the portion of such business or businesses that we acquire is what will be valued for purposes of the 80% of net assets test.

        Our management team will focus on increasing stockholder value in our initial business combination. Consistent with this strategy, we have identified the following general guidelines that we believe are important in evaluating prospective target businesses. We do not intend to focus on identifying business combination candidates in any particular industry. We will use these guidelines in evaluating acquisition opportunities, but we may decide to enter into a business combination with a target business that does not meet these guidelines.

  •
  Competitive Targets.  We will seek to acquire one or more businesses that demonstrate advantages over their competitors by analyzing the strengths and weaknesses of target businesses relative to those competitors, which may help to protect their market position and profitability. The factors we will consider include growth prospects, competitive dynamics, opportunities for consolidation, need for capital investment and barriers to entry.

  •
  High-Growth Segments.  We will seek out opportunities in faster-growing segments of the market. Our management has extensive experience helping businesses in high-growth industries maximize their potential.

  •
  Undervalued Companies.  We will focus on assets that currently are undervalued or inefficiently managed, where our management is well-positioned to unlock their value. Our management team has extensive experience identifying such companies and helping to improve their operations and increase their value.

  •
  Business with Revenue and Earnings Growth Potential.  We will seek to acquire one or more businesses that have multiple, diverse potential drivers of revenue and earnings growth.

  •
  Companies with Potential for Strong Free Cash Flow Generation.  We will seek to acquire one or more businesses that have the potential to generate strong and stable free cash flow.

        These general guidelines are not intended to be exhaustive. Any evaluation relating to the merits of a particular initial business combination may be based, to the extent relevant, on these general guidelines as well as other considerations, factors and criteria that our management may deem relevant.

        In evaluating a prospective target business, we expect to conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management and employees, document reviews, interviews of customers and suppliers, inspections of facilities, as well as review of financial and other information which will be made available to us.

        Our executive officers and directors are not required to, and will not, commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and the search for a business combination on the one hand and their other businesses on the other hand.

Sourcing of Potential Acquisition Targets

        Over the course of their careers, our chairman and the members of our management team have developed a broad network of contacts and corporate relationships around the world. This network has been developed and strengthened through our management team sourcing, acquiring and financing businesses, the reputation of our management team for integrity and fair dealing with sellers, financing sources and target management teams and the experience of our management team in executing transactions under varying economic and financial market conditions.

        In addition, our chairman and members of our management team have developed contacts from serving on the boards of directors of various prominent companies. Our chairman, James M. Hoak, currently serves as a director of Hoak Media Corporation, a broadcasting company focused on the acquisition, development and operations of television stations in small and medium-sized U.S. markets; Mustang Gas Compression, LLC, a provider of natural gas compression equipment and services; and Austin Industries, Inc., a construction firm. Mr. Hoak previously served as a director for numerous other private and publicly-traded companies, including Chaparral Steel Company (Non-executive Chairman), Pier 1 Imports, Inc., PanAmSat Corporation, MidAmerican Energy Company and Airgas, Inc. Mr. Hoak is currently a Life Trustee for The Hockaday School, as well as a member of the Executive Board of Southern Methodist University's Cox School of Business. Peter S. Brodsky, our co-chief executive officer, currently serves on the boards of directors of LIN Media Corporation (NYSE: TVL), a local multimedia company that owns, operates or services 32 network-affiliated broadcast television stations in 17 U.S. markets, an interactive television station and niche web sites, mobile platforms, performance-based local and national advertising solutions, and other digital services; Unitek Global Services (NASDAQ: UNTK), a provider of engineering, construction management and installation fulfillment services to companies specializing in the telecommunications, broadband cable, wireless, two-way radio, transportation, public safety and satellite industries; and MaineToday Media, Maine's largest media company. Mr. Brodsky also serves on the boards of Greenhill School, AT&T

Performing Arts Center, Vogel Alcove and KIPP: DFW, where he is chairman. Joseph Colonnetta, our co-chief executive officer, currently serves on the board of directors of Black Brush Oil & Gas, L.P., an upstream exploration and development company operating in the South Texas Eagle Ford Shale, TexStar Midstream Services, L.P., a midstream pipeline and services company operating throughout South Texas, and Unitek Global Services (NASDAQ: UNTK), a provider of engineering, construction management and installation fulfillment services to companies specializing in the telecommunications, broadband cable, wireless, two-way radio, transportation, public safety and satellite industries. He also serves on the board of the Baylor Healthcare Foundation and was twice appointed by Texas Governor Rick Perry, where he serves on the Texas College Tuition Investment Board. Mr. Colonnetta also serves as a trustee of the Teacher Retirement System of Texas, a $100 billion investment fund benefiting the school teachers in the State of Texas. Our president, J. Hale Hoak, currently serves on the board of Mustang Gas Compression, LLC, a provider of natural gas compression equipment and services; and formerly served on the boards of Ambassadors International, Inc. and Broadcast Electronics, Inc. Mr. Hoak also serves on the board of Baylor Healthcare Foundation.

        This network has provided our management team with a flow of referrals that has resulted in numerous transactions which were proprietary or where a limited group of investors were invited to participate in the sale process. We believe that the network of contacts and relationships of our management team will provide us with an important source of investment opportunities. In addition, we anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including investment market participants, private equity funds and large business enterprises seeking to divest non-core assets or divisions.

        We are not prohibited from pursuing an initial business combination with an acquisition target that is affiliated with our sponsor, officers or directors or making the acquisition through a joint venture or other form of shared ownership with our sponsor, officers or directors. In the event we seek to complete an initial business combination with an acquisition target that is affiliated with our sponsor, officers or directors, we, or a committee of independent directors, would obtain an opinion from an independent investment banking firm that is a member of FINRA that such an initial business combination is fair to our company from a financial point of view. We are not required to obtain such an opinion in any other context.

        In order to minimize potential conflicts of interest that may arise from multiple corporate affiliations, each of our officers and directors, other than our independent directors, has agreed, pursuant to a written agreement with us, that until the earliest of our initial business combination, our redemption of 100% of our public shares if we do not complete our initial business combination within 21 months from the closing of this offering, or such time as he or she ceases to be an officer or director, to present to us for our consideration, prior to presentation to any other entity, any business combination opportunity with a target business having an enterprise value of $80,000,000 or more, subject to any pre-existing fiduciary or contractual obligations he or she might have currently or in the future in respect of the companies to which he or she currently has fiduciary duties or contractual obligations. As more fully discussed in "Management—Conflicts of Interest," if any of our officers or directors becomes aware of a business combination opportunity that falls within the line of business of any entity to which he or she has pre-existing fiduciary or contractual obligations other than Hoak & Co., he or she may be required to present such business combination opportunity to such entity prior to presenting such business combination opportunity to us. All of our officers and directors currently have certain relevant fiduciary duties or contractual obligations that may take priority over their duties to us. In addition, our officers and directors have agreed not to participate in the formation of, or become an officer or director of, any blank check company until we have entered into a definitive agreement regarding our initial business combination or we have failed to complete our initial business combination within the prescribed time frame.

Executive Offices

        Our executive offices are located at 3963 Maple Avenue, Suite 450, Dallas, Texas 75219, and our telephone number is (214) 451-4640.

The Offering

        In making your decision on whether to invest in our securities, you should take into account not only the backgrounds of the members of our management team, but also the special risks we face as a blank check company and the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933, as amended, or the Securities Act. You will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section below entitled "Risk Factors" beginning on page 23 of this prospectus.

Securities offered	10,000,000 units, at $10.00 per unit, each unit consisting of:
• one share of common stock; and
• one warrant.
Nasdaq symbols	Units: " "
Common Stock: " "
Warrants: " "
Trading commencement and separation of common stock and warrants
The units will begin trading on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin separate trading on the 52nd day following the date of this prospectus unless Citigroup Global Markets Inc. informs us of its decision to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin.
Separate trading of the common stock and warrants is prohibited until we have filed a Current Report on Form 8-K
In no event will the common stock and warrants be traded separately until we have filed a Current Report on Form 8-K with the SEC containing an audited balance sheet reflecting our receipt of the gross proceeds at the closing of this offering. We will file the Current Report on Form 8-K promptly after the closing of this offering, which is anticipated to take place three business days from the date of this prospectus. If the underwriters' over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the underwriters' over-allotment option.
Units:
Number outstanding before this offering	0

Number outstanding after this offering	10,000,000
Common stock:
Number outstanding before this offering	2,524,390(1)(2)
Number outstanding after this offering	12,195,122(2)(3)

(1)
This number includes an aggregate of 329,268 founder shares held by our initial stockholders that are subject to forfeiture to the extent that the over-allotment option is not exercised by the underwriters.

(2)
This number includes a portion of the founder shares, which we refer to as the founder earnout shares, in an amount equal to 4.0% of our issued and outstanding shares after this offering and the expiration of the underwriters' over-allotment option that are subject to forfeiture by our initial stockholders on the fourth anniversary of the closing of our initial business combination unless following our initial business combination (i) the last sales price of our stock equals or exceeds $13.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30 trading-day period or (ii) we complete a liquidation, merger, stock exchange or other similar transaction that results in all of our stockholders having the right to exchange their shares of common stock for consideration in cash, securities or other property which equals or exceeds $13.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like).

(3)
Assumes no exercise of the underwriters' over-allotment option and the resulting forfeiture of 329,268 founder shares.

Warrants:
Number of sponsor warrants to be sold in a private placement simultaneously with this offering	4,666,667
Number of warrants to be outstanding after this offering and the private placement	14,666,667(1)

(1)
Assumes no exercise of the underwriters' over-allotment option.

Exercisability	Each warrant offered in this offering is exercisable to purchase one share of our common stock.
Exercise price	$11.50 per share, subject to adjustments as described herein.
Exercise period	The warrants will become exercisable on the later of:
• 30 days after the completion of our initial business combination, or
• 12 months from the closing of this offering;

provided in each case that we have an effective registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to them is available (or we are required to permit holders to exercise their warrants on a cashless basis under the circumstances specified in the warrant agreement).

We are not registering the shares of common stock issuable upon exercise of the warrants at this time. However, we have agreed to use our best efforts to file and have an effective registration statement covering the shares of common stock issuable upon exercise of the warrants and to maintain a current prospectus relating to those shares of common stock until the warrants expire or are redeemed.

The warrants will expire at 5:00 p.m., New York time, five years after the completion of our initial business combination or earlier upon redemption or liquidation. On the exercise of any warrant, the warrant exercise price will be paid directly to us and not placed in the trust account.
Redemption of warrants	Once the warrants become exercisable, we may redeem the outstanding warrants (except as described below with respect to the sponsor warrants):
• in whole and not in part;
• at a price of $0.01 per warrant;
• upon a minimum of 30 days' prior written notice of redemption, which we refer to as the 30-day redemption period; and

•       if, and only if, the last sale price of our common stock equals or exceeds $18.00 per share for any 20 trading days within a 30 trading-day period ending on the third trading day prior to the date on which we send the notice of redemption to the warrant holders.

We will not redeem the warrants unless an effective registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the warrants is effective and a current prospectus relating to those shares of common stock is available throughout the 30-day redemption period, except if the warrants may be exercised on a cashless basis and such cashless exercise is exempt from registration under the Securities Act. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

If we call the warrants for redemption as described above, our management will have the option to require all holders that wish to exercise warrants to do so on a cashless basis. In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the "fair market value" (defined below) by (y) the fair market value. The "fair market value" shall mean the average reported last sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which we send the notice of redemption to the warrant holders.
None of the sponsor warrants will be redeemable by us so long as they are held by our sponsor or its permitted transferees.
Founder shares
In August 2011, our sponsor purchased an aggregate of 2,524,390 founder shares for an aggregate purchase price of $25,000, or approximately $0.01 per share. The founder shares held by our initial stockholders include an aggregate of 329,268 shares subject to forfeiture to the extent that the underwriters' over-allotment option is not exercised in full, so that our initial stockholders will collectively own 18.0% of our issued and outstanding shares after this offering (assuming they do not purchase any units in this offering and they are not required to forfeit their founder earnout shares, as described in this prospectus). The founder earnout shares (equal to 4.0% of our issued and outstanding shares after this offering and the expiration of the underwriters' over-allotment option) will be subject to forfeiture by our initial stockholders on the fourth anniversary of the closing of our initial business combination unless following our initial business combination (i) the last sales price of our stock equals or exceeds $13.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30 trading-day period or (ii) we complete a liquidation, merger, stock exchange or other similar transaction that results in all of our stockholders having the right to exchange their shares of common stock for consideration in cash, securities or other property which equals or exceeds $13.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like).
The founder shares are identical to the shares of common stock included in the units being sold in this offering, except that:
• the founder shares are subject to certain transfer restrictions, as described in more detail below, and

•       our initial stockholders have agreed, pursuant to a written agreement with us, (i) to waive their redemption rights with respect to their founder shares and public shares in connection with the completion of a business combination and (ii) to waive their redemption rights with respect to their founder shares if we fail to complete a business combination within the prescribed time frame (although they will be entitled to redemption rights with respect to any public shares they hold if we fail to complete a business combination within the prescribed time frame).

If we submit our initial business combination to our public stockholders for a vote, our initial stockholders have agreed to vote their founder shares in accordance with the majority of the votes cast by the public stockholders and to vote any public shares purchased during or after this offering in favor of our initial business combination.
Sponsor warrants
Our sponsor has committed, pursuant to a written agreement, to purchase an aggregate of 4,666,667 sponsor warrants, each exercisable to purchase one share of our common stock at $11.50 per share, at a price of $0.75 per warrant ($3,500,000 in the aggregate) in a private placement that will occur simultaneously with the closing of this offering. The purchase price of the sponsor warrants will be added to the proceeds from this offering to be held in the trust account. If we do not complete a business combination within the prescribed time frame, the proceeds of the sale of the sponsor warrants will be used to fund the redemption of our public shares, and the sponsor warrants will expire worthless. The sponsor warrants will be non-redeemable so long as they are held by our sponsor or its permitted transferees (except as described below under "Principal Stockholders—Transfers of Founder Shares and Sponsor Warrants"). If the sponsor warrants are held by holders other than our sponsor or its permitted transferees, the sponsor warrants will be redeemable by us and exercisable by the holders on the same basis as the warrants included in the units being sold in this offering.
Escrow of founder earnout shares
On the date of this prospectus, the founder earnout shares (equal to 4.0% of our issued and outstanding shares after this offering and the expiration of the underwriters' over-allotment option) will be placed into a segregated escrow account maintained by Continental Stock Transfer & Trust Company acting as escrow agent and will not be released from escrow unless they no longer are subject to forfeiture, as described herein. While in escrow, such securities will not be transferable other than to permitted transferees as described below under "Principal Stockholders—Transfers of Founder Shares and Sponsor Warrants".

Transfer restrictions on founder shares and sponsor warrants	Our initial stockholders have agreed, pursuant to a written agreement with us, not to transfer, assign or sell any of their founder shares until the earlier of (x) one year after the completion of our initial business combination or earlier if, subsequent to our business combination, the last sales price of our common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30 trading-day period commencing at least 150 days after our initial business combination and (y) the date on which we complete a liquidation, merger, stock exchange or other similar transaction after our initial business combination that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property (except as described below under "Principal Stockholders—Transfers of Founder Shares and Sponsor Warrants").

The sponsor warrants (including the common stock issuable upon exercise of the sponsor warrants) will not be transferable, assignable or salable until 30 days after the completion of our initial business combination and they will be non-redeemable so long as they are held by the sponsor or its permitted transferees (except as described below under "Principal Stockholders—Transfers of Founder Shares and Sponsor Warrants"). If the sponsor warrants are held by holders other than the sponsor or its permitted transferees, the sponsor warrants will be redeemable by us and exercisable by the holders on the same basis as the warrants included in the units being sold in this offering.
Proceeds to be held in trust account
$100,000,000, or approximately $10.00 per unit of the proceeds of this offering and the proceeds of the private placement of the sponsor warrants ($114,700,000, or approximately $9.97 per unit, if the underwriters' over-allotment option is exercised in full) will be placed in a segregated trust account located in the United States at JPMorgan Chase, N.A. with Continental Stock Transfer & Trust Company acting as trustee. These proceeds include approximately $3,500,000 (or approximately $4,025,000 if the underwriters' over-allotment option is exercised in full) in deferred underwriting commissions to be paid upon completion of our initial business combination regardless of whether and to what extent the Company redeems or repurchases shares prior to or in connection with such initial business combination.

If we increase the size of the offering, the per-share amount payable to our public stockholders if we fail to complete our initial business combination within the prescribed time frame (or if the public stockholders exercise their redemption rights in connection with the completion of our initial business combination) will be reduced because the portion of the trust account attributable to the sales proceeds of the sponsor warrants will be allocated pro rata among a greater number of public shares. Assuming a 15% increase in the size of this offering, the per-share redemption or liquidation amount could decrease by as much as approximately $0.03.

We may increase the initial amount held in the trust account from approximately $10.00 per unit prior to the effectiveness of the registration statement of which this prospectus forms a part. In such case, the increase would be funded by an increase in the amount of the deferral of the underwriting commissions payable in connection with this offering, an increase in the number of sponsor warrants to be purchased by our sponsor at a price of $0.75 per warrant and/or a reduction from $750,000 of the amount initially available to us for working capital that is not held in the trust account. Public stockholders would own a smaller percentage of our outstanding common stock on a fully diluted basis to the extent that our sponsor purchases additional warrants. We do not intend to reduce the initial amount to be held in the trust account.

Our amended and restated certificate of incorporation provides that, except for a portion of the interest income that may be released to us to pay any income or franchise taxes and to fund our working capital requirements, and any amounts necessary to purchase up to 50% of our public shares if we seek stockholder approval of our business combination, as discussed below, none of the funds held in the trust account will be released from the trust account until the earlier of (i) the completion of our initial business combination or (ii) the redemption of 100% of our public shares if we do not complete a business combination within the prescribed time frame. The proceeds deposited in the trust account could become subject to the claims of our creditors, if any, which could have priority over the claims of our public stockholders.
Payment of expenses and funding sources
Unless and until we complete our initial business combination, no proceeds held in the trust account, other than up to $1,000,000, subject to adjustment as described below, of the interest earned on the trust account (net of franchise and income taxes payable), and any amounts necessary to purchase up to 50% of our public shares if we seek stockholder approval of our business combination, will be available for our use, and we may pay our expenses only from:
• such interest; and
• the net proceeds of this offering not held in the trust account, which will be $750,000 in working capital after the payment of approximately $750,000 in expenses relating to this offering.

If the underwriters exercise their over-allotment option or the size of this offering is increased, the maximum amount of interest income we may withdraw from the trust account will proportionately increase. In addition, if the size of this offering is decreased, the maximum amount of interest income we may withdraw from the trust account will proportionately decrease.
Conditions to completing our initial business combination
There is no limitation on our ability to raise funds privately or through loans in connection with our initial business combination. Our initial business combination must occur with one or more target businesses that together have a fair market value of at least 80% of our assets then held in the trust account (excluding the deferred underwriting commissions and taxes payable on the income earned on the trust account) at the time of the agreement to enter into the initial business combination and prior to any redemptions in connection with a vote to approve our initial business combination or the opportunity for our stockholders to sell their shares to us by means of a tender offer. The fair market value of the target or targets will be determined by our board of directors based upon one or more standards generally accepted by the financial community, such as discounted cash flow valuation or value of comparable businesses. The standard or standards used will depend on the type of target and will be based on what our board determines is appropriate in accordance with its business judgment. If our board is not able independently to determine the fair market value of the target business or businesses, we will obtain an opinion from an independent investment banking firm that is a member of FINRA with respect to the satisfaction of such criteria. We will complete our initial business combination only if we acquire 50% or more of the outstanding voting securities of the target or are otherwise not required to register as an investment company under the Investment Company Act. Even if we own 50% or more of the voting securities of the target, our stockholders prior to the business combination may collectively own a minority interest in the post business combination company, depending on valuations ascribed to the target and us in the business combination transaction. If we acquire less than 100% of the equity interests or assets of a target business or businesses, the portion of such business or businesses that we acquire is what will be valued for purposes of the 80% of net assets test.
Permitted purchases of public shares by us prior to the completion of our initial business combination using amounts held in the trust account
Unlike some other blank check companies, if we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, prior to the completion of a business combination, our amended and restated certificate of incorporation will permit the release to us from the trust account amounts necessary to purchase up to 50% of the shares sold in this offering (5,000,000 shares, or 5,750,000 shares if the underwriters' over-allotment option is exercised in full) at any time commencing after the filing of a preliminary proxy statement for our initial business combination and ending on the date of the stockholder meeting to approve the initial business combination. Purchases will be made only in open market transactions at times when we are not in possession of any material non-public information and may not be made during a restricted period under Regulation M under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Rule 10b-18 under the Exchange Act provides a voluntary safe harbor for purchases made under certain conditions, including with respect to the manner of sale (sales are required to be effected through one broker on a single day, subject to certain exceptions), timing (purchases are subject to certain restrictions at the beginning and end of the trading session), pricing (the purchase price may not exceed the highest independent bid or the last independent transaction price, whichever is higher) and volume of purchases (the total volume of Rule 10b-18 purchases effected by us or any affiliated purchasers effected on any single day generally must not exceed 25% of the average daily trading volume of the shares). Due to the relatively sporadic public trading and low trading volumes of securities of similarly structured blank check companies and the possibility that a significant number of our investors may not elect to trade their units separately, it is unlikely that we would be able to make such purchases under Rule 10b-18 and still accomplish the intended goals of such purchases. Therefore, we do not expect to be able to comply with Rule 10b-18 and may make such purchases outside of the requirements of Rule 10b-18 to the extent we deem such purchases to be in the best interests of the Company. However, if such purchases are made, we intend to make all efforts to comply with such provisions. In addition, if any purchases are made, the Company does not expect such purchases to be in amounts nearing the 50% of shares that are permitted to be repurchased. To the extent that we make purchases outside of the safe harbor provided by Rule 10b-18, such purchases may be made at prices in excess of the highest independent bid or last independent transaction price; any purchases we make will be at prices (inclusive of commissions) not to exceed the per-share amount then held in the trust account (approximately $10.00 per share or approximately $9.97 per share if the underwriters' over-allotment option is exercised in full). Any difference between the prices we pay and the per-share amount then held in the trust account will remain in the trust account and will be available for distribution to our remaining public stockholders upon any subsequent redemption of our public shares. We can purchase any or all of the 5,000,000 shares (5,750,000 shares if the underwriters' over-allotment option is exercised in full) that we are entitled to purchase. It will be entirely in our discretion as to how many shares are purchased. Purchasing decisions will be made based on various factors, including the then current market price of our common stock and the terms of the proposed business combination. However, we would not make any such purchases in an amount that would cause our net tangible assets to be less than $5,000,001. All shares purchased by us will be immediately cancelled. Such open market purchases, if any, would be conducted by us to minimize any disparity between the then current market price of our common stock and the per-share amount held in the trust account. A market price below the per-share trust amount could provide an incentive for purchasers to buy our shares after the filing of our preliminary proxy statement at a discount to the per share amount held in the trust account for the sole purpose of voting against our initial business combination and exercising redemption rights for the full per-share amount held in the trust account. Such trading activity could enable such investors to block a business combination by making it difficult for us to obtain the approval of such business combination by the vote of a majority of our outstanding shares of common stock that are voted.

Any applicable restricted period under Regulation M would continue until the later of (i) execution of the definitive business combination agreement or (ii) the end of the valuation period. If our business combination requires us to issue securities to the shareholders of the target who will be solicited to approve the business combination, the restricted period would be deemed to commence on the day of mailing the proxy solicitation materials and continue through the end of the period in which the target shareholders can vote on the business combination, provided that if the valuation period occurs outside of the proxy solicitation period, an additional restricted period would commence one (or five) business days prior to the commencement of the valuation period and continue until the valuation period ends. In addition, if we engage in an offering of securities at the time of the business combination, there may also be a restricted period under Regulation M depending on the nature of the offering. However, in the event that we consummated a business combination without issuing securities, there would not be a restricted period under Regulation M with respect to transactions in our common stock.
Other permitted purchases of public shares by us or our affiliates
In addition to the permitted purchases of public shares by us prior to the completion of the initial business combination using amounts held in the trust account, as described above, if we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, we may enter into privately negotiated transactions to purchase public shares from stockholders following completion of the initial business combination with proceeds released to us from the trust account immediately following completion of the initial business combination. Our sponsor, directors, officers, advisors or their affiliates may also purchase shares in privately negotiated transactions if we seek stockholder approval of our initial business combination, either prior to or following the completion of our initial business combination. However, neither we, nor our sponsor, directors or officers have any current commitments, plans or intentions to engage in such transactions or formulated any terms or conditions for any such transactions. Except for the limitations on use of trust proceeds released to us prior to completing our initial business combination, there is no limit on the amount of shares that could be acquired by us or our affiliates, or the price we or they may pay, if we hold a stockholder vote. If either we or they engage in such transactions, neither we nor they will make any such purchases when we or they are in possession of any material nonpublic information not disclosed to the seller or during a restricted period under Regulation M under the Exchange Act. Although neither we nor they currently anticipate paying any premium purchase price, either to the market price or the per-share amount then held in the trust account, for such public shares, in the event we or they do, the payment of a premium may not be in the best interest of those stockholders not receiving any such additional consideration. In addition, the payment of a premium by us after the completion of our initial business combination may not be in the best interest of the remaining stockholders who do not redeem their shares, because such stockholders will experience a reduction in book value per share compared to the value received by stockholders that have their shares purchased by us at a premium. Nevertheless, because any payment of a premium by us will be made only from proceeds released to us from the trust account following completion of a business combination, no such payments will reduce the per share amounts available in the trust account for redemption in connection with the business combination. We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if we determine at the time of any such purchases that the purchases are subject to such rules, we will comply with such rules.
Redemption rights for public stockholders upon completion of our initial business combination
We will provide our stockholders with the opportunity to redeem their shares of common stock upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest but net of franchise and income taxes payable, divided by the number of then outstanding public shares, subject to the limitations described herein, including the limitation that we may not redeem public shares in an amount that would cause our net tangible assets to be less than $5,000,001 (so that we are not subject to the SEC's "penny stock" rules) or any greater net tangible asset or cash requirement which may be contained in the agreement relating to our initial business combination. If too many public stockholders exercise their redemption rights so that we cannot satisfy the net tangible asset requirement or any net worth or cash requirements (such amount of shares being the maximum number of shares that can be redeemed that would still permit us to complete the proposed initial business combination), we would not proceed with the redemption of our public shares and the related business combination, and instead may search for an alternate business combination. The amount in the trust account is initially anticipated to be approximately $10.00 per public share (or approximately $9.97 per public share if the underwriters' over-allotment option is exercised in full), which is approximately equal to the per-unit offering price of $10.00 (approximately $9.97 if the underwriters' over-allotment option is exercised in full). There will be no redemption rights upon the completion of our initial business combination with respect to our warrants. Our initial stockholders have agreed to waive their redemption rights with respect to their founder shares and any public shares they may hold in connection with the completion of a business combination.
Manner of conducting redemptions or stockholder approval	After signing a definitive agreement for a business combination, we will either (i) seek stockholder approval of the business combination at a meeting called for such purpose in connection with which stockholders may seek to redeem their shares, regardless of whether they vote for or against the business combination, for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, including interest but less franchise and income taxes payable, or (ii) provide stockholders with the opportunity to sell their shares to us by means of a tender offer (and thereby avoid the need for a stockholder vote) for an amount in cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, including interest but less franchise and income taxes payable. The decision as to whether we will seek stockholder approval of a proposed business combination or will allow stockholders to sell their shares to us in a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require us to seek stockholder approval. We intend to conduct redemptions without a stockholder vote pursuant to the tender offer rules of the SEC. Therefore we do not intend to seek stockholder approval before we effect our initial business combination as not all business combinations require stockholder approval under applicable state law.

However, we will seek stockholder approval, if it is required by law or an exchange listing requirement, or we may decide to seek stockholder approval for business or other legal reasons. For instance, asset acquisitions and stock purchases would not typically require stockholder approval while direct mergers with our company where we do not survive and transactions where we issue more than 20% of our outstanding common stock or seek to amend our amended and restated certificate of incorporation would. Unlike some other blank check companies that hold stockholder votes and conduct proxy solicitations in conjunction with their business combinations and related redemptions of public shares for cash upon completion of such initial business combinations even when a vote is not required by law, if a stockholder vote is not required by law and we do not decide to hold a stockholder vote for business or other legal reasons, we will, pursuant to our amended and restated certificate of incorporation:
• conduct the redemptions pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, which regulate issuer tender offers, and

•       file tender offer documents with the SEC prior to completing our initial business combination which contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act, which regulates the solicitation of proxies.

In the event we conduct redemptions pursuant to the tender offer rules, our offer to redeem will remain open for at least 20 business days, in accordance with Rule 14e-1(a) under the Exchange Act, and we will not be permitted to complete our initial business combination until the expiration of the tender offer period. In addition, the tender offer will be conditioned on public shareholders not tendering more than a specified number of public shares, which number will be based on the requirement that we may not redeem public shares in an amount that would cause our net tangible assets to be less than $5,000,001 (so that we are not subject to the SEC's "penny stock" rules) or any greater net tangible asset or cash requirement which may be contained in the agreement relating to our initial business combination (such amount of shares being the maximum number of shares that can be redeemed that would still permit us to complete the proposed initial business combination). If public stockholders tender more shares than we have offered to purchase, we will withdraw the tender offer and not complete the initial business combination.

If, however, stockholder approval of the transaction is required by law, or we decide to obtain stockholder approval for business or other legal reasons, we will, pursuant to our amended and restated certificate of incorporation:

•       conduct the redemptions in conjunction with a proxy solicitation pursuant to Regulation 14A of the Exchange Act, which regulates the solicitation of proxies, and not pursuant to the tender offer rules, and

• file proxy materials with the SEC.

If we seek stockholder approval, we will complete our initial business combination only if a majority of the outstanding shares of common stock voted are voted in favor of the business combination. In such case, our initial stockholders have agreed, pursuant to a written agreement with us, to vote their founder shares in accordance with the majority of the votes cast by the public stockholders and to vote any public shares purchased during or after the offering in favor of our initial business combination. Each public stockholder may elect to redeem their public shares irrespective of whether they vote for or against the proposed transaction.

Many blank check companies would not be able to complete a business combination if the holders of the company's public shares voted against a proposed business combination and elected to redeem or convert more than a specified percentage of the shares sold in such company's initial public offering, which percentage threshold has typically been between 19.99% and 39.99%. As a result, many blank check companies have been unable to complete business combinations because the amount of shares voted by their public stockholders electing conversion exceeded the maximum conversion threshold pursuant to which such company could proceed with a business combination. Since we have no specified maximum redemption threshold contained in our amended and restated certificate of incorporation, our structure is different in this respect from the structure that has been used by many blank check companies. However, in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 (so that we are not subject to the SEC's "penny stock" rules). In such case, we would not proceed with the redemption of our public shares and the related initial business combination, and instead may search for an alternate initial business combination.
Limitation on redemption rights of stockholders holding 10% or more of the shares sold in this offering if we hold a stockholder vote
Notwithstanding the foregoing redemption rights, if we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, our amended and restated certificate of incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a "group" (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 10% of the shares sold in this offering. We believe this restriction will discourage stockholders from accumulating large blocks of shares, and subsequent attempts by such holders to use their ability to redeem their shares as a means to force us or our management to purchase their shares at a significant premium to the then-current market price or on other undesirable terms. Absent this provision, a public stockholder holding more than an aggregate of 10% of the shares sold in this offering could threaten to exercise its redemption rights if such holder's shares are not purchased by us or our management at a premium to the then-current market price or on other undesirable terms. By limiting our stockholders' ability to redeem no more than 10% of the shares sold in this offering, we believe we will limit the ability of a small group of stockholders to unreasonably attempt to block our ability to complete a business combination, particularly in connection with a business combination with a target that requires as a closing condition that we have a minimum net worth or a certain amount of cash. However, we would not be restricting our stockholders' ability to vote all of their shares for or against a business combination.
Release of funds in trust account on closing of our initial business combination
On the closing of our initial business combination, all amounts held in the trust account will be released to us. We will use these funds to pay amounts due to any public stockholders who exercise their redemption rights as described above under "Redemption rights for public stockholders upon completion of our initial business combination" and to pay the underwriters their deferred underwriting commissions. Funds released from the trust account to us can be used to pay all or a portion of the purchase price of the business or businesses we acquire in our initial business combination. If our initial business combination is paid for using stock or debt securities, or not all of the funds released from the trust account are used for payment of the purchase price in connection with our business combination, we may apply the cash released to us from the trust account that is not applied to the purchase price for general corporate purposes, including for maintenance or expansion of operations of acquired businesses, the payment of principal or interest due on indebtedness incurred in completing the initial business combination, to fund the purchase of other companies or for working capital.
Redemption of public shares and distribution and liquidation if no initial business combination	Our sponsor, officers and directors have agreed, pursuant to a written agreement with us, that we will have only 21 months from the closing of this offering to complete our initial business combination. If we do not complete a business combination within such timeframe, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest but net of franchise and income taxes payable (less up to $100,000 of such net interest that may be released to us to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders' rights as stockholders (including the right to receive further liquidation distributions, if any), and subject to the requirement that any refund of income taxes that were paid from the trust account which is received after such redemption shall be distributed to the former public stockholders, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors, and not continue in existence to enter into a business combination or for any other purpose. There will be no redemption rights or liquidating distributions with respect to our warrants, which will expire worthless if we do not complete a business combination within the prescribed time frame.

Our initial stockholders have waived their redemption rights with respect to their founder shares if we do not complete an initial business combination within the prescribed time frame. However, if our initial stockholders, or any of our officers, directors or affiliates, acquire public shares in or after this offering, they will be entitled to redemption rights with respect to such public shares if we do not complete a business combination within the required time period.

The underwriters have agreed to waive their rights to their deferred underwriting commission held in the trust account in the event we do not complete a business combination within the prescribed time frame and, in such event, such amounts will be included with the funds held in the trust account that will be available to fund the redemption of our public shares.

Our sponsor, officers, directors and director nominees have agreed, pursuant to a written agreement with us, that they will not propose any amendment to our amended and restated certificate of incorporation that would affect the substance or timing of our obligation to redeem 100% of our public shares if we do not complete a business combination with 21 months from the closing of this offering. If, nevertheless, such an amendment is approved by our stockholders, we will provide our public stockholders with the opportunity to redeem their shares of common stock upon such approval at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest but net of franchise and income taxes payable, divided by the number of then outstanding public shares.
Limited payments to insiders
There will be no finder's fees, reimbursements or cash payments made to our sponsor, officers, directors, or our or their affiliates, for services rendered to us prior to or in connection with the completion of our initial business combination, other than the following payments, none of which will be made from the proceeds of this offering held in the trust account prior to the completion of our initial business combination (except to the extent paid out of up to $1,000,000 subject to adjustment as described herein of interest earned on the trust account that may be released to us to fund working capital requirements):

•       Repayment of loans of up to an aggregate of $200,000 made to us by Hoak & Co., an entity owned and controlled by James M. Hoak, our chairman of the board, to cover offering-related and organizational expenses;

• A payment of an aggregate of $10,000 per month to Hoak & Co. for office space, secretarial and administrative services;
• Reimbursement for any out-of-pocket expenses related to identifying, investigating and completing an initial business combination; and

•       Repayment of loans which may be made by our sponsor or an affiliate of our sponsor or certain of our officers and directors to finance transaction costs in connection with an intended initial business combination, the terms of which have not been determined nor have any written agreements been executed with respect thereto.

Our audit committee will review on a quarterly basis all payments that were made to our sponsor, officers, directors or our or their affiliates.
Audit Committee
We have established and will maintain an audit committee which initially will be composed of a majority of independent directors and, within one year, will be composed entirely of independent directors to, among other things, monitor compliance with the terms described above and the other terms relating to this offering. If any noncompliance is identified, then the audit committee will be charged with the responsibility to immediately take all action necessary to rectify such noncompliance or otherwise to cause compliance with the terms of this offering. For more information, see the section entitled "Management—Committees of the Board of Directors—Audit Committee."

 Risks

        We are a newly formed company that has conducted no operations and has generated no revenues. Until we complete our initial business combination, we will have no operations and will generate no operating revenues. In making your decision whether to invest in our securities, you should take into account not only the background of our management team, but also the special risks we face as a blank check company. This offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act and has certain terms and conditions that deviate from many blank check offerings. Accordingly, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings or to investors in many other blank check companies. For additional information concerning how Rule 419 blank check offerings differ from this offering, please see "Proposed Business—Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419." For additional information concerning how many blank check offerings differ from this offering, please see "Proposed Business—Comparison of This Offering to Those of Many Blank Check Companies Not Subject to Rule 419." You should carefully consider these and the other risks set forth in the section entitled "Risk Factors" beginning on page 25 of this prospectus.

SUMMARY FINANCIAL DATA

        The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data is presented.

	August 17, 2011
	Actual	As Adjusted
Balance Sheet Data:
Working capital (deficiency)(1)	$(96,469)	$97,265,000
Total assets(2)	$136,469	$100,765,000
Total liabilities(3)	$121,469	$3,500,000
Value of common stock that may be redeemed in connection with our initial business combination (approximately $10.00 per share)(4)	$—	$92,264,990
Stockholder's equity(5)	$15,000	$5,000,010

(1)
The "as adjusted" calculation equals $100,000,000 cash held in trust from the proceeds of this offering plus $750,000 in cash held outside the trust account, plus $15,000 of actual stockholder's equity at August 17, 2011, less $3,500,000 of deferred underwriting commissions.

(2)
The "as adjusted" calculation equals $100,000,000 cash held in trust from the proceeds of this offering, plus $750,000 in cash held outside the trust account, plus $15,000 of actual stockholder's equity at August 17, 2011.

(3)
The "as adjusted" calculation equals $3,500,000 of deferred underwriting commissions.

(4)
The "as adjusted" calculation equals the "as adjusted" total assets, less the "as adjusted" total liabilities, less the amount of common stock subject to redemption to maintain net tangible assets of $5,000,001.

(5)
Excludes shares subject to redemption in connection with our initial business combination. The "as adjusted" calculation equals the "as adjusted" total assets, less the "as adjusted" total liabilities, less the value of common stock that may be redeemed in connection with our initial business combination (approximately $10.00 per share).

        The "as adjusted" information gives effect to the sale of the units in this offering, the sale of the sponsor warrants and the payment of the estimated expenses of this offering. The "as adjusted" total assets amount includes the $100,000,000 ($114,700,000 if the underwriters' over-allotment option is exercised in full) held in the trust account for the benefit of our public stockholders, which amount, less deferred underwriting commissions, will be available to us only upon the completion of a business combination within the prescribed time frame. The "as adjusted" working capital and "as adjusted" total assets include approximately $3,500,000 being held in the trust account (approximately $4,025,000 if the underwriters' over-allotment option is exercised in full) representing deferred underwriting commissions.

        If no business combination is completed within 21 months from the closing of this offering, the proceeds held in the trust account, including the deferred underwriting commissions and all interest thereon, net of franchise and income taxes payable, up to $100,000 of such net interest that may be released to us to pay dissolution expenses, any interest income released to us to fund our working capital requirements and any amounts released to purchase up to 50% of our public shares if we seek stockholder approval of our business combination, as described in this prospectus, will be used to fund the redemption of our public shares. Our initial stockholders have agreed, pursuant to a written agreement with us, to waive their redemption rights with respect to their founder shares if we fail to complete a business combination within such 21-month time period.

RISK FACTORS

        An investment in our securities involves a high degree of risk. You should consider carefully all of the risks described below, together with the other information contained in this prospectus, before making a decision to invest in our units. If any of the following events occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment.

We are a newly formed development stage company with no operating history and no revenues, and you have no basis on which to evaluate our ability to achieve our business objective.

        We are a newly formed development stage company with no operating results, and we will not commence operations until obtaining funding through this offering. Because we lack an operating history, you have no basis upon which to evaluate our ability to achieve our business objective of completing our initial business combination with one or more target businesses. We have no plans, arrangements or understandings with any prospective target business concerning a business combination and may be unable to complete a business combination. If we fail to complete a business combination, we will never generate any operating revenues.

Our public stockholders may not be afforded an opportunity to vote on our proposed business combination, unless such vote is required by law, which means we may complete our initial business combination even though a majority of our public stockholders do not support such a combination.

        We may not hold a stockholder vote before we complete our initial business combination unless the business combination would require stockholder approval under applicable state law or if we decide to hold a stockholder vote for business or other legal reasons. Accordingly, we may complete our initial business combination even if holders of a majority of our public shares do not approve of the business combination we complete. The decision as to whether we will seek stockholder approval of a proposed business combination or will allow stockholders to sell their shares to us in a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors, such as the timing of the transaction and whether the terms of the transaction would otherwise require us to seek stockholder approval. We intend to conduct redemptions without a stockholder vote pursuant to the tender offer rules of the SEC. Therefore we do not intend to seek stockholder approval before we effect our initial business combination as not all business combinations require stockholder approval under applicable state law. However, we will seek stockholder approval, if it is required by law or an exchange listing requirement, or we may decide to seek stockholder approval for business or other legal reasons.

        For instance, the Nasdaq rules currently allow us to engage in a tender offer in lieu of a stockholder meeting but would still require us to obtain stockholder approval if we were seeking to issue more than 20% of our outstanding shares to a target business as consideration in any business combination. Therefore, if we were structuring a business combination that required us to issue more than 20% of our outstanding shares, we would seek stockholder approval of such business combination.

Your only opportunity to affect the investment decision regarding a potential business combination will be limited to the exercise of your right to redeem your shares from us for cash, unless we seek stockholder approval of the business combination.

        At the time of your investment in us, you will not be provided with an opportunity to evaluate the specific merits or risks of one or more target businesses. Since our board of directors may complete a business combination without seeking stockholder approval, public stockholders may not have the right or opportunity to vote on the business combination, unless we seek such stockholder vote. Accordingly, your only opportunity to affect the investment decision regarding a potential business combination may be limited to exercising your redemption rights within the period of time (which will be at least 20 business days) set forth in our tender offer documents mailed to our public stockholders in which we describe our business combination.

The ability of our public stockholders to redeem their shares for cash may make our financial condition unattractive to potential business combination targets, which may make it difficult for us to enter into a business combination with a target.

        We may enter into a business combination transaction agreement with a prospective target that requires as a closing condition that we have a minimum net worth or a certain amount of cash. If too many public stockholders exercise their redemption rights in connection with the business combination, we may not be able to meet such closing condition, and as a result, would not proceed with the redemption and the related business combination. Furthermore, we may not redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 (so that we are not subject to the SEC's "penny stock" rules). Consequently, if accepting all properly submitted redemption requests would cause our net tangible assets to be less than $5,000,001 or such greater amount necessary to satisfy a closing condition as described above, we would not proceed with the redemption and the related business combination. Prospective targets will be aware of these risks and, thus, may be reluctant to enter into a business combination transaction with us.

If we conduct a tender offer to redeem our shares in connection with an initial business combination and it is successful, we will be required to pay deferred underwriting commissions to the underwriters regardless of how many shares are tendered.

        If we conduct a tender offer to redeem our shares in connection with an initial business combination and it is successful, we will be required to pay the underwriters all of the deferred underwriting commissions owed to them, regardless of whether and to what extent the Company redeems shares in connection with such tender offer. Such payment to the underwriters will reduce the amount of working capital we will have available for, and may impair our ability to operate, our business after the initial business combination is consummated.

The ability of a larger number of our stockholders to exercise redemption rights may not allow us to complete the most desirable business combination or optimize our capital structure.

        If our business combination requires us to use substantially all of our cash to pay the purchase price, because we will not know how many stockholders may exercise their redemption rights, we may either need to reserve part of the trust account for possible payment upon such redemption, or we may need to arrange third party financing to help fund our business combination in case a larger percentage of stockholders exercise their redemption rights than we expect. If the business combination involves the issuance of our stock as consideration, we may be required to issue a higher percentage of our stock to the target or its stockholders to make up for the failure to satisfy a minimum cash requirement. Raising additional funds to cover any shortfall may involve dilutive equity financing or incurring indebtedness at higher than desirable levels. This may limit our ability to effectuate the most attractive business combination available to us.

If we conduct a tender offer to redeem our shares in connection with an initial business combination and too many public stockholders exercise their redemption rights so that we are unable to satisfy our net tangible asset requirements or any net worth or cash requirements, we would not be able to proceed with the redemption and stockholders seeking to redeem their shares would not be able to do so.

        If we conduct a tender offer to redeem our shares in connection with an initial business combination, we may be unable to complete such tender offer if too many public stockholders exercise their redemption such that we would have net tangible assets below $5,000,001 or otherwise be unable to satisfy any net worth or cash requirements set forth in the applicable business combination agreement. In such instances, we would not proceed with the redemption of our public shares and the related business combination, and instead may search for an alternate business combination. As a result, public stockholders seeking to tender their shares and receive their pro rata portion of the funds in the trust account would have to wait until the Company conducted a subsequent redemption in connection with another proposed business combination or otherwise in liquidation.

The requirement that we complete a business combination within the prescribed time frame may give potential target businesses leverage over us in negotiating a business combination and may decrease our ability to conduct due diligence on potential business combination targets as we approach our dissolution deadline, which could undermine our ability to complete a business combination on terms that would produce value for our stockholders.

        Any potential target business with which we enter into negotiations concerning a business combination will be aware that we must complete a business combination within 21 months from the closing of this offering. Consequently, such target businesses may obtain leverage over us in negotiating a business combination, knowing that if we do not complete a business combination with that particular target business, we may be unable to complete a business combination with any target business. This risk will increase as we get closer to the prescribed time frame described above. In addition, we may have limited time to conduct due diligence and may enter into a business combination on terms that we would have rejected upon a more comprehensive investigation.

We may not be able to complete a business combination within the prescribed time frame, in which case we would cease all operations except for the purpose of winding up and we would redeem our public shares and liquidate.

        Our sponsor, officers and directors have agreed, pursuant to written agreement with us, that we must complete our initial business combination within 21 months from the closing of this offering. We may not be able to find a suitable target business and complete a business combination within such time period. If we have not completed a business combination within such time period, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest, but net of franchise and income taxes payable (less up to $100,000 of such net interest that may be released to us to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders' rights as stockholders (including the right to receive further liquidation distributions, if any), subject to the requirement that any refund of income taxes that were paid from the trust account which is received after such redemption shall be distributed to the former public stockholders, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors, and not continue in existence to enter into a business combination or for any other purpose.

If we are unable to complete our initial business combination within the prescribed time frame, our public stockholders may receive less than $10.00 per share on our redemption and our warrants will expire worthless.

        If the underwriters' over-allotment option is exercised in full, the amount held in the trust account will initially be less than $10.00 per share. If we are unable to complete our initial business combination within the prescribed time frame and are forced to redeem 100% of the public shares, the per-share redemption amount received by stockholders at such time may also be less than $10.00 because of the expenses of this offering, our general and administrative expenses and the anticipated costs of seeking our initial business combination. For example, if the underwriters' over-allotment option is exercised in full, and we were unable to conclude our initial business combination and expend all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, net of franchise and income taxes payable and net of up to $1,000,000 (subject to adjustment as described herein), in interest income on the trust account balance previously released to us to fund working capital requirements, the per-share redemption amount received by stockholders would be $9.97, which is approximately $0.03 less than the per-unit offering price of $10.00. Furthermore, whether or not the underwriters exercise the over-allotment option, our outstanding warrants are not entitled to participate in any redemption and the warrants will therefore expire worthless if we are unable to complete a business combination within the prescribed time frame.

In the event we seek stockholder approval of our initial business combination, a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a "group" (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 10% of the shares included in the units sold in this offering.

        If we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, our amended and restated certificate of incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a "group" (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 10% of the shares included in the units sold in this offering. Absent this provision, a public stockholder holding more than an aggregate of 10% of the shares included in the units sold in this offering could threaten to exercise its redemption rights if such holder's shares are not purchased by us or our management at a premium to the then-current market price or on other undesirable terms. This restriction may increase the likelihood that we will be able to complete our business combination.

If a stockholder fails to receive notice of our offer to redeem our public shares in connection with our business combination, or fails to comply with the procedures for tendering its shares, such shares may not be redeemed.

        We will comply with the tender offer rules or proxy rules, as applicable, when conducting redemptions in connection with our business combination. Despite our compliance with these rules, if a stockholder fails to receive our tender offer or proxy materials, as applicable, such stockholder may not become aware of the opportunity to redeem its shares. In addition, the tender offer documents or proxy materials, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will describe the various procedures that must be complied with in order to validly tender public shares. In the event that a stockholder fails to comply with these procedures, its shares may not be redeemed. See "Proposed Business—Effecting our initial business combination—Tendering stock certificates in connection with a tender offer or redemption rights."

Our purchase of common stock in the open market may support the market price of the common stock and/or warrants during the buyback period and, accordingly, the termination of the support provided by such purchases may materially adversely affect the market price of the units, common stock and/or warrants.

        Unlike some other blank check companies, if we seek stockholder approval of our initial business combination, prior to the completion of a business combination, our amended and restated certificate of incorporation will permit the release to us from the trust account amounts necessary to purchase up to 50% of the shares sold in this offering (5,000,000 shares, or 5,750,000 shares if the over-allotment option is exercised in full) at any time commencing after the filing of a preliminary proxy statement for our initial business combination and ending on the date of the stockholder meeting to approve the initial business combination. Purchases will be made only in open market transactions at times when we are not in possession of material non-public information and will not be made during a restricted period under Regulation M under the Exchange Act. The restricted period under Regulation M will depend on the nature of the business combination. If our business combination requires us to issue securities to shareholders of a privately held target who will approve the business combination by entering into the acquisition agreement, the restricted period would be deemed to commence on the earlier of one (or five) business day(s) prior to (i) the time we furnish the definitive acquisition agreement for execution to the shareholders of the privately held target company or (ii) the commencement of the valuation period, if any, which is the period when the market price of the securities we are issuing in the business combination is a factor in determining the consideration to be paid in the business combination. The restricted period would continue until the later of (i) execution of the definitive acquisition agreement or (ii) the end of the valuation period. If our business combination requires us to issue securities to the shareholders of the target who will be solicited to approve the business combination, the restricted period would be deemed to commence on the day of mailing the proxy solicitation materials and continue through the end of the period in which the target shareholders can vote on the business combination, provided that if the valuation period occurs outside of the proxy solicitation period, an additional restricted period would commence one (or five) business days prior to the commencement of the valuation period and continue until the valuation period ends. In addition, if we engage in an offering of securities at the time of the business combination, there may also be a restricted period under Regulation M depending on the nature of the offering. However, in the event that we consummated a business combination without issuing securities, there would not be a restricted period under Regulation M with respect to transactions in our common stock. Rule 10b-18 under the Exchange Act provides a voluntary safe harbor for purchases made under certain conditions, including with respect to the manner of sale (sales are required to be effected through one broker on a single day, subject to certain exceptions), timing (purchases are subject to certain restrictions at the beginning and end of the trading session), pricing (the purchase price may not exceed the highest independent bid or the last independent transaction price, whichever is higher) and volume of purchases (the total volume of Rule 10b-18 purchases effected by us or any affiliated purchasers effected on any single day generally must not exceed 25% of the average daily trading volume of the shares). Due to the relatively sporadic public trading and low trading volumes of securities of similarly structured blank check companies and the possibility that a significant number of our investors may not elect to trade their units separately, it is unlikely that we would be able to make such purchases under Rule 10b-18 and still accomplish the intended goals of such purchases. Therefore, we do not expect to be able to comply with Rule 10b-18 and may make such purchases outside of the requirements of Rule 10b-18 to the extent we deem such purchases to be in the best interests of the Company. However, if such purchases are made, we intend to make all efforts to comply with such provisions. In addition, if any purchases are made, the Company does not expect such purchases to be in amounts nearing the 50% of shares that are permitted to be repurchased. Consequently, if the market does not view our initial business combination positively, these purchases may have the effect of counteracting the market's view of our initial business combination, which would otherwise be reflected in a decline in the market price of our securities. If we do not make these purchases because they would not be in compliance with Regulation M or Rule 10b-18 or otherwise, the absence of the support of these purchases could materially affect the market price of our securities or our ability to complete a business combination. In addition, even if these purchases are made, once the purchases are complete, the termination of the support provided by these purchases may materially adversely affect the market price of our securities or our ability to complete a business combination. There is no limit on the amount of shares that could be acquired by us or our affiliates, or the price we or they may pay, if we hold a stockholder vote.

If we purchase shares using trust fund proceeds prior to the consummation of our initial business combination outside the safe harbor provisions of Rule 10b-18 under the Exchange Act, we could be subject to liability under the Exchange Act. This could cause the proceeds held in the trust account to be reduced and the per-share redemption price received by stockholders to be less than approximately $10.00 (or approximately $9.97 if the over-allotment option is exercised in full).

        As described above, we are permitted to withdraw trust fund proceeds prior to the consummation of our initial business combination to purchase shares of common stock as described in this prospectus. Due to the relatively sporadic public trading and low trading volumes of securities of similarly structured blank check companies and the possibility that a significant number of our investors may not elect to trade their units separately, it is unlikely that we would be able to make such purchases under Rule 10b-18 under the Exchange Act, which provides for a safe harbor from liability for manipulation under Section 9(a)(2) and Rule 10b-5 of the Exchange Act. Accordingly, if we are unable to comply with the conditions of Rule 10b-18 and otherwise do not comply with the requirements of Section 9(a)(2) and Rule 10b-5 of the Exchange Act, a stockholder could bring an action against us claiming our purchases have resulted in market manipulation, because our stock price and trading volume may be higher than without our purchases. If an action is brought against the Company or its management and a court finds a violation of Section 9(a)(2) or Rule 10b-5 of the Exchange Act has occurred, we may be subject to monetary damages. In addition, we may be subject to an enforcement action by the SEC. Accordingly, this could cause the proceeds held in the trust account to be reduced and the per-share redemption price received by stockholders to be less than approximately $10.00 (or approximately $9.97 if the over-allotment option is exercised in full). If any purchases are made, the Company does not expect such purchases to be in amounts nearing the 50% of shares that are permitted to be repurchased.

If we seek stockholder approval of our business combination, we, our sponsor, directors, officers, advisors and their affiliates may elect to purchase shares from stockholders, in which case we or they may influence a vote in favor of a proposed business combination that you do not support.

        If we seek stockholder approval of our business combination and we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, we may enter into privately negotiated transactions to purchase public shares following completion of the business combination from stockholders who would have otherwise elected to have their shares redeemed in conjunction with a proxy solicitation pursuant to the proxy rules. Our sponsor, directors, officers, advisors or their affiliates may also purchase shares in privately negotiated transactions if we seek stockholder approval of our initial business combination, either prior to or following the completion of our initial business combination. However, neither we, nor our sponsor, directors or officers have any current commitments, plans or intentions to engage in such transactions or formulated any terms or conditions for any such transactions. In addition, we would not make any such purchases in an amount that would cause our net tangible assets to be less than $5,000,001. If either we or they engage in such transactions, neither we nor they will make any such purchases when we or they are in possession of any material non-public information not disclosed to the seller or during a restricted period under Regulation M under the Exchange Act. Such a purchase would include a contractual acknowledgement that such stockholder, although still the record holder of our shares is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that we or our sponsor, directors, officers, advisors or their affiliates purchase shares in privately negotiated transactions from public stockholders who have already elected to exercise their redemption rights, such selling stockholders would be required to revoke their prior elections to redeem their shares. Although neither we nor they currently anticipate paying any premium purchase price, either to the market price or the per-share amount then held in the trust account, for such public shares, in the event we or they do, the payment of a premium may not be in the best interest of those stockholders not receiving any such additional consideration. In addition, the payment of a premium by us after the completion of our initial business combination may not be in the best interest of the remaining stockholders who do not redeem their shares. Such stockholders will experience a reduction in book value per share compared to the value received by stockholders that have their shares purchased by us at a premium. We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if we determine at the time of any such purchases that the purchases are subject to such rules, we will comply with such rules. In addition, in the event we seek stockholder approval of our business combination, our amended and restated certificate of incorporation will permit the release to us from the trust account amounts necessary to purchase up to 50% of the shares sold in this offering (5,000,000 shares, or 5,750,000 shares if the underwriters' over-allotment option is exercised in full). These purchases will be made only in open market transactions at times when we are not in possession of any material non-public information and may not be made during a restricted period under Regulation M under the Exchange Act. Rule 10b-18 under the Exchange Act provides a voluntary safe harbor for purchases made under certain conditions, including with respect to the manner of sale, timing, pricing and volume of purchases. Due to the relatively sporadic public trading and low trading volumes of securities of similarly structured blank check companies and the possibility that a significant number of our investors may not elect to trade their units separately, it is unlikely that we would be able to make such purchases under Rule 10b-18 and still accomplish the intended goals of such purchases. Therefore, we do not expect to be able to comply with Rule 10b-18 and may make such purchases outside of the requirements of Rule 10b-18 to the extent we deem such purchases to be in the best interests of the Company. However, if such purchases are made, we intend to make all efforts to comply with such provisions. In addition, if any purchases are made, the Company does not expect such purchases to be in amounts nearing the 50% of shares that are permitted to be repurchased. Any purchases we make will be at prices (inclusive of commissions) not to exceed the per-share amount then held in the trust account (approximately $10.00 per share or approximately $9.97 per share if the underwriters' over-allotment option is exercised in full). Any difference between the prices we pay and the per-share amount then held in the trust account will remain in the trust account and will be available for distribution to our remaining public stockholders upon any subsequent redemption of our public shares.

        The purpose of such purchases would be to (i) increase the likelihood of obtaining stockholder approval of the business combination or (ii) where the purchases are made by our sponsor, directors, officers, advisors or their affiliates, to satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of the business combination, where it appears that such requirement would otherwise not be met. This may result in the completion of a business combination that may not otherwise have been possible. In addition, purchases in the open market would provide liquidity to those public stockholders whose shares are so purchased in advance of the closing of the business combination. If these purchases are not made because they would not be in compliance with Regulation M or Rule 10b-18 or otherwise, the absence of the support of these purchases could materially affect the market price of our securities or our ability to complete a business combination.

Our purchases of common stock in the open market or in privately negotiated transactions would reduce the funds available to us after the business combination.

        If we seek stockholder approval of our business combination and we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, we may privately negotiate transactions to purchase shares effective immediately following the completion of the business combination from stockholders who would have otherwise elected to have their shares redeemed in conjunction with a proxy solicitation pursuant to the proxy rules with proceeds released to us from the trust account immediately following completion of the initial business combination. We have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. If we do engage in such transactions, we will not make such purchases when we are in possession of any material non-public information not disclosed to the seller or during a restricted period under Regulation M under the Exchange Act. In addition, in the event we seek stockholder approval of our business combination, our amended and restated certificate of incorporation will permit the release to us from the trust account amounts necessary to purchase up to 50% of the shares sold in this offering (5,000,000 shares, or 5,750,000 shares if the underwriters' over-allotment option is exercised in full). These purchases will be made only in open market transactions at times when we are not in possession of any material non-public information and may not be made during a restricted period under Regulation M under the Exchange Act. Rule 10b-18 under the Exchange Act provides a voluntary safe harbor for purchases made under certain conditions, including with respect to the manner of sale, timing, pricing and volume of purchases. Due to the relatively sporadic public trading and low trading volumes of securities of similarly structured blank check companies and the possibility that a significant number of our investors may not elect to trade their units separately, it is unlikely that we would be able to make such purchases under Rule 10b-18 and still accomplish the intended goals of such purchases. Therefore, we do not expect to be able to comply with Rule 10b-18 and may make such purchases outside of the requirements of Rule 10b-18 to the extent we deem such purchases to be in the best interests of the Company. However, if such purchases are made, we intend to make all efforts to comply with such provisions. In addition, if any purchases are made, the Company does not expect such purchases to be in amounts nearing the 50% of shares that are permitted to be repurchased. To the extent that we make purchases outside of the safe harbor provided by Rule 10b-18, such purchases may be made at prices in excess of the highest independent bid or last independent transaction price; any purchases we make will be at prices (inclusive of commissions) not to exceed the per-share amount then held in the trust account (approximately $10.00 per share or approximately $9.97 per share if the underwriters' over-allotment option is exercised in full). As a consequence of such purchases, the funds in our trust account that are so used will not be available to us after the business combination. In addition, upon completion of our initial business combination, we will pay the underwriters all of the deferred commission owed to them, regardless of whether and to what extent the Company repurchases shares prior to or in connection with such initial business combination.

Purchases of common stock in the open market or in privately negotiated transactions by us or our sponsor, directors, officers, advisors or their affiliates may make it difficult for us to list our common stock on a national securities exchange.

        If we or our sponsor, directors, officers, advisors or their affiliates purchase shares of our common stock in the open market or in privately negotiated transactions, it would reduce the public "float" of our common stock and the number of beneficial holders of our securities, which may make it difficult to obtain the quotation, listing or trading of our securities on a national securities exchange if we determine to apply for such quotation or listing in connection with the business combination.

Our purchases of common stock in the open market or in privately negotiated transactions may have negative economic effects on our remaining public stockholders.

        If we seek stockholder approval of our business combination and purchase shares in privately negotiated or market transactions from stockholders who would have otherwise elected to have their shares redeemed in conjunction with a proxy solicitation pursuant to the proxy rules for a per-share pro rata portion of the trust account, our remaining public stockholders will bear the economic burden of the franchise and income taxes payable (as well as, in the case of purchases which occur prior to the completion of our initial business combination, up to $100,000 of net interest that may be released to us from the trust account to fund our dissolution expenses in the event we do not complete our initial business combination within the prescribed time frame). In addition, our remaining public stockholders following the completion of a business combination will bear the economic burden of the deferred underwriting commission (regardless of whether and to what extent the Company repurchases shares prior to or in connection with such initial business combination) as well as the amount of any premium we may pay to the per-share pro rata portion of the trust account using funds released to us from the trust account following the completion of the business combination. This is because the stockholders from whom we purchase shares in open market or in privately negotiated transactions may receive a per share purchase price payable from the trust account that is not reduced by a pro rata share of the franchise and income taxes payable on the interest earned by the trust account, the up to $100,000 of dissolution expenses or the deferred underwriting commission and, in the case of purchases at a premium, have received such premium.

You will not have any rights or interests in funds from the trust account, except under certain limited circumstances. To liquidate your investment, therefore, you may be forced to sell your public shares or warrants, potentially at a loss.

        Our public stockholders will be entitled to receive funds from the trust account only upon the earlier to occur of: (i) our completion of an initial business combination, and then only in connection with those shares of our common stock that such stockholder properly elected to redeem, subject to the limitations described herein, or (ii) the redemption of 100% of our public shares if we are unable to complete an initial business combination within 21 months from the closing of this offering, as further described herein. In no other circumstances will a public stockholder have any right or interest of any kind in the trust account. Accordingly, to liquidate your investment, you may be forced to sell your public shares or warrants, potentially at a loss.

Nasdaq may delist our securities from trading on its exchange which could limit investors' ability to make transactions in our securities and subject us to additional trading restrictions.

        Our units have been approved for listing on Nasdaq on or promptly after the date of this prospectus, subject to official notice of issuance, and our common stock and warrants are expected to be listed on or promptly after their date of separation. Although after giving effect to this offering we expect to meet, on a pro forma basis, the minimum initial listing standards set forth in the Nasdaq listing standards, we cannot assure you that our securities will be, or will continue to be, listed on Nasdaq in the future or prior to a business combination. In order to continue listing our securities on Nasdaq prior to a business combination, we must maintain certain financial, distribution and stock price levels. Generally, we must maintain a minimum amount in stockholders' equity (generally $2,500,000) and a minimum number of public stockholders (generally 300 public holders). Additionally, in connection with our business combination, it is likely that Nasdaq may require us to file a new initial listing application and meet its initial listing requirements which are more rigorous than Nasdaq's continued listing requirements. For instance, our stock price would generally be required to be at least $4 per share and our stockholders' equity would generally be required to be at least $5 million. We cannot assure you that we will be able to meet those initial listing requirements at that time.

        If Nasdaq delists our securities from trading on its exchange and we are not able to list our securities on another national securities exchange, we expect our securities could be quoted on the Over-The-Counter Bulletin Board quotation system, which we refer to as the OTCBB, or the "pink sheets." If this were to occur, we could face significant material adverse consequences, including:

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  a limited availability of market quotations for our securities;

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  reduced liquidity for our securities;

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  a determination that our common stock is a "penny stock," which will require brokers trading in our common stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

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  a limited amount of news and analyst coverage; and

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  a decreased ability to issue additional securities or obtain additional financing in the future.

        The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as "covered securities." Because we expect that our units and eventually our common stock and warrants will be listed on Nasdaq, our units, common stock and warrants will be covered securities. Although the states are preempted from regulating the sale of our securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. While we are not aware of a state having used these powers to prohibit or restrict the sale of securities issued by blank check companies, certain state securities regulators view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the sale of securities of blank check companies in their states. Further, if we were no longer listed on Nasdaq, our securities would not be covered securities and we would be subject to regulation in each state in which we offer our securities.

You will not be entitled to protections normally afforded to investors of many other blank check companies.

        Since the net proceeds of this offering are intended to be used to complete an initial business combination with a target business that has not been identified, we may be deemed to be a "blank check" company under the United States securities laws. However, because we will have net tangible assets in excess of $5,000,000 upon the successful completion of this offering and will file a Current Report on Form 8-K, including an audited balance sheet demonstrating this fact, we are exempt from the "penny stock" rules promulgated by the SEC to protect investors in blank check companies, such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules. Among other things, this means our units will be immediately tradable and we will have a longer period of time to complete a business combination than do companies subject to Rule 419. Moreover, if this offering is subject to Rule 419, it would prohibit the release of any interest earned on funds held in the trust account to us and, if we seek stockholder approval of our initial business combination, the release of funds to us to purchase up to 50% of our public shares pursuant to our amended and restated certificate of incorporation, unless and until the funds in the trust account were released to us in connection with our completion of an initial business combination. For a more detailed comparison of our offering to offerings that comply with Rule 419, please see "Proposed Business—Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419."

Because of our limited resources and the significant competition for business combination opportunities, it may be more difficult for us to complete a business combination. If we are unable to complete our initial business combination, our public stockholders may receive only approximately $10.00 per share (or approximately $9.97 per public share if the underwriters' over-allotment option is exercised in full) on our redemption, and our warrants will expire worthless.

        We expect to encounter intense competition from other entities having a business objective similar to ours, including private investors (which may be individuals or investment partnerships), other blank check companies and other entities, domestic and international, competing for the types of businesses we intend to acquire. Many of these individuals and entities are well-established and have extensive experience in identifying and effecting, directly or indirectly, acquisitions of companies operating in or providing services to various industries. Many of these competitors possess greater technical, human and other resources, or more local industry knowledge than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there are numerous target businesses we could potentially acquire with the net proceeds of this offering, our ability to compete with respect to the acquisition of certain target businesses that are sizable will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Furthermore, if we are obligated to pay cash for the shares of common stock redeemed and, in the event we seek stockholder approval of our business combination, we may make purchases of our common stock in the open market, using available funds from the trust account, which may reduce the resources available to us for a business combination. Any of these obligations may place us at a competitive disadvantage in successfully negotiating a business combination. Due to the relatively sporadic public trading and low trading volumes of securities of similarly structured blank check companies and the possibility that a significant number of our investors may not elect to trade their units separately, it is unlikely that we would be able to make such purchases under Rule 10b-18 and still accomplish the intended goals of such purchases. Therefore, we do not expect to be able to comply with Rule 10b-18 and may make such purchases outside of the requirements of Rule 10b-18 to the extent we deem such purchases to be in the best interests of the Company. However, if such purchases are made, we intend to make all efforts to comply with such provisions. In addition, if any purchases are made, the Company does not expect such purchases to be in amounts nearing the 50% of shares that are permitted to be repurchased. If we are unable to complete our initial business combination, our public stockholders may receive only approximately $10.00 per share (or approximately $9.97 per public share if the underwriters' over-allotment option is exercised in full) on our redemption, and our warrants will expire worthless.

If the net proceeds of this offering not being held in the trust account, together with up to $1,000,000 (subject to adjustment as described herein) of interest in the trust account (net of franchise and income taxes payable) which may be released to us for working capital purposes, are insufficient to allow us to operate for at least the next 21 months, we may be unable to complete our initial business combination.

        The funds available to us outside of the trust account, plus the interest earned on the funds held in the trust account that may be available to us, may not be sufficient to allow us to operate for at least the next 21 months, assuming that our initial business combination is not completed during that time. We believe that, upon closing of this offering, the funds available to us outside of the trust account, plus the interest earned on the funds held in the trust account that may be available to us, will be sufficient to allow us to operate for at least the next 21 months, assuming that our initial business combination is not completed during that time. However, we cannot assure you that our estimate will be accurate. We could use a portion of the funds available to us to pay fees to consultants to assist us with our search for a target business. We could also use a portion of the funds as a down payment or to fund a "no-shop" provision (a provision in letters of intent designed to keep target businesses from "shopping" around for transactions with other companies on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into a letter of intent where we paid for the right to receive exclusivity from a target business and were subsequently required to forfeit such funds (whether as a result of our breach or otherwise), we might not have sufficient funds to continue searching for, or conduct due diligence with respect to, a target business. If we are unable to complete our initial business combination, our public stockholders may only receive approximately $10.00 per share (or approximately $9.97 per public share if the underwriters' over-allotment option is exercised in full) on our redemption, and our warrants will expire worthless.

The current low interest rate environment could limit the amount available to fund our search for a target business or businesses and complete our initial business combination since we will depend on interest earned on the trust account to fund our search, conduct due diligence, to pay our franchise and income taxes and to complete our initial business combination.

        Of the net proceeds of this offering, only $750,000 will be available to us initially outside the trust account to fund our working capital requirements. In the event that our offering expenses exceed our estimate of $750,000, we may fund such excess with funds from the $750,000 not to be held in the trust account. In such case, the amount of funds we intend to be held outside the trust account would decrease by a corresponding amount. Conversely, in the event that the offering expenses are less than our estimate of $750,000, the amount of funds we intend to be held outside the trust account would increase by a corresponding amount. We will depend on sufficient interest being earned on the proceeds held in the trust account to provide us with up to $1,000,000, subject to adjustment in the event the size of the offering changes as a result of the underwriters' exercise of any portion of the over-allotment option or if we otherwise decide to change the size of this offering, of additional working capital we may need to identify one or more target businesses, conduct due diligence and complete our initial business combination. In addition, we will use the interest earned on the trust account to pay any franchise and income taxes that we may owe. The current low interest rate environment may make it more difficult for us to have sufficient funds available to structure, negotiate or close our initial business combination. As described elsewhere in this prospectus, the amounts in the trust account may be invested only in U.S. government treasury bills with a maturity of 180 days or less or in money market funds meeting the conditions under Rule 2a-7 under the Investment Company Act for such fund to be a money market fund pursuant to such rule, so that we are not deemed to be an investment company under the Investment Company Act. If, for example, the amounts in the trust account were invested for a 21-month period in U.S. government treasury bills with 180-day maturities yielding 0.02% per annum, they would generate a total of approximately $35,006 in pre-tax interest (or approximately $40,152 in pre-tax interest if the over-allotment option is exercised in full). If the actual yields are higher, a greater amount of pre-tax interest would be generated. Conversely, if the actual yields are lower, or if (as we expect) interest generated by the amounts in the trust account is withdrawn from time to time, a lesser amount of pre-tax interest would be generated. If we are required to seek additional capital, we would need to borrow funds from our sponsor or management team to operate or may be forced to liquidate. Neither our sponsor nor our management team is under any obligation to advance funds to us in such circumstances. Any such loans would be repaid only from funds held outside the trust account or from funds released to us upon completion of our initial business combination. If we are unable to complete our initial business combination because we do not have sufficient funds available to us, we will be forced to cease operations and liquidate the trust account. Consequently, our public stockholders may only receive approximately $10.00 per share (or approximately $9.97 per public share if the underwriters' over-allotment option is exercised in full) on our redemption of our public shares, and our warrants will expire worthless.

Subsequent to our completion of our initial business combination, we may be required to subsequently take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and our stock price, which could cause you to lose some or all of your investment.

        Even if we conduct extensive due diligence on a target business with which we combine, we cannot assure you that this diligence will surface all material issues that may be present inside a particular target business, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of the target business and outside of our control will not later arise. As a result of these factors, we may be forced to later write-down or write-off assets, restructure our operations, or incur impairment or other charges that could result in our reporting losses. Even if our due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with our preliminary risk analysis. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about us or our securities. In addition, charges of this nature may cause us to violate net worth or other covenants to which we may be subject as a result of assuming pre-existing debt held by a target business or by virtue of our obtaining post-combination debt financing. Accordingly, any stockholders who choose to remain stockholders following the business combination could suffer a reduction in the value of their shares. Such stockholders are unlikely to have a remedy for such reduction in value unless they are able to successfully claim that the reduction was due to the breach by our officers or directors of a duty of care or other fiduciary duty owed to them, or if they are able to successfully bring a private claim under securities laws that the tender offer materials or proxy statement relating to the business combination contained an actionable material misstatement or material omission.

We could be subject to a second level of U.S. federal income tax on a portion of our income if we are determined to be a personal holding company for U.S. federal income tax purposes.

        A U.S. corporation generally will be classified as a personal holding company, or PHC, for U.S. federal income tax purposes in a given taxable year if (i) at any time during the last half of such taxable year, five or fewer individuals (without regard to their citizenship or residency and including as individuals for this purpose certain entities such as certain tax-exempt organizations, pension funds, and charitable trusts) own or are deemed to own (pursuant to certain constructive ownership rules) more than 50% of the stock of the corporation by value and (ii) at least 60% of the corporation's adjusted ordinary gross income, as determined for U.S. federal income tax purposes, for such taxable year consists of PHC income (which includes, among other things, dividends, interest, certain royalties, annuities and, under certain circumstances, rents). Depending on the date and size of our initial business combination, it is possible that at least 60% of our adjusted ordinary gross income may consist of PHC income as discussed above. In addition, depending on the concentration of our stock in the hands of individuals, including the limited partners of our sponsor and certain tax-exempt organizations, pension funds, and charitable trusts, it is possible that more than 50% of our stock will be owned or deemed owned (pursuant to the constructive ownership rules) by such persons during the last half of a taxable year. Thus, no assurance can be given that we will not become a PHC following this offering or in the future and we are likely to be classified as a PHC for the 2011 taxable year. If we are or were to become a PHC in a given taxable year, we would be subject to an additional PHC tax on our undistributed PHC income, which generally includes our taxable income, subject to certain adjustments. For taxable years beginning after December 31, 2012, the tax rate on undistributed PHC income will be equal to the highest marginal rate on ordinary income applicable to individuals. For the tax years ending before January 1, 2013, the tax rate is 15%.

If the size of the offering is increased, the portion of the trust account attributable to the proceeds of the sale of sponsor warrants will be allocated pro rata among a greater number of public shares, which will reduce the per-share amount payable to our public stockholders upon our liquidation or our public stockholders' exercise of redemption rights.

        If the size of the offering is increased, there will be no corresponding increase in the number of sponsor warrants purchased by our sponsor. Accordingly, the portion of the trust account attributable to the sale proceeds of the sponsor warrants will be spread pro rata across a greater number of public shares, which will reduce the per-share amount payable to each public stockholder upon our liquidation or our stockholders' exercise of redemption rights. Assuming a 15% increase in the size of this offering, the per share redemption or liquidation amount could decrease by as much as approximately $0.03.

There are complex tax issues raised in this offering the resolution of which is uncertain.

        Due to lack of, or in some cases, conflicting authority, the U.S. federal income tax treatment of certain items discussed further in "Material U.S. Federal Income Tax Considerations" is unclear under current law, including, for example, the following: (i) the separate treatment of the common stock and warrant that make up our investment unit and the allocation of the purchase price between the two components of the unit; (ii) whether the redemption rights with respect to the common stock may prevent satisfying the applicable holding period requirements with respect to the dividends received deduction, the preferential tax rate on qualified dividend income, or the long term capital gain or loss treatment with respect to a taxable disposition of our common stock; (iii) whether the redemption of the common stock will be treated as essentially equivalent to a dividend in certain cases; (iv) the treatment of the receipt of any "premium" purchase price in connection with a privately-negotiated transaction; and (v) the treatment of a cashless exercise of a warrant. As a result of the uncertainty, the U.S. federal income tax consequences to an investor in respect of such items may be more adverse or different from those originally anticipated. For more information, please see the section "Material U.S. Federal Income Tax Considerations" below.

If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by stockholders may be less than approximately $10.00 per share.

        Our placing of funds in the trust account may not protect those funds from third party claims against us, including claims brought against us by any of the underwriters of this offering. Although we will seek to have all vendors, service providers, prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, such parties may not execute such agreements, or even if they execute such agreements they may not be prevented from bringing claims against the trust account, including, but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain advantage with respect to a claim against our assets, including the funds held in the trust account. A waiver could be deemed unenforceable for numerous reasons, such as lack of consideration, ambiguity, unconscionability and public policy reasons. If any third party refuses to execute an agreement waiving such claims to the monies held in the trust account, our management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if management believes that such third party's engagement would be significantly more beneficial to us than any alternative. The underwriters have not waived their ability to make indemnification claims against amounts held in the trust account.

        Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Upon redemption of our public shares, if we are unable to complete a business combination within the required time frame, or upon the exercise of a redemption right in connection with a business combination, we will be required to provide for payment of claims of creditors that were not waived that may be brought against us within the 10 years following redemption. Accordingly, the per-share redemption amount received by public stockholders could be less than the approximately $10.00 per share initially held in the trust account (or approximately $9.97 per share if the underwriters' over-allotment option is exercised in full), due to claims of such creditors. Each of James M. Hoak, Peter S. Brodsky, Joseph Colonnetta and J. Hale Hoak have agreed, pursuant to a written agreement with us, that they will be jointly and severally liable to us if and to the extent any claims by a vendor for services rendered or products sold to us pursuant to a written agreement with us, or by a prospective target business with which we have entered into a transaction agreement, reduce the amounts in the trust account to below $10.00 per share (or approximately $9.97 per share if the underwriters' over-allotment option is exercised in full) except as to any claims by a third party or target business who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party or target business, Messrs. Hoak, Brodsky, Colonnetta and Hoak will not be responsible to the extent of any liability for such third party claims. However, we have not asked Messrs. Hoak, Brodsky, Colonnetta and Hoak to reserve for such indemnification obligations and we cannot assure you that Messrs. Hoak, Brodsky, Colonnetta and Hoak would be able to satisfy those obligations. These written agreements may be amended without the consent of the stockholders and none of our other officers or directors will provide any similar or other indemnity.

Our directors may decide not to enforce the indemnification obligations of Messrs. Hoak, Brodsky, Colonnetta and Hoak, resulting in a reduction in the amount of funds in the trust account available for distribution to our public stockholders.

        In the event that the proceeds in the trust account are reduced below $10.00 per public share (or approximately $9.97 per public share if the underwriters' over-allotment option is exercised in full) and Messrs. Hoak, Brodsky, Colonnetta and Hoak assert that they are unable to satisfy their joint and several obligations or that they have no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against Messrs. Hoak, Brodsky, Colonnetta and Hoak to enforce their indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against Messrs. Hoak, Brodsky, Colonnetta and Hoak to enforce their indemnification obligations to us, it is possible that our independent directors in exercising their business judgment may choose not to do so in any particular instance. If our independent directors choose not to enforce these indemnification obligations, the amount of funds in the trust account available for distribution to our public stockholders may be reduced below $10.00 per share.

If, after we distribute the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, a bankruptcy court may seek to recover such proceeds, and the members of our board of directors may be viewed as having breached their fiduciary duties to our creditors, thereby exposing the members of our board of directors and us to claims of punitive damages.

        If, after we distribute the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a "preferential transfer" or a "fraudulent conveyance." As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. In addition, our board of directors may be viewed as having breached its fiduciary duty to our creditors and/or having acted in bad faith, thereby exposing itself and us to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors.

If, before distributing the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the claims of creditors in such proceeding may have priority over the claims of our stockholders and the per-share amount that would otherwise be received by our stockholders in connection with our liquidation may be reduced.

        If, before distributing the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. Even though we will seek to have the parties that provide services or products to us pursuant to a written agreement and prospective targets with whom we enter into acquisition agreements waive claims against our trust account, the trust account could still be subject to claims of third parties. There is also a risk that the aformentioned waivers may be unenforceable. Furthermore, parties that do not have written agreements with us might bring non-contractual claims against our trust account. To the extent any bankruptcy claims deplete the trust account, the per-share amount that would otherwise be received by our stockholders in connection with our liquidation may be reduced.

If we are deemed to be an investment company under the Investment Company Act, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete a business combination.

        If we are deemed to be an investment company under the Investment Company Act, our activities may be restricted, including:

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  restrictions on the nature of our investments; and

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  restrictions on the issuance of securities,

each of which may make it difficult for us to complete a business combination.

        In addition, we may have imposed upon us burdensome requirements, including:

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  registration as an investment company;

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  adoption of a specific form of corporate structure; and

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  reporting, record keeping, voting, proxy and disclosure requirements and other rules and regulations.

        We do not believe that our anticipated principal activities will subject us to the Investment Company Act. The proceeds held in the trust account may be invested by the trustee only in U.S. government treasury bills with a maturity of 180 days or less or in money market funds meeting the conditions under Rule 2a-7 under the Investment Company Act for such fund to be a money market fund pursuant to such rule, so that we are not deemed to be an investment company under the Investment Company Act. Because the investment of the proceeds will be restricted to these instruments, we believe we will meet the requirements for the exemption provided in Rule 3a-1 promulgated under the Investment Company Act. If we were deemed to be subject to the Investment Company Act, compliance with these additional regulatory burdens would require additional expenses for which we have not allotted funds and may hinder our ability to complete a business combination. If we are unable to complete our initial business combination, our public stockholders may only receive approximately $10.00 per share (or approximately $9.97 per public share if the underwriters' over-allotment option is exercised in full) on our redemption, and our warrants will expire worthless.

Changes in laws or regulations, or a failure to comply with any laws and regulations, may adversely affect our business, investments and results of operations.

        We are subject to laws and regulations enacted by national, regional and local governments. In particular, we will be required to comply with certain SEC and other legal requirements. Compliance with, and monitoring of, applicable laws and regulations may be difficult, time consuming and costly. Those laws and regulations and their interpretation and application may also change from time to time and those changes could have a material adverse effect on our business, investments and results of operations. In addition, a failure to comply with applicable laws or regulations, as interpreted and applied, could have a material adverse effect on our business and results of operations.

Our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them upon redemption of their shares.

        Under the Delaware General Corporation Law, or DGCL, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. The pro rata portion of our trust account distributed to our public stockholders upon the redemption of 100% of our public shares in the event we do not complete our initial business combination within 21 months from the closing of this offering may be considered a liquidation distribution under Delaware law. If a corporation complies with certain procedures set forth in Section 280 of the DGCL intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder's pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, it is our intention to redeem our public shares as soon as reasonably possible following our 21st month in the event we do not complete an initial business combination and, therefore, we do not intend to comply with those procedures.

        Because we will not be complying with Section 280, Section 281(b) of the DGCL requires us to adopt a plan, based on facts known to us at such time that will provide for our payment of all existing and pending claims or claims that may be potentially brought against us within the 10 years following our dissolution. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors (such as lawyers, investment bankers, etc.) or prospective target businesses. If our plan of distribution complies with Section 281(b) of the DGCL, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder's pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would likely be barred after the third anniversary of the dissolution. We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend beyond the third anniversary of such date. Furthermore, if the pro rata portion of our trust account distributed to our public stockholders upon the redemption of 100% of our public shares in the event we do not complete our initial business combination within 21 months from the closing of this offering is not considered a liquidation distribution under Delaware law and such redemption distribution is deemed to be unlawful, then pursuant to Section 174 of the DGCL, the statute of limitations for claims of creditors could then be six years after the unlawful redemption distribution, instead of three years, as in the case of a liquidation distribution. In the event that we fail to properly assess all claims that could potentially be brought against us, our plan of distribution could be deemed not to be in compliance with Section 281(b) of the DGCL and the resulting distributions might not be considered to be liquidating distributions for purposes of avoiding the longer six year statute of limitations.

We do not currently intend to hold an annual meeting of stockholders until after our completion of a business combination and you will not be entitled to any of the corporate protections provided by such a meeting.

        We do not currently intend to hold an annual meeting of stockholders until after we complete a business combination, and thus may not be in compliance with Section 211(b) of the DGCL, which requires an annual meeting of stockholders be held for the purposes of electing directors in accordance with a company's bylaws unless such election is made by written consent in lieu of such a meeting. Therefore, if our stockholders want us to hold an annual meeting prior to our completion of a business combination, they may attempt to force us to hold one by submitting an application to the Delaware Court of Chancery in accordance with Section 211(c) of the DGCL.

We are not registering the shares of common stock issuable upon exercise of the warrants under the Securities Act or states securities laws at this time, and such registration may not be in place when an investor desires to exercise warrants, thus precluding such investor from being able to exercise its warrants and causing such warrants to expire worthless.

        We are not registering the shares of common stock issuable upon exercise of the warrants under the Securities Act or any state securities laws at this time. However, under the terms of the warrant agreement, we have agreed to use our best efforts to file a registration statement under the Securities

Act covering such shares and maintain a current prospectus relating to the common stock issuable upon exercise of the warrants, and to use our best efforts to take such action as is necessary to register or qualify for sale, in those states in which the warrants were initially offered by us, which we expect to include all 50 states and the District of Columbia, the shares issuable upon exercise of the warrants, to the extent an exemption is not available. We cannot assure you that we will be able to do so. If the shares issuable upon exercise of the warrants are not registered under the Securities Act, we will be required to permit holders to exercise their warrants on a cashless basis, under certain circumstances specified in the warrant agreement. However, no warrant will be exercisable for cash or on a cashless basis, and we will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, unless an exemption is available. In no event will we be required to issue cash, securities or other compensation in exchange for the warrants in the event that we are unable to register or qualify the shares underlying the warrants under the Securities Act or applicable state securities laws. If the issuance of the shares upon exercise of the warrants is not so registered or qualified, the holder of such warrant shall not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In such event, holders who acquired their warrants as part of a purchase of units will have paid the full unit purchase price solely for the shares of common stock included in the units. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying shares of common stock for sale under all applicable state securities laws.

The grant of registration rights to our initial stockholders and holders of our sponsor warrants may make it more difficult to complete our initial business combination, and the future exercise of such rights may adversely affect the market price of our common stock.

        Pursuant to an agreement to be entered into concurrently with the issuance and sale of the securities in this offering, our initial stockholders and their permitted transferees can demand that we register the founder shares, holders of our sponsor warrants and their permitted transferees can demand that we register the sponsor warrants and the shares of common stock issuable upon exercise of the sponsor warrants and holders of warrants that may be issued upon conversion of working capital loans may demand that we register such warrants or the common stock issuable upon conversion of such warrants. The registration rights will be exercisable with respect to the founder shares and the sponsor warrants and the shares of common stock issuable upon exercise of such sponsor warrants. We will bear the cost of registering these securities. The registration and availability of such a significant number of securities for trading in the public market may have an adverse effect on the market price of our common stock. In addition, the existence of the registration rights may make our initial business combination more costly or difficult to conclude. This is because the stockholders of the target business may increase the equity stake they seek in the combined entity or ask for more cash consideration to offset the negative impact on the market price of our common stock that is expected when the securities owned by our initial stockholders, holders of our sponsor warrants or their respective permitted transferees are registered.

Because we have not selected a particular industry or geographic focus or any specific target businesses with which to pursue a business combination, you will be unable to ascertain the merits or risks of any particular target business's operations.

        We may pursue acquisition opportunities in any geographic region. Also, while we may pursue an acquisition opportunity in any business industry or sector, we may initially consider those industries or sectors that complement our management team's background. We will not, however, under our amended and restated certificate of incorporation, be permitted to effectuate a business combination with another blank check company or similar company with nominal operations. Because we have not yet identified or approached any specific target business with respect to a business combination, there is no basis to evaluate the possible merits or risks of any particular target business's operations, results of operations, cash flows, liquidity, financial condition or prospects. To the extent we complete our initial business combination, we may be affected by numerous risks inherent in the business operations with which we combine. For example, if we combine with a financially unstable business or an entity lacking an established record of sales or earnings, we may be affected by the risks inherent in the business and operations of a financially unstable or a development stage entity. Although our officers and directors will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors or that we will have adequate time to complete due diligence. Furthermore, some of these risks may be outside of our control and leave us with no ability to control or reduce the chances that those risks will adversely impact a target business. We also cannot assure you that an investment in our securities will ultimately prove to be more favorable to investors than a direct investment, if such opportunity were available, in an acquisition target. Accordingly, any stockholders who choose to remain stockholders following the business combination could suffer a reduction in the value of their shares. Such stockholders are unlikely to have a remedy for such reduction in value unless they are able to successfully claim that the reduction was due to the breach by our officers or directors of a duty of care or other fiduciary duty owed to them, or if they are able to successfully bring a private claim under securities laws that the tender offer materials or proxy statement relating to the business combination contained an actionable material misstatement or material omission.

None of our officers or directors has ever been associated with a blank check company, which could adversely affect our ability to consummate a business combination.

        None of our officers or directors has ever been associated with a blank check company prior to its business combination. Accordingly, you may not have sufficient information with which to evaluate the ability of our management team to identify and complete a business combination using the proceeds of this offering and the private placement. Our management's lack of experience in operating a blank check company could adversely affect our ability to consummate a business combination and result in our not completing a business combination in the prescribed time frame.

We may seek investment opportunities in industries outside of our management's area of expertise and our management may not be able to adequately ascertain or assess all significant risks associated with the target company.

        There is no limitation on the industry or business sector we may consider when contemplating a business combination. We may therefore be presented with a business combination candidate in an industry unfamiliar to our management team, but determine that such candidate offers an attractive investment opportunity for our company. Although our management will endeavor to evaluate the risks inherent in any particular business combination candidate, we cannot assure you that we will adequately ascertain or assess all of the significant risk factors. We also cannot assure you that an investment in our units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in a business combination candidate. In the event we elect to pursue an investment outside of our management's expertise, our management's experience may or may not be directly applicable to its evaluation or operation. Accordingly, any stockholders who choose to remain stockholders following the business combination could suffer a reduction in the value of their shares. Such stockholders are unlikely to have a remedy for such reduction in value unless they are able to successfully claim that the reduction was due to the breach by our officers or directors of a duty of care or other fiduciary duty owed to them, or if they are able to successfully bring a private claim under securities laws that the tender offer materials or proxy statement relating to the business combination contained an actionable material misstatement or material omission.

Although we identified general guidelines that we believe are important in evaluating prospective target businesses, we may enter into a business combination with a target does not meet such guidelines, and as a result, the target business with which we enter into our initial business combination may not have attributes entirely consistent with our general guidelines.

        Although we have identified general guidelines for evaluating prospective target businesses, it is possible that a target business with which we enter into a business combination will not have all of these positive attributes. If we complete a business combination with a target that does not meet some or all of these guidelines, such combination may not be as successful as a combination with a business that does meet all of our general guidelines. In addition, if we announce a prospective business combination with a target that does not meet our general guidelines, a greater number of stockholders may exercise their redemption rights, which may make it difficult for us to meet any closing condition with a target business that requires us to have a minimum net worth or a certain amount of cash. In addition, if stockholder approval of the transaction is required by law, or we decide to obtain stockholder approval for business or other legal reasons, it may be more difficult for us to attain stockholder approval of our initial business combination if the target business does not meet our general guidelines. If we are unable to complete our initial business combination, our public stockholders may only receive approximately $10.00 per share (or approximately $9.97 per share if the underwriters' over-allotment option is exercised in full) on our redemption, and our warrants will expire worthless.

We are not required to obtain an opinion from an independent investment banking firm, and consequently, you may have no assurance from an independent source that the price we are paying for the business is fair to our company from a financial point of view.

        Unless we complete a business combination with an affiliated entity, we are not required to obtain an opinion from an independent investment banking firm that the price we are paying is fair to our company from a financial point of view. If no opinion is obtained, our stockholders will be relying on the judgment of our board of directors, who will determine fair market value based on standards generally accepted by the financial community. The standard or standards used will depend on the type of target and will be based on what our board determines is appropriate in accordance with its business judgment. Such standards used will be disclosed in our tender offer documents or proxy solicitation materials, as applicable, related to our initial business combination.

We may issue additional common or preferred shares to complete our initial business combination or under an employee incentive plan after completion of our initial business combination, which would dilute the interest of our stockholders and likely present other risks.

        Our amended and restated certificate of incorporation authorizes the issuance of up to 400,000,000 shares of common stock, par value $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share. Immediately after this offering, there will be 372,808,943 (assuming that the underwriters have not exercised their over-allotment option) authorized but unissued shares of common stock available for issuance and not reserved for issuance upon exercise of outstanding warrants. We may issue a substantial number of additional shares of common or preferred stock to complete our initial business combination or under an employee incentive plan after completion of our initial business combination. The issuance of additional shares of common or preferred stock:

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  may significantly dilute the equity interest of investors in this offering;

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  may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded our common stock;

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  could cause a change in control if a substantial number of common stock is issued, which may affect, among other things, our ability to use our net operating loss carryforwards, if any, and could result in the resignation or removal of our present officers and directors; and

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  may adversely affect prevailing market prices for our units, common stock and/or warrants.

Resources could be wasted in researching acquisitions that are not completed, which could materially adversely affect subsequent attempts to locate and acquire or merge with another business. If we are unable to complete our initial business combination, our public stockholders may only receive approximately $10.00 per share (or approximately $9.97 per public share if the underwriters' over-allotment option is exercised in full) on our redemption, and our warrants will expire worthless.

        We anticipate that the investigation of each specific target business and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others. If we decide not to complete a specific initial business combination, the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, if we reach an agreement relating to a specific target business, we may fail to complete our initial business combination for any number of reasons including those beyond our control. Any such event will result in a loss to us of the related costs incurred which could materially adversely affect subsequent attempts to locate and acquire or merge with another business. In addition, in the event we seek stockholder approval of our business combination and we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, our amended and restated certificate of incorporation will permit the release to us from the trust account amounts necessary to purchase up to 50% of the shares sold in this offering in the open market. If such business combination is not completed, these purchases would have the effect of reducing the funds available in the trust account for future business combinations. Due to the relatively sporadic public trading and low trading volumes of securities of similarly structured blank check companies and the possibility that a significant number of our investors may not elect to trade their units separately, it is unlikely that we would be able to make such purchases under Rule 10b-18 and still accomplish the intended goals of such purchases. Therefore, we do not expect to be able to comply with Rule 10b-18 and may make such purchases outside of the requirements of Rule 10b-18 to the extent we deem such purchases to be in the best interests of the Company. However, if such purchases are made, we intend to make all efforts to comply with such provisions. In addition, if any purchases are made, the Company does not expect such purchases to be in amounts nearing the 50% of shares that are permitted to be repurchased. If we are unable to complete our initial business combination, our public stockholders may only receive approximately $10.00 per share (or approximately $9.97 per public share if the underwriters' over-allotment option is exercised in full) on our redemption, and our warrants will expire worthless.

We are dependent upon our officers and directors and their loss could adversely affect our ability to operate.

        Our operations are dependent upon a relatively small group of individuals and, in particular, our officers and directors. We believe that our success depends on the continued service of our officers and directors, at least until we have completed a business combination. In addition, our officers and directors are not required to commit any specified amount of time to our affairs and, accordingly, will have conflicts of interest in allocating management time among various business activities, including identifying potential business combinations and monitoring the related due diligence. We do not have an employment agreement with, or key-man insurance on the life of, any of our directors or officers. The unexpected loss of the services of one or more of our directors or officers could have a detrimental effect on us.

Our ability to successfully effect our initial business combination and to be successful thereafter will be totally dependent upon the efforts of our key personnel, some of whom may join us following our initial business combination. The loss of key personnel could negatively impact the operations and profitability of our post-combination business.

        Our ability to successfully effect our initial business combination is dependent upon the efforts of our key personnel. The role of our key personnel in the target business, however, cannot presently be ascertained. Although some of our key personnel may remain with the target business in senior management or advisory positions following a business combination, it is likely that some or all of the management of the target business will remain in place. While we intend to closely scrutinize any individuals we engage after a business combination, we cannot assure you that our assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a company regulated by the SEC, which could cause us to have to expend time and resources helping them become familiar with such requirements.

Our key personnel may negotiate employment or consulting agreements with a target business in connection with a particular business combination. These agreements may provide for them to receive compensation following a business combination and as a result, may cause them to have conflicts of interest in determining whether a particular business combination is the most advantageous.

        Our key personnel may be able to remain with the company after the completion of a business combination only if they are able to negotiate employment or consulting agreements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to us after the completion of the business combination. The personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business. However, we believe the ability of such individuals to remain with us after the completion of a business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination. There is no certainty, however, that any of our key personnel will remain with us after the completion of a business combination. We cannot assure you that any of our key personnel will remain in senior management or advisory positions with us. The determination as to whether any of our key personnel will remain with us will be made at the time of our initial business combination.

We may have a limited ability to assess the management of a prospective target business and, as a result, may effect a business combination with a target business whose management may not have the skills, qualifications or abilities to manage a public company.

        When evaluating the desirability of effecting a business combination with a prospective target business, our ability to assess the target business's management may be limited due to a lack of time, resources or information. Our assessment of the capabilities of the target's management, therefore, may prove to be incorrect and such management may lack the skills, qualifications or abilities we suspected. Should the target's management not possess the skills, qualifications or abilities necessary to manage a public company, the operations and profitability of the post-combination business may be negatively impacted. Accordingly, any stockholders who choose to remain stockholders following the business combination could suffer a reduction in the value of their shares. Such stockholders are unlikely to have a remedy for such reduction in value unless they are able to successfully claim that the reduction was due to the breach by our officers or directors of a duty of care or other fiduciary duty owed to them, or if they are able to successfully bring a private claim under securities laws that the tender offer materials or proxy statement relating to the business combination contained an actionable material misstatement or material omission.

The officers and directors of an acquisition candidate may resign upon completion of a business combination. The loss of an acquisition target's key personnel could negatively impact the operations and profitability of our post-combination business.

        The role of an acquisition candidate's key personnel upon the completion of a business combination cannot be ascertained at this time. Although we contemplate that certain members of an acquisition candidate's management team will remain associated with the acquisition candidate following a business combination, it is possible that members of the management of an acquisition candidate will not wish to remain in place.

Our officers and directors will allocate their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This conflict of interest could have a negative impact on our ability to complete a business combination.

        Our officers and directors are not required to, and will not, commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and the search for a business combination on the one hand and their other businesses on the other hand. However, our officers and directors have agreed not to participate in the formation of, or become an officer or director of, any blank check company until we have entered into a definitive agreement regarding our initial business combination or we have failed to complete our initial business combination within the prescribed time frame. We do not intend to have any full-time employees prior to the completion of our business combination. Each of our officers is engaged in several other business endeavors and our executive officers are not obligated to contribute any specific number of hours per week to our affairs. Our independent directors may also serve as officers and board members for other entities. See "Management—Conflicts of Interest."

        If our officers' and directors' other business affairs require them to devote substantial amounts of time to such affairs in excess of their current commitment levels, it could limit their ability to devote time to our affairs which may have a negative impact on our ability to complete our business combination.

Our management team has never worked together before as a group, which may limit their ability to work together effectively and does not provide investors with a collective record to evaluate.

        Prior to this offering, none of our officers or directors has ever been associated with a blank check company. In addition, although Messrs. Brodsky and Colonnetta have worked together in the past and James H. Hoak and J. Hale Hoak have worked together in the past, our management has not worked together collectively in the past. Our management team's lack of experience working together may limit their ability to work together effectively and does not provide investors with a collective record to evaluate.

All of our officers and directors are now, and all of them may in the future become, affiliated with entities engaged in business activities similar to those intended to be conducted by us and, accordingly, may have conflicts of interest in allocating their time and determining to which entity a particular business opportunity should be presented.

        Although none of our officers or directors is currently, or has been at any time prior to this offering, associated with other blank check companies, our officers and directors may in the future become affiliated with entities, including, among others, public and private companies, private equity funds, venture capital funds, hedge funds and other investment vehicles and capital pools, which may be engaged in business activities similar to those intended to be conducted by us. Additionally, our officers and directors may become aware of business opportunities which may be appropriate for presentation to us and the other entities to which they owe fiduciary duties. Accordingly, they may have conflicts of interest in determining to which entity time should be allocated or a particular business opportunity should be presented. We cannot assure you that these conflicts will be resolved in our favor. In most instances, our officers and directors will be obligated to prioritize each of their existing fiduciary obligations over their obligations to us and any such conflicts are likely to resolved in favor of those pre-existing obligations. As a result, a potential target business may be presented to another entity prior to its presentation to us, which could have a negative impact on our ability to successfully consummate an initial business combination. Our officers and directors have agreed not to participate in the formation of, or become an officer or director of, any blank check company until we have entered into a definitive agreement regarding our initial business combination or we have failed to complete our initial business combination within the prescribed time frame.

        Each of our officers and directors, other than our independent directors, have agreed, pursuant to a written agreement with us, that until the earliest of (i) our initial business combination, (ii) our failure to complete an initial business combination in the prescribed time frame or (iii) such time as the applicable person ceases to be an officer or director, to present to our company for our consideration, prior to presentation to any other entity, any business combination opportunity with a target business having an enterprise value of $80,000,000 or more, subject to any fiduciary duties or contractual obligations they may have, currently, or in the future, in respect of the companies to which they currently have fiduciary duties or contractual obligations. Accordingly, our officers and directors may have conflicts of interest in determining to which entity a particular business opportunity should be presented. We cannot assure you that these conflicts will be resolved in our favor. In addition, these written agreements may be amended without the consent of the stockholders, provided that any such amendment that relates to the sponsor will require the approval of our independent directors.

        For a complete discussion of our officers' and directors' business affiliations and the potential conflicts of interest that you should be aware of, please see "Management—Directors and Executive Officers," "Management—Conflicts of Interest" and "Certain Relationships and Related Transactions."

We may amend certain agreements with our sponsor and our directors and officers that provide rights and protections to our investors without stockholder consent.

        Our sponsor and each of our directors and officers have entered into written agreements with us that provide certain rights and protections to our investors, including that we will have only 21 months from the closing of this offering to complete our initial business combination. Our ability to amend these agreements is not subject to stockholder approval, provided that any such amendment that relates to our sponsor will require the approval of our independent directors. As such, the following rights and protections may be amended without your consent:

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  If we submit our initial business combination to our public stockholders for a vote, our initial stockholders have agreed to vote their founder shares in accordance with the majority of the votes cast by the public stockholders and to vote any public shares purchased during or after this offering in favor of our initial business combination.

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  Each of James M. Hoak, Peter S. Brodsky, Joseph Colonnetta and J. Hale Hoak have agreed that they will be jointly and severally liable to us if and to the extent any claims by a vendor for services rendered or products sold to us pursuant to a written agreement with us, or by a prospective target business with which we have entered into a transaction agreement, reduce the amounts in the trust account to below $10.00 per share (or approximately $9.97 per share if the underwriters' over-allotment option is exercised in full) except as to any claims by a third party or target business who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act.

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  In order to minimize potential conflicts of interest that may arise from multiple corporate affiliations, each of our officers and directors, other than our independent directors, has agreed that until the earliest of our initial business combination, our liquidation, or such time as he or she ceases to be an officer or director, to present to us for our consideration, prior to presentation to any other entity, any business combination opportunity with a target business having an enterprise value of $80,000,000 or more, subject to any pre-existing fiduciary or contractual obligations he or she might have currently or in the future in respect of the companies to which he or she currently has fiduciary duties or contractual obligations.

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  Each of our officers and directors may become involved with subsequent blank check companies similar to our company, although they each have agreed not to participate in the formation of, or become an officer or director of, any blank check company until we have entered into a definitive agreement regarding our initial business combination or we have failed to complete our initial business combination within the prescribed time frame.

        In the event that any such amendment is made in connection with our initial business combination, such amendment will be disclosed in the tender offer documents or proxy statement materials, as applicable, related thereto.

Our officers, directors, security holders and their respective affiliates may have competitive pecuniary interests that conflict with our interests.

        We have not adopted a policy that expressly prohibits our directors, officers, security holders or affiliates from having a direct or indirect pecuniary or financial interest in any investment to be acquired or disposed of by us or in any transaction to which we are a party or have an interest. In fact, we may enter into a business combination with a target business that is affiliated with our sponsor, our directors or officers, although we do not intend to do so. Nor do we have a policy that expressly prohibits any such persons from engaging for their own account in business activities of the types conducted by us. Accordingly, such persons or entities may have a conflict between their interests and ours.

We may engage in a business combination with one or more target businesses that have relationships with entities that may be affiliated with our executive officers, directors or existing holders which may raise potential conflicts of interest.

        In light of the involvement of our sponsor, officers and directors with other entities, we may decide to acquire one or more businesses affiliated with our sponsor, officers and directors. Our directors also serve as officers and board members for other entities, including certain non-profit corporations and those described under "Management—Conflicts of Interest." Such entities may compete with us for business combination opportunities. Our sponsor, officers and directors are not currently aware of any specific opportunities for us to complete a business combination with any entities with which they are affiliated, and there have been no preliminary discussions concerning a business combination with any such entity or entities. Although we will not be specifically focusing on, or targeting, any transaction with any affiliated entities, we would pursue such a transaction if we determined that such affiliated entity met our criteria for a business combination as set forth in "Proposed Business—Effecting our initial business combination—Selection of a target business and structuring of our initial business combination" and such transaction was approved by a majority of our disinterested directors. Despite our agreement to obtain an opinion from an independent investment banking firm regarding the fairness to our company from a financial point of view of a business combination with one or more domestic or international businesses affiliated with our executive officers, directors or existing holders, potential conflicts of interest still may exist and, as a result, the terms of the business combination may not be as advantageous to our public stockholders as they would be absent any conflicts of interest.

Since our sponsor will lose its entire investment in us if a business combination is not completed and our officers and directors have significant financial interests in us, a conflict of interest may arise in determining whether a particular acquisition target is appropriate for our initial business combination.

        In August 2011, our sponsor purchased an aggregate of 2,524,390 founder shares for an aggregate purchase price of $25,000, or approximately $0.01 per share. The founder shares include an aggregate of 329,268 shares subject to forfeiture to the extent that the underwriters' over-allotment option is not exercised in full. The founder shares will be worthless if we do not complete an initial business combination. In addition, our sponsor has committed to purchase an aggregate of 4,666,667 sponsor warrants, each exercisable for one share of our common stock at $11.50 per share, for a purchase price of $3,500,000, or $0.75 per warrant, that will also be worthless if we do not complete a business combination. In addition, the founder earnout shares (equal to 4.0% of our issued and outstanding shares after this offering and the expiration of the underwriters' over-allotment option) will be subject to forfeiture by our initial stockholders on the fourth anniversary of the closing of our initial business combination unless following our initial business combination (i) the last sales price of our stock equals or exceeds $13.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30 trading-day period or (ii) we complete a liquidation, merger, stock exchange or other similar transaction that results in all of our stockholders having the right to exchange their shares of common stock for consideration in cash, securities or other property which equals or exceeds $13.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like). The personal and financial interests of our officers and directors may influence their motivation in identifying and selecting a target business combination, completing an initial business combination and influencing the operation of the business following the initial business combination.

We may issue notes or other debt securities, or otherwise incur substantial debt, to complete a business combination, which may adversely affect our leverage and financial condition and thus negatively impact the value of our stockholders' investment in us.

        Although we have no commitments as of the date of this prospectus to issue any notes or other debt securities, or to otherwise incur outstanding debt, we may choose to incur substantial debt to complete a business combination. The incurrence of debt could have a variety of negative effects, including:

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  default and foreclosure on our assets if our operating revenues after an initial business combination are insufficient to repay our debt obligations;

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  acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

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  our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;

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  our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding;

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  our inability to pay dividends on our common stock;

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  using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our common stock if declared, expenses, capital expenditures, acquisitions and other general corporate purposes;

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  limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

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  increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and

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  limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes and other disadvantages compared to our competitors who have less debt.

We may only be able to complete one business combination with the proceeds of this offering, which will cause us to be solely dependent on a single business which may have a limited number of products or services. This lack of diversification may negatively impact our operations and profitability.

        The net proceeds from this offering will provide us with approximately $100,000,000 (or approximately $114,700,000 if the underwriters' over-allotment option is exercised in full) that we may use to complete a business combination.

        We may effectuate an initial business combination with a single target business or multiple target businesses simultaneously. However, we may not be able to effectuate a business combination with more than one target business because of various factors, including the existence of complex accounting issues and the requirement that we prepare and file pro forma financial statements with the SEC that present operating results and the financial condition of several target businesses as if they had been operated on a combined basis. By completing an initial business combination with only a single entity, our lack of diversification may subject us to numerous economic, competitive and regulatory developments. Further, we would not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry. Accordingly, the prospects for our success may be:

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  solely dependent upon the performance of a single business, property or asset, or

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  dependent upon the development or market acceptance of a single or limited number of products, processes or services.

        This lack of diversification may subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to an initial business combination.

We may attempt to simultaneously complete business combinations with multiple prospective targets, which may hinder our ability to complete an initial business combination and give rise to increased costs and risks that could negatively impact our operations and profitability.

        If we determine to simultaneously acquire several businesses that are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other business combinations, which may make it more difficult for us, and delay our ability, to complete the initial business combination. With multiple business combinations, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business. If we are unable to adequately address these risks, it could negatively impact our profitability and results of operations.

We may attempt to complete our initial business combination with a private company about which little information is available, which may result in a business combination with a company that is not as profitable as we suspected, if at all.

        In pursuing our acquisition strategy, we may seek to effectuate our initial business combination with a privately held company. By definition, very little public information exists about private companies, and we could be required to make our decision on whether to pursue a potential initial business combination on the basis of limited information, which may result in a business combination with a company that is not as profitable as we suspected, if at all.

We may not be able to maintain control of a target business after our initial business combination. We cannot provide assurance that, upon loss of control of a target business, new management will possess the skills, qualifications or abilities necessary to profitably operate such business.

        We may structure a business combination to acquire less than 100% of the equity interests or assets of a target business, but we will only complete such business combination if we acquire 50% or more of the outstanding voting securities of the target or are otherwise not required to register as an investment company under the Investment Company Act. Even if we own 50% or more of the voting securities of the target, our stockholders prior to the business combination may collectively own a minority interest in the post business combination company, depending on valuations ascribed to the target and us in the business combination transaction. In addition, other minority stockholders may subsequently combine their holdings resulting in a single person or group obtaining a larger share of the company's stock than we initially acquired. Accordingly, this may make it more likely that we will not be able to maintain our control of the target business.

Unlike many blank check companies, we do not have a specified maximum redemption threshold. The absence of such a redemption threshold will make it easier for us to complete a business combination with which a substantial majority of our stockholders do not agree.

        Since we have no specified maximum redemption threshold contained in our amended and restated certificate of incorporation, our structure is different in this respect from the structure that has been used by many blank check companies. Many blank check companies would not be able to complete a business combination if the holders of the company's public shares voted against a proposed business combination and elected to redeem or convert more than a specified percentage of the shares sold in such company's initial public offering, which percentage threshold has typically been between 19.99% and 39.99%. As a result, many blank check companies have been unable to complete business combinations because the amount of shares voted by their public stockholders electing conversion exceeded the maximum conversion threshold pursuant to which such company could proceed with a business combination. As a result, we may be able to complete a business combination even though a substantial majority of our public stockholders do not agree with the transaction and have redeemed their shares or, if we seek stockholder approval of our initial business combination and do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, have entered into privately negotiated agreements to sell their shares to us or our sponsor, officers, directors, advisors or their affiliates. However, we may not redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 (so that we are not subject to the SEC's "penny stock" rules) or any greater net tangible asset or cash requirement that may be contained in the agreement relating to our initial business combination (such amount of shares being the maximum number of shares that can be redeemed that would still permit us to complete the proposed initial business combination). If too many public stockholders exercise their redemption rights so that we cannot satisfy the net tangible asset requirement or any net worth or cash requirements, we would not proceed with the redemption of our public shares and the related business combination, and instead may search for an alternate business combination.

The exercise price for the public redeemable warrants is higher than in many similar blank check company offerings in the past, and, accordingly, the warrants are more likely to expire worthless.

        The exercise price of the warrants is higher than is typical in many similar blank check companies. Historically, the exercise price of a warrant was generally a fraction of the purchase price of the units in the initial public offering. The exercise price for our public redeemable warrants is $11.50 per share. As a result, the warrants are less likely to ever be in the money and more likely to expire worthless.

In order to effectuate a business combination, blank check companies have, in the recent past, amended various provisions of their charters and modified governing instruments. We cannot assure you that we will not seek to amend our amended and restated certificate of incorporation or governing instruments in a manner that will make it easier for us to complete a business combination that our stockholders may not support.

        In order to effectuate a business combination, blank check companies have, in the recent past, amended various provisions of their charters and modified governing instruments. For example, blank check companies have amended the definition of business combination, increased redemption thresholds and changed industry focus. We cannot assure you that we will not seek to amend our charter or governing instruments in order to effectuate our initial business combination.

The provisions of our amended and restated certificate of incorporation may be amended with the approval of 65% of our stockholders, which is a lower amendment threshold than that of many blank check companies. It may be easier for us, therefore, to amend our amended and restated certificate of incorporation to facilitate the completion of an initial business combination that our stockholders may not support.

        Many blank check companies have a provision in their charter which prohibits the amendment of certain of its provisions, including those which relate to a company's pre-business combination activity, without approval by a certain percentage of the company's stockholders. Typically, amendment of these provisions requires approval by between 90% and 100% of the company's public stockholders. Our amended and restated certificate of incorporation provides that any of its provisions, including those related to pre-business combination activity, may be amended if approved by 65% of our stockholders. Our initial stockholders, who will collectively beneficially own 18.0% of our common stock upon the closing of this offering (assuming they do not purchase any units in this offering), will participate in any vote to amend our amended and restated certificate of incorporation and will have the discretion to vote in any manner they choose. Thus, it is possible that our amended and restated certificate of incorporation could be amended without the vote of a majority of our public shares. As a result, we may be able to amend the provisions of our amended and restated certificate of incorporation that govern our pre-business combination behavior more easily that many blank check companies, and this may increase our ability to complete a business combination with which you do not agree.

        Such provisions, absent any such amendment, otherwise provide that:

  •
  if we are unable to complete a business combination within 21 months from the closing of this offering, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest but net of franchise and income taxes payable (less up to $100,000 of such net interest that may be distributed to us to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders' rights as stockholders (including the right to receive further liquidation distributions, if any), and subject to the requirement that any refund of income taxes that were paid from the trust account which is received after such redemption shall be distributed to the former public stockholders, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors, and not continue in existence to enter into a business combination or for any other purpose;

  •
  prior to our initial business combination, we may not issue additional shares of capital stock that would entitle the holders thereof to (i) receive funds from the trust account, (ii) vote on any initial business combination or (iii) vote on any amendment to the provisions of our amended and restated certificate of incorporation that are set forth in the section "Our Amended and Restated Certificate of Incorporation";

  •
  in the event we enter into an initial business combination with a target business that is affiliated with our sponsor, officers or directors, we, or a committee of independent directors, will obtain an opinion from an independent investment banking firm that is a member of FINRA that such a business combination is fair to our company from a financial point of view;

  •
  if we offer to redeem our public shares in conjunction with a stockholder vote on an initial business combination pursuant to a proxy solicitation, a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a "group" (as defined under Section 13(d)(3) of the Exchange Act), shall be restricted from seeking redemption with respect to more than an aggregate of 10% of the public shares;

  •
  if we seek stockholder approval of an initial business combination, prior to the consummation thereof, we may instruct the trustee under the trust agreement that amounts necessary to purchase up to 50% of the public shares at any time and from time to time commencing after the filing of a preliminary proxy statement for the initial business combination and ending on the date of the stockholder meeting to approve such initial business combination be released to us from the trust account. Such purchases may be made only at per share prices (inclusive of commissions) that do not exceed an amount equal to (a) the aggregate amount then on deposit in the trust account divided by (b) the total number of public shares then outstanding. Such per share prices may vary and may be higher or lower than the price paid by investors in this offering, depending on the price paid for earlier purchases and the amount of interest remaining the trust account;

  •
  if a stockholder vote on our initial business combination is not required by law and we do not decide to hold a stockholder vote for business or other legal reasons, we will offer to redeem our public shares pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act and will file tender offer documents with the SEC prior to completing our initial business combination;

  •
  our initial business combination must occur with one or more target businesses that together have a fair market value of at least 80% of our assets then held in the trust account (excluding the deferred underwriting commissions and taxes payable on the income earned on the trust account) at the time of the agreement to enter into the initial business combination and prior to any redemptions in connection with a vote to approve our initial business combination or the opportunity for our stockholders to sell their shares to us by means of a tender offer;

  •
  if our stockholders approve an amendment to our amended and restated certificate of incorporation that would affect the substance or timing of our obligation to redeem 100% of our public shares if we do not complete a business combination with 21 months from the closing of this offering, we will provide our public stockholders with the opportunity to redeem their shares of common stock upon such approval at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest but net of franchise and income taxes payable, divided by the number of then outstanding public shares; and

  •
  we will not effectuate our initial business combination with another blank check company or a similar company with nominal operations.

        Because our sponsor will hold 18% of our issued and outstanding shares after this offering, it is possible that the foregoing provisions could be amended without the vote of a majority of shares of common stock held by our public stockholders; provided that our sponsor has agreed that it will not propose any amendment to our amended and restated certificate of incorporation that would affect the substance or timing of our obligation to redeem 100% of our public shares if we do not consummate a business combination with 21 months from the closing of this offering.

We may be unable to obtain additional financing to complete our initial business combination or to fund the operations and growth of a target business, which could compel us to restructure or abandon a particular business combination. If we are unable to complete our initial business combination, our public stockholders may only receive approximately $10.00 per share (or approximately $9.97 per public share if the underwriters' over-allotment option is exercised in full) on our redemption, and our warrants will expire worthless.

        Although we believe that the net proceeds of this offering, including the interest earned on the proceeds held in the trust account that may be available to us for a business combination, will be sufficient to allow us to complete our initial business combination, because we have not yet identified any prospective target business we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering prove to be insufficient, either because of the size of our initial business combination, the depletion of the available net proceeds in search of a target business, the obligation to repurchase for cash a significant number of shares from stockholders who elect redemption in connection with our initial business combination or the terms of negotiated transactions to purchase shares in connection with our initial business combination, we will be required to seek additional financing. We cannot assure you that such financing will be available on acceptable terms, if at all. The current economic environment has made it especially difficult for companies to obtain acquisition financing. To the extent that additional financing proves to be unavailable when needed to complete our initial business combination, we would be compelled to either restructure the transaction or abandon that particular initial business combination and seek an alternative target business candidate. If we are unable to complete our initial business combination, our public stockholders may only receive approximately $10.00 per share (or approximately $9.97 per public share if the underwriters' over-allotment option is exercised in full) on our redemption, and our warrants will expire worthless. In addition, even if we do not need additional financing to complete our initial business combination, we may require such financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our officers, directors or stockholders is required to provide any financing to us in connection with or after a business combination.

Our initial stockholders control a substantial interest in us and thus may exert a substantial influence on actions requiring a stockholder vote, potentially in a manner that you do not support.

        Upon closing of this offering, our initial stockholders will own 18.0% of our issued and outstanding shares of common stock (assuming they do not purchase any units in this offering and they are not required to forfeit their founder earnout shares, as described in this prospectus). Accordingly, they may exert a substantial influence on actions requiring a stockholder vote, potentially in a manner that you do not support, including amendments to our amended and restated certificate of incorporation. If our initial stockholders purchase any units in this offering or if we or our initial stockholders purchase any additional shares of common stock in the aftermarket or in privately negotiated transactions, this would increase their control. Neither our sponsor nor, to our knowledge, any of our officers or directors, has any current intention to purchase additional securities, other than as disclosed in this prospectus. Factors that would be considered in making such additional purchases would include consideration of the current trading price of our common stock. In addition, our board of directors, whose members were elected by our initial stockholders, is and will be divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. It is unlikely that there will be an annual meeting of stockholders to elect new directors prior to the completion of a business combination, in which case all of the current directors will continue in office until at least the completion of the business combination. If there is an annual meeting, as a consequence of our "staggered" board of directors, only a minority of the board of directors will be considered for election and our sponsor, because of its ownership position, will have considerable influence regarding the outcome. Accordingly, our sponsor will continue to exert control at least until the completion of our initial business combination.

Our initial stockholders paid an aggregate of $25,000, or approximately $0.01 per founder share and, accordingly, you will experience immediate and substantial dilution from the purchase of our common stock.

        The difference between the public offering price per share (allocating all of the unit purchase price to the common stock and none to the warrant included in the unit) and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to you and the other investors in this offering. Our initial stockholders acquired the founder shares at a nominal price, significantly contributing to this dilution. Upon closing of this offering, and assuming no value is ascribed to the warrants included in the units, you and the other public stockholders will incur an immediate and substantial dilution of approximately 83.2% or $8.32 per share (the difference between the pro forma net tangible book value per share of $1.68 and the initial offering price of $10.00 per unit).

We may amend the terms of the warrants in a manner that may be adverse to holders with the approval by the holders of at least 65% of the then outstanding public redeemable warrants.

        Our warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 65% of the then outstanding public redeemable warrants to make any change that adversely affects the interests of the registered holders. Accordingly, we may amend the terms of the warrants in a manner adverse to a holder if holders of at least 65% of the then outstanding public redeemable warrants approve of such amendment. Although our ability to amend the terms of the warrants with the consent of at least 65% of the then outstanding warrants is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the warrants, shorten the exercise period or decrease the number of shares of our common stock purchasable upon exercise of a warrant.

We may redeem your unexpired warrants prior to their exercise at a time that is disadvantageous to you, thereby making your warrants worthless.

        We have the ability to redeem outstanding warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the last reported sales price of the common stock equals or exceeds $18.00 per share for any 20 trading days within a 30 trading-day period ending on the third trading day prior to proper notice of such redemption provided that on the date we give notice of redemption and during the entire period thereafter until the time we redeem the warrants, we have an effective registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to them is available, unless they may be exercised on a cashless basis and such cashless exercise is exempt from registration under the Securities Act. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. Redemption of the outstanding warrants could force you (i) to exercise your warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so, (ii) to sell your warrants at the then-current market price when you might otherwise wish to hold your warrants or (iii) to accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, is likely to be substantially less than the market value of your warrants. None of the sponsor warrants will be redeemable by us so long as they are held by the sponsor or its permitted transferees.

Our warrants may have an adverse effect on the market price of our common stock and make it more difficult to effectuate a business combination.

        We will be issuing warrants to purchase 10,000,000 shares of our common stock (or up to 11,500,000 shares of common stock if the underwriters' over-allotment option is exercised) as part of the units offered by this prospectus and, simultaneously with the closing of this offering, we will be issuing in a private placement an aggregate of 4,666,667 sponsor warrants, each exercisable to purchase one share of common stock at $11.50 per share. In addition, if the sponsor makes any working capital loans, it may convert those loans into up to an additional 666,667 sponsor warrants, at the price of $0.75 per warrant. To the extent we issue shares of common stock to effectuate a business transaction, the potential for the issuance of a substantial number of additional shares of common stock upon exercise of these warrants could make us a less attractive acquisition vehicle to a target business. Such warrants, when exercised, will increase the number of issued and outstanding shares of our common stock and reduce the value of the shares of common stock issued to complete the business transaction. Therefore, our warrants may make it more difficult to effectuate a business transaction or increase the cost of acquiring the target business.

        The sponsor warrants are identical to the warrants sold as part of the units in this offering except that, so long as they are held by our sponsor or its permitted transferees, (i) they will not be redeemable by us, (ii) they (including the common stock issuable upon exercise of these warrants) may not, subject to certain limited exceptions, be transferred, assigned or sold by the sponsor until 30 days after the completion of our initial business combination and (iii) they may be exercised by the holders on a cashless basis.

The determination of the offering price of our units and the size of this offering is more arbitrary than the pricing of securities and size of an offering of an operating company in a particular industry. You may have less assurance, therefore, that the offering price of our units properly reflects the value of such units than you would have in a typical offering of an operating company.

        Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the underwriters. In determining the size of this offering, management held customary organizational meetings with representatives of the underwriters, both prior to our inception and thereafter, with respect to the state of capital markets, generally, and the amount the underwriters believed they reasonably could raise on our behalf. Factors considered in determining the size of this offering, prices and terms of the units, including the common stock and warrants underlying the units, include:

  •
  the history and prospects of companies whose principal business is the acquisition of other companies;

  •
  prior offerings of those companies;

  •
  our prospects for acquiring an operating business at attractive values;

  •
  a review of debt-to-equity ratios in leveraged transactions;

  •
  our capital structure;

  •
  an assessment of our management and their experience in identifying operating companies;

  •
  general conditions of the securities markets at the time of this offering; and

  •
  other factors as were deemed relevant.

        Although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities of an operating company in a particular industry since we have no historical operations or financial results.

There is currently no market for our securities and a market for our securities may not develop, which would adversely affect the liquidity and price of our securities.

        There is currently no market for our securities. Stockholders therefore have no access to information about prior market history on which to base their investment decision. Following this offering, the price of our securities may vary significantly due to one or more potential business combinations and general market or economic conditions. Furthermore, an active trading market for our securities may never develop or, if developed, it may not be sustained. You may be unable to sell your securities unless a market can be established and sustained.

Because we must furnish our stockholders with target business financial statements, we may lose the ability to complete an otherwise advantageous initial business combination with some prospective target businesses.

        The federal proxy rules require that a proxy statement with respect to a vote on a business combination meeting certain financial significance tests include historical and/or pro forma financial statement disclosure in periodic reports. We will include the same financial statement disclosure in connection with our tender offer documents, whether or not they are required under the tender offer rules. These financial statements may be required to be prepared in accordance with, or be reconciled to, accounting principles generally accepted in the United States of America, or GAAP, or international financial reporting standards, or IFRS, depending on the circumstances, and the historical financial statements may be required to be audited in accordance with the standards of the Public Company Accounting Oversight Board (United States), or PCAOB. These financial statement requirements may limit the pool of potential target businesses we may acquire because some targets may be unable to provide such statements in time for us to disclose such statements in accordance with federal proxy rules and complete our initial business combination within the prescribed time frame.

Compliance obligations under the Sarbanes-Oxley Act of 2002 may make it more difficult for us to effectuate a business combination, require substantial financial and management resources, and increase the time and costs of completing an acquisition.

        Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, requires that we evaluate and report on our system of internal controls beginning with our Annual Report on Form 10-K for the year ending December 31, 2012. Only in the event we are deemed to be a large accelerated filer or an accelerated filer will we be required to have our system of internal controls audited. The fact that we are a blank check company makes compliance with the requirements of the Sarbanes-Oxley Act particularly burdensome on us as compared to most other public companies because a target company with which we seek to complete a business combination may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of its internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

Provisions in our amended and restated certificate of incorporation and Delaware law may inhibit a takeover of us, which could limit the price investors might be willing to pay in the future for our common stock and could entrench management.

        Our amended and restated certificate of incorporation contains provisions that may discourage unsolicited takeover proposals that stockholders may consider to be in their best interests. These provisions include a staggered board of directors and the ability of the board of directors to designate the terms of and issue new series of preferred shares, which may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

        We are also subject to anti-takeover provisions under Delaware law, which could delay or prevent a change of control. Together these provisions may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        The statements contained in this prospectus that are not purely historical are forward-looking statements. Our forward-looking statements include, but are not limited to, statements regarding our or our management's expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words "anticipate," "believe," "continue," "could," "estimate," "expect," "intends," "may," "might," "plan," "possible," "potential," "predict," "project," "should," "would" and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about:

  •
  our ability to complete our initial business combination;

  •
  our success in retaining or recruiting, or changes required in, our officers, key employees or directors following our initial business combination;

  •
  our officers and directors allocating their time to other businesses and potentially having conflicts of interest with our business or in approving our initial business combination, as a result of which they would then receive expense reimbursements;

  •
  our potential ability to obtain additional financing to complete our initial business combination;

  •
  our pool of prospective target businesses;

  •
  the ability of our officers and directors to generate a number of potential investment opportunities;

  •
  our public securities' potential liquidity and trading;

  •
  the lack of a market for our securities;

  •
  the use of proceeds not held in the trust account or available to us from interest income on the trust account balance; or

  •
  our financial performance following this offering.

        The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading "Risk Factors" beginning on page 23. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

 USE OF PROCEEDS

        We are offering 10,000,000 units at an offering price of $10.00 per unit. We estimate that the net proceeds of this offering together with the funds we will receive from the sale of the sponsor warrants (all of which will be deposited into the trust account) will be used as set forth in the following table.

	Without Over-Allotment Option	Over-Allotment Option Exercised
Gross proceeds
Gross proceeds from units offered to public(1)	$100,000,000	$115,000,000
Gross proceeds from sponsor warrants offered in the private placement	3,500,000	3,500,000

Total gross proceeds	$103,500,000	$118,500,000

Offering expenses(2)
Underwriting commissions (2% of gross proceeds from units offered to public, excluding deferred portion)(3)	$2,000,000	$2,300,000

Legal fees and expenses	350,000	350,000
Printing and engraving expenses	60,000	60,000
Accounting fees and expenses	50,000	50,000
SEC/FINRA Expenses	25,352	25,352
Travel and road show	80,000	80,000
Directors' and officers' insurance	100,000	100,000
Nasdaq listing and filing fees	80,000	80,000
Miscellaneous	4,648	4,648

Total offering expenses	$750,000	$750,000

Proceeds after offering expenses	$100,750,000	$115,450,000

Held in trust account(3)	$100,000,000	$114,700,000
% of public offering size	100%	99.7%
Not held in trust account	$750,000	$750,000

        The following table shows the use of the $750,000 of net proceeds not held in the trust account and up to an additional $1,000,000, subject to proportionate adjustment in the event the size of the offering changes as a result of the underwriters' exercise of any portion of the over-allotment option or we otherwise decide to make such a change prior to the effectiveness of the registration statement of which this prospectus forms a part, of interest earned on our trust account (net of income and franchise taxes payable) that may be released to us to cover operating expenses.(4)

	Amount	% of Total
Legal, accounting, due diligence, travel, and other expenses in connection with any business combination(5)	1,150,000	65.7%
Legal and accounting fees related to regulatory reporting obligations	75,000	4.3%
Nasdaq fees	30,000	1.7%
Payment for office space, administrative and support services	210,000	12.0%
Printing	40,000	2.3%
Consulting and travel for search for business combination target	200,000	11.4%
Working capital to cover miscellaneous expenses	45,000	2.6%

Total	1,750,000	100.0%

(1)
Includes amounts payable to public stockholders who properly redeem their shares in connection with our successful completion of our initial business combination.

(2)
In addition, a portion of the offering expenses have been paid from the proceeds of loans from Hoak & Co., an entity owned and controlled by James M. Hoak, our chairman of the board, of up to $200,000 as described in this prospectus. These loans will be repaid upon completion of this offering out of the $750,000 of offering proceeds that has been allocated for the payment of offering expenses other than underwriting commissions. In the event that offering expenses are less than set forth in this table, any such amounts will be used for post-closing working capital expenses.

(3)
The underwriters have agreed to defer underwriting commissions equal to 3.5% of the gross proceeds of this offering, or approximately $3,500,000 (or approximately $4,025,000 if the underwriters' over-allotment option is exercised in full) in the aggregate, until completion of our initial business combination. The deferred commissions will be released to the underwriters only on completion of an initial business combination, as described in this prospectus. The remaining funds in the trust account will be released to us and can be used to pay all or a portion of the purchase price of the business or businesses with which our initial business combination occurs or for general corporate purposes, including repayment of any loans made by our sponsor or affiliates of our sponsor, payment of principal or interest on indebtedness incurred in connection with our initial business combination, to fund the purchases of other companies or for working capital.

(4)
These expenses are estimates only. Our actual expenditures for some or all of these items may differ from the estimates set forth herein. For example, we may incur greater legal and accounting expenses than our current estimates in connection with negotiating and structuring a business combination based upon the level of complexity of such business combination. In the event we identify an acquisition target in a specific industry subject to specific regulations, we may incur additional expenses associated with legal due diligence and the engagement of special legal counsel. In addition, our staffing needs may vary and as a result, we may engage a number of consultants to assist with legal and financial due diligence. We do not anticipate any change in our intended use of proceeds, other than fluctuations among the current categories of allocated expenses, which fluctuations, to the extent they exceed current estimates for any specific category of expenses, would not be available for our expenses. The amount of interest available to us from the trust account may be less than $1,000,000 as a result of the current interest rate environment.

(5)
Includes estimated amounts that may also be used in connection with our initial business combination to fund a "no shop" provision and commitment fees for financing.

        A total of approximately $100,000,000 (or approximately $114,700,000 if the underwriters' over-allotment option is exercised in full) of the net proceeds from this offering and the sale of the sponsor warrants described in this prospectus, including approximately $3,500,000 (or approximately $4,025,000 if the underwriters' over-allotment option is exercised in full) of deferred underwriting commissions, will be placed in a trust account located in the United States at JPMorgan Chase, N.A. with Continental Stock Transfer & Trust Company acting as trustee and will be invested only in U.S. government treasury bills with a maturity of 180 days or less or in money market funds meeting the conditions under Rule 2a-7 under the Investment Company Act for such fund to be a money market fund pursuant to such rule, so that we are not deemed an investment company under the Investment Company Act. Our amended and restated certificate of incorporation provides that, except for a portion of the interest income that may be released to us to pay any income and franchise taxes and to fund our working capital requirements, as discussed below, and any amounts necessary to purchase up to 50% of our public shares if we seek stockholder approval of our business combination, none of the funds held in the trust account will be released until the earlier of (i) the completion of our initial business combination or (ii) the redemption of 100% of our public shares if we are unable to complete a business combination within 21 months from the closing of this offering (subject to the requirements of law).

        We may increase the initial amount held in the trust account from approximately $10.00 per unit prior to the effectiveness of the registration statement of which this prospectus forms a part. In such case, the increase would be funded by an increase in the amount of the deferral of the underwriting commissions payable in connection with this offering, an increase in the number of sponsor warrants to be purchased by our sponsor at a price of $0.75 per warrant and/or a reduction from $750,000 of the amount initially available to us for working capital that is not held in the trust account. Public stockholders would own a smaller percentage of our outstanding common stock on a fully diluted basis to the extent that our sponsor purchases additional warrants. We do not intend to reduce the initial amount to be held in the trust account.

        The net proceeds held in the trust account may be used as consideration to pay the sellers of a target business with which we ultimately complete a business combination. If our initial business combination is paid for using stock or debt securities, or not all of the funds released from the trust account are used for payment of the purchase price in connection with our business combination, we may apply the cash released from the trust account that is not applied to the purchase price for general corporate purposes, including for maintenance or expansion of operations of acquired businesses, the payment of principal or interest due on indebtedness incurred in completing the initial business combination, to fund the purchase of other companies or for working capital.

        We believe that amounts not held in trust, as well as the interest income of up to $1,000,000, subject to proportionate adjustment in the event the size of the offering changes as a result of the underwriters' exercise of any portion of the over-allotment option or we otherwise decided to make such a change prior to the effectiveness of the registration statement of which this prospectus forms a part, earned on the trust account balance (net of franchise and income taxes payable) that may be released to fund our working capital requirements will be sufficient to pay the costs and expenses to which such proceeds are allocated. This belief is based on the fact that while we may begin preliminary due diligence of a target business in connection with an indication of interest, we intend to undertake in-depth due diligence, depending on the circumstances of the relevant prospective acquisition, only after we have negotiated and signed a letter of intent or other preliminary agreement that addresses the terms of a business combination. However, if our estimate of the costs of undertaking in-depth due diligence and negotiating a business combination is less than the actual amount necessary to do so, or the amount of interest available to use from the trust account is less than $1,000,000 as a result of the current interest rate environment, we may be required to raise additional capital, the amount, availability and cost of which is currently unascertainable. As described elsewhere in this prospectus, the amounts in the trust account may be invested only in U.S. government treasury bills with a maturity of 180 days or less or in money market funds meeting the conditions under Rule 2a-7 under the Investment Company Act for such fund to be a money market fund pursuant to such rule, so that we are not deemed to be an investment company under the Investment Company Act. If, for example, the amounts in the trust account were invested for a 21-month period in U.S. government treasury bills with 180-day maturities yielding 0.02% per annum, they would generate a total of approximately $40,152 in pre-tax interest (or approximately $35,006 in pre-tax interest if the over-allotment option is exercised in full). If the actual yields are higher, a greater amount of pre-tax interest would be generated. Conversely, if the actual yields are lower, or if (as we expect) interest generated by the amounts in the trust account is withdrawn from time to time, a lesser amount of pre-tax interest would be generated. If we are required to seek additional capital, we could seek such additional capital through loans or additional investments from members of our management team, but such members of our management team are not under any obligation to advance funds to, or invest in, us. If the underwriters exercise their over-allotment option or the size of this offering is increased, the maximum amount of interest income we may withdraw from the trust account will proportionately increase (for example, if the underwriters' over-allotment option is exercised in full, the size of the offering will increase by 15%, and the maximum amount of interest income we may withdraw from the trust account will increase to $1,150,000). In addition, if the size of this offering is decreased, the maximum amount of interest income we may withdraw from the trust account will proportionately decrease. We will use any proportionate increase in interest income to cover our working capital expenses. While we currently do not know what our future working capital expenses will be and while they will not necessarily be proportionate to the size of the offering, we believe that any additional interest income released to us would facilitate our ability to finance the exploration and consideration of a greater number of potential acquisition targets.

        Commencing on the date that our securities are first listed on Nasdaq, we have agreed to pay Hoak & Co., an entity owned and controlled by James M. Hoak, our chairman of the board, a total of $10,000 per month for office space and administrative services, including secretarial support. This arrangement is being agreed to by Mr. Hoak for our benefit and is not intended to provide Mr. Hoak compensation in lieu of salary or other remuneration. We believe that this fee is at least as favorable as we could have obtained from an unaffiliated person. Upon completion of our initial business combination or our liquidation, we will cease paying these monthly fees.

        Prior to the closing of this offering, Hoak & Co. has agreed to loan us up to $200,000 to be used for a portion of the expenses of this offering. The loan is non-interest bearing, unsecured and is due at the earlier of February 1, 2012 or the closing of this offering. The loan will be repaid upon the closing of this offering out of the $750,000 of offering proceeds that has been allocated to the payment of offering expenses.

        In addition, in order to finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we complete an initial business combination, we would repay such loaned amounts out of the proceeds of the trust account released to us. Otherwise, such loans would be repaid only out of funds held outside the trust account. In the event that the initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used to repay such loaned amounts. Up to $500,000 of such loans may be convertible into warrants of the post business combination entity at a price of $0.75 per warrant at the option of the lender. The warrants would be identical to the sponsor warrants. The terms of such loans by our officers and directors, if any, have not been determined and no written agreements exist with respect to such loans.

        Unlike some other blank check companies, if we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, prior to the completion of a business combination, our amended and restated certificate of incorporation will permit the release to us from the trust account of amounts necessary to purchase up to 50% of the shares sold in this offering (5,000,000 shares, or 5,750,000 shares if the over-allotment option is exercised in full) at any time commencing after the filing of a preliminary proxy statement for our initial business combination and ending on the date of the stockholder meeting to approve the initial business combination. Purchases will be made only in open market transactions at times when we are not in possession of any material non-public information and may not be made during a restricted period under Regulation M under the Exchange Act. Rule 10b-18 under the Exchange Act provides a voluntary safe harbor for purchases made under certain conditions, including with respect to the manner of sale (sales are required to be effected through one broker on a single day, subject to certain exceptions), timing (purchases are subject to certain restrictions at the beginning and end of the trading session), pricing (the purchase price may not exceed the highest independent bid or the last independent transaction price, whichever is higher) and volume of purchases (the total volume of Rule 10b-18 purchases effected by us or any affiliated purchasers effected on any single day generally must not exceed 25% of the average daily trading volume of the shares). Due to the relatively sporadic public trading and low trading volumes of securities of similarly structured blank check companies and the possibility that a significant number of our investors may not elect to trade their units separately, it is unlikely that we would be able to make such purchases under Rule 10b-18 and still accomplish the intended goals of such purchases. Therefore, we do not expect to be able to comply with Rule 10b-18 and may make such purchases outside of the requirements of Rule 10b-18 to the extent we deem such purchases to be in the best interests of the Company. However, if such purchases are made, we intend to make all efforts to comply with such provisions. In addition, if any purchases are made, the Company does not expect such purchases to be in amounts nearing the 50% of shares that are permitted to be repurchased. To the extent that we make purchases outside of the safe harbor provided by Rule 10b-18, such purchases may be made at prices in excess of the highest independent bid or last independent transaction price; any purchases we make will be at prices (inclusive of commissions) not to exceed the per-share amount then held in the trust account (approximately $10.00 per share or approximately $9.97 per share if the underwriters' over-allotment option is exercised in full). Any difference between the prices we pay and the per-share amount then held in the trust account will remain in the trust account and will be available for distribution to our remaining public stockholders upon any subsequent redemption of our public shares. We can purchase any or all of the 5,000,000 shares (or 5,750,000 shares if the underwriters' over-allotment option is exercised in full) we are entitled to purchase. It will be entirely in our discretion as to how many shares are purchased. Purchasing decisions will be made based on various factors, including the then current market price of our common stock and the terms of the proposed business combination. However, we would not make any such purchases in an amount that would cause our net tangible assets to be less than $5,000,001. All shares purchased by us will be immediately cancelled. Such open market purchases, if any, would be conducted by us to minimize any disparity between the then current market price of our common stock and the per-share amount held in the trust account. A market price below the per-share trust amount could provide an incentive for purchasers to buy our shares after the filing of our preliminary proxy statement at a discount to the per-share amount held in the trust account for the sole purpose of voting against our initial business combination and exercising redemption rights for the full per share amount held in the trust account. Such trading activity could enable such investors to block a business combination by making it difficult for us to obtain the approval of such business combination by the vote of a majority of our outstanding shares of common stock.

        Any applicable restricted period under Regulation M would continue until the later of (i) execution of the definitive business combination agreement or (ii) the end of the valuation period. If our business combination requires us to issue securities to the shareholders of the target who will be solicited to approve the business combination, the restricted period would be deemed to commence on the day of mailing the proxy solicitation materials and continue through the end of the period in which the target shareholders can vote on the business combination, provided that if the valuation period occurs outside of the proxy solicitation period, an additional restricted period would commence one (or five) business days prior to the commencement of the valuation period and continue until the valuation period ends. In addition, if we engage in an offering of securities at the time of the business combination, there may also be a restricted period under Regulation M depending on the nature of the offering. However, in the event that we consummated a business combination without issuing securities, there would not be a restricted period under Regulation M with respect to transactions in our common stock.

        If we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, we may enter into privately negotiated transactions to purchase public shares from stockholders following completion of the initial business combination with proceeds released to us from the trust account immediately following completion of the initial business combination. Our sponsor, directors, officers, advisors or their affiliates may also purchase shares in privately negotiated transactions if we seek stockholder approval of our initial business combination, either prior to or following the completion of our initial business combination. However, neither we, nor our sponsor, directors or officers have any current commitments, plans or intentions to engage in such transactions or formulated any terms or conditions for any such transactions. In addition, we would not make any such purchases in an amount that would cause our net tangible assets to be less than $5,000,001. If either we or they engage in such transactions, neither we nor they will make any such purchases when we or they are in possession of any material non-public information not disclosed to the seller. Although we do not currently anticipate paying any premium purchase price, either to the market price or the per-share amount then held in the trust account, for such public shares, in the event we do, the payment of a premium may not be in the best interest of those stockholders not receiving any such additional consideration. In addition, the payment of a premium by us after the completion of our initial business combination may not be in the best interest of the remaining stockholders who do not redeem their shares. Such stockholders will experience a reduction in book value per share compared to the value received by stockholders that have their shares purchased by us at a premium. Nevertheless, because any payment of a premium by us will be made only from proceeds released to us from the trust account following completion of a business combination, no such payments will reduce the per share amounts available in the trust account for redemptions in connection with the business combination. Except for the limitations described above on use of trust proceeds released to us prior to completing our initial business combination, there is no limit on the amount of shares that could be acquired by us or our affiliates, or the price we or they may pay, if we hold a stockholder vote. We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if we determine at the time of any such purchases that the purchases are subject to such rules, we will comply with such rules.

        We may not redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 (so that we are not subject to the SEC's "penny stock" rules) or any greater net tangible asset or cash requirement that may be contained in the agreement relating to our initial business combination (such amount of shares being the maximum number of shares that can be redeemed that would still permit us to complete the proposed initial business combination). If too many public stockholders exercise their redemption rights so that we cannot satisfy the net tangible asset requirement or any net worth or cash requirements, we would not proceed with the redemption of our public shares or the business combination, and instead may search for an alternate business combination.

        A public stockholder will be entitled to receive funds from the trust account only upon the earlier to occur of: (i) our completion of an initial business combination, and then only in connection with those shares of our common stock that such stockholder properly elected to redeem, subject to the limitations described herein or (ii) the redemption of our public shares if we are unable to complete an initial business combination within 21 months following the closing of this offering, as further described herein. In no other circumstances will a public stockholder have any right or interest of any kind to or in the trust account.

        Our initial stockholders have agreed, pursuant to a written agreement with us, to waive their redemption rights with respect to their founder shares and public shares in connection with the completion of a business combination. In addition, our initial stockholders have agreed to waive their redemption rights with respect to their founder shares if we fail to complete a business combination within 21 months from the closing of this offering. However, if our initial stockholders, or any of our officers, directors or affiliates acquire public shares in or after this offering, they will be entitled to redemption rights with respect to such public shares if we fail to complete a business combination within the required time period.

DIVIDEND POLICY

        We have not paid any cash dividends on our common stock to date and do not intend to pay cash dividends prior to the completion of an initial business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of an initial business combination. The payment of any cash dividends subsequent to an initial business combination will be within the discretion of our board of directors at such time. In addition, our board of directors is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future, except if we increase the size of the offering pursuant to Rule 462(b) under the Securities Act, in which case we will effect a stock dividend immediately prior to the completion of the offering in such amount as to maintain our initial stockholders' ownership at 18.0% of the issued and outstanding shares of our common stock upon the completion of this offering. Further, if we incur any indebtedness in connection with a business combination, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

DILUTION

        The difference between the public offering price per share of common stock, assuming no value is attributed to the warrants included in the units we are offering pursuant to this prospectus or the sponsor warrants, and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to investors in this offering. Such calculation does not reflect any dilution associated with the sale and exercise of warrants, including the sponsor warrants, which would cause the actual dilution to the public stockholders to be higher, particularly where a cashless exercise is utilized. In addition, such calculation does not reflect any dilution associated with purchases we may make prior to the completion of our initial business combination of up to 50% of the shares sold in this offering using the trust proceeds. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of common stock which may be redeemed for cash), by the number of outstanding shares of our common stock.

        At August 17, 2011, our net tangible book value was a deficiency of $(96,469), or approximately $(0.04) per share of common stock. After giving effect to the sale of 10,000,000 shares of common stock included in the units we are offering by this prospectus, the sale of the sponsor warrants and the deduction of underwriting commissions and estimated expenses of this offering, our pro forma net tangible book value at August 17, 2011 would have been $5,000,010 or $1.68 per share, representing an immediate increase in net tangible book (as decreased by the value of the approximately 9,226,499 shares of common stock that may be redeemed for cash and assuming no exercise of the underwriters' over-allotment option) value of $8.36 per share to our initial stockholders as of the date of this prospectus and an immediate dilution of $10.00 per share or 100.0% to our public stockholders not exercising their redemption rights.

        The following table illustrates the dilution to the public stockholders on a per-share basis, assuming no value is attributed to the warrants included in the units or the sponsor warrants:

Public offering price		$10.00
Net tangible book value before this offering	(0.04)
Increase attributable to public stockholders	8.36
Decrease attributable to public shares subject to redemption	(10.00)

Pro forma net tangible book value after this offering and the sale of the sponsor warrants		(1.68)

Dilution to public stockholders		$8.32

        For purposes of presentation, we have reduced our pro forma net tangible book value after this offering (assuming no exercise of the underwriters' over-allotment option) by 92,264,990 because holders of up to approximately 92.3% of our public shares may redeem their shares for a pro rata share of the aggregate amount then on deposit in the trust account at a per share redemption price equal to the amount in the trust account as set forth in our tender offer or proxy materials (initially anticipated to be the aggregate amount held in trust two days prior to the commencement of our tender offer or stockholders meeting, including interest less franchise and income taxes payable), divided by the number of shares of common stock sold in this offering.

        The following table sets forth information with respect to our initial stockholders and the public stockholders:

	Shares Purchased		Total Consideration
					Average Price per Share
	Number	Percentage	Amount	Percentage
Initial Stockholders(1)	2,195,122	18.0%	$25,000	0.02%	$0.01
Public Stockholders	10,000,000	82.0%	100,000,000	99.98%	$10.00

Total	12,195,122	100.0%	$100,025,000	100.0%

(1)
Assumes an aggregate of 329,268 shares held by our initial stockholders have been forfeited.

        The pro forma net tangible book value per share after the offering is calculated as follows:

Numerator:
Net tangible book value before this offering	$(96,469)
Proceeds from this offering and sale of the sponsor warrants, net of expenses	100,750,000
Offering costs excluded from net tangible book value before this offering	111,469
Less: deferred underwriters' commissions payable	(3,500,000)
Less: amount of common stock subject to redemption to maintain net tangible assets of $5,000,001	(92,264,990)

$5,000,010

Denominator:
Shares of common stock outstanding prior to this offering	2,524,390
Shares forfeited if over-allotment is not exercised	(329,268)
Shares of common stock included in the units offered	10,000,000
Less: shares subject to redemption to maintain net tangible assets of $5,000,001	(9,226,499)

2,968,623

 CAPITALIZATION

        The following table sets forth our capitalization at August 17, 2011, and as adjusted to give effect to the filing of our amended and restated certificate of incorporation, the sale of our units and the sponsor warrants and the application of the estimated net proceeds derived from the sale of such securities:

	August 17, 2011
	Actual	As Adjusted(1)
Deferred underwriting commissions	$—	$3,500,000
Common stock, subject to redemption(2)	—	92,264,990
Stockholder's equity (deficit):
Preferred stock, $0.0001 par value, 1,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.0001 par value, 225,000,000 shares authorized; 2,524,390 shares issued and outstanding; 400,000,000 shares authorized; 12,195,122 shares issued and outstanding(3), as adjusted	252	1,219	(3)
Additional paid-in capital	24,748	5,008,791
Deficit accumulated during the development stage	(10,000)	(10,000)

Total stockholder's equity	15,000	5,000,010

Total capitalization	$15,000	$100,765,000

(1)
Includes the $3,500,000 we will receive from the sale of the sponsor warrants.

(2)
Upon the completion of our initial business combination, we will provide our stockholders with the opportunity to redeem their public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, including interest less franchise and income taxes payable, subject to the limitations described herein whereby our net tangible assets will be maintained at a minimum of $5,000,001.

(3)
Assumes the over-allotment option has not been exercised and an aggregate of 329,268 founder shares held by our initial stockholders have been forfeited, but no forfeiture of the founder earnout shares.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS

Overview

        We are a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. We have not identified any acquisition target and we have not, nor has anyone on our behalf, initiated any substantive discussions directly or indirectly, with respect to identifying any acquisition target. We intend to effectuate our initial business combination using cash from the proceeds of this offering and the private placement of the sponsor warrants, our capital stock, debt or a combination of cash, stock and debt.

        The issuance of additional shares of our stock in a business combination:

  •
  may significantly dilute the equity interest of investors in this offering;

  •
  may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded our common stock;

  •
  could cause a change in control if a substantial number of shares of our common stock is issued, which may affect, among other things, our ability to use our net operating loss carryforwards, if any, and could result in the resignation or removal of our present officers and directors;

  •
  may have the effect of delaying or preventing a change of control of us by diluting the stock ownership or voting rights or a person seeking to obtain control of us; and

  •
  may adversely affect prevailing market prices for our common stock and/or warrants.

        Similarly, if we issue debt securities, such issuance could result in:

  •
  default and foreclosure on our assets if our operating revenues after an initial business combination are insufficient to repay our debt obligations;

  •
  acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

  •
  our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;

  •
  our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding;

  •
  our inability to pay dividends on our common stock;

  •
  using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our common stock if declared, expenses, capital expenditures, acquisitions and other general corporate purposes;

  •
  limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

  •
  increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and

  •
  limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes and other disadvantages compared to our competitors who have less debt.

        As indicated in the accompanying financial statements, at August 17, 2011, we had $25,000 in cash and deferred offering costs of $11,469. Further, we expect to continue to incur significant costs in the pursuit of our acquisition plans. We cannot assure you that our plans to raise capital or to complete our initial business combination will be successful.

Results of Operations and Known Trends or Future Events

        We have neither engaged in any operations nor generated any revenues to date. Our only activities since inception have been organizational activities and those necessary to prepare for this offering. Following this offering, we will not generate any operating revenues until after completion of our initial business combination. We will generate non-operating income in the form of interest income on cash and cash equivalents after this offering. There has been no significant change in our financial or trading position and no material adverse change has occurred since the date of our audited financial statements. After this offering, we expect to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses. We expect our expenses to increase substantially after the closing of this offering.

Liquidity and Capital Resources

        Our liquidity needs have been satisfied to date through receipt of $25,000 from the sale of the founder shares to our sponsor and loans from Hoak & Co., an entity owned and controlled by James M. Hoak, our chairman of the board, in an aggregate amount up to $200,000. We estimate that the net proceeds from (i) the sale of the units in this offering, after deducting offering expenses of approximately $750,000, but including deferred underwriting commissions of approximately $3,500,000 (or approximately $4,025,000 if the underwriters' over-allotment option is exercised in full), and (ii) the sale of the sponsor warrants for a purchase price of $3,500,000, will be approximately $100,000,000 (or approximately $114,700,000 if the underwriters' over-allotment option is exercised in full). Approximately $100,000,000 (or approximately $114,700,000 if the underwriters' over-allotment option is exercised in full), will be held in the trust account, which includes approximately $3,500,000 (or approximately $4,025,000 if the underwriters' over-allotment option is exercised in full) of deferred underwriting commissions to be paid upon completion of our initial business combination regardless of whether and to what extent the Company redeems or repurchases shares prior to or in connection with such initial business combination. The remaining $750,000 will not be held in the trust account. In the event that our offering expenses exceed our estimate of $750,000, we may fund such excess with funds from the $750,000 not to be held in the trust account. In such case, the amount of funds we intend to be held outside the trust account would decrease by a corresponding amount. Conversely, in the event that the offering expenses are less than our estimate of $750,000, the amount of funds we intend to be held outside the trust account would increase by a corresponding amount.

        We intend to use substantially all of the funds held in the trust account, including any amounts representing interest earned on the trust account (net of franchise and income taxes payable and deferred underwriting commissions) to complete our initial business combination. We may use interest earned on the trust account to pay franchise taxes and income taxes. We estimate our annual franchise tax obligations, based on the number of shares of our common stock authorized and outstanding after the completion of this offering, to be $180,000, which is the maximum amount of annual franchise taxes payable by us as a Delaware corporation. Our annual income tax obligations will depend on the amount of interest and other income earned on the amounts held in the trust account. To the extent that our capital stock or debt is used, in whole or in part, as consideration to complete our initial business combination, the remaining proceeds held in the trust account will be used as working capital to finance the operations of the target business or businesses, make other acquisitions and pursue our growth strategies.

        Prior to the completion of our initial business combination, we will have available to us the $750,000 of proceeds held outside the trust account and up to $1,000,000, subject to adjustment as described below, in interest income on the balance of the trust account (net franchise and income taxes payable) that will be released to us to fund our working capital requirements. We will use these funds to identify and evaluate target businesses, perform business due diligence on prospective target businesses, travel to and from the offices, plants or similar locations of prospective target businesses or their representatives or owners, review corporate documents and material agreements of prospective target businesses, and structure, negotiate and complete a business combination. If the underwriters exercise their over-allotment option or the size of this offering is increased, the maximum amount of interest income we may withdraw from the trust account will proportionately increase. In addition, if the size of this offering is decreased, the maximum amount of interest income we may withdraw from the trust account will proportionately decrease. Assuming a 15% increase in the size of this offering, the per share redemption or liquidation amount could decrease by as much as approximately $0.03.

        In addition, in order to finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we complete an initial business combination, we would repay such loaned amounts. In the event that the initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment, other than the interest on such proceeds that may be released to us for working capital purposes. Up to $500,000 of such loans may be convertible into warrants of the post business combination entity at a price of $0.75 per warrant at the option of the lender. The warrants would be identical to the sponsor warrants. The terms of such loans by our officers and directors, if any, have not been determined and no written agreements exist with respect to such loans.

        We expect our primary liquidity requirements during that period to include approximately $1,150,000 for legal, accounting, due diligence, travel and other expenses associated with structuring, negotiating and documenting successful business combinations; $10,000 per month for up to 21 months for office space, administrative and support services payable to Hoak & Co.; $75,000 for legal and accounting fees related to regulatory reporting requirements; $30,000 for Nasdaq fees; $40,000 for printing; $200,000 for consulting and travel for the search for a business combination target; and approximately $45,000 for general working capital that will be used for miscellaneous expenses and reserves.

        These amounts are estimates and may differ materially from our actual expenses. In addition, we could use a portion of the funds not being placed in trust to pay commitment fees for financing, fees to consultants to assist us with our search for a target business or as a down payment or to fund a "no-shop" provision (a provision designed to keep target businesses from "shopping" around for transactions with other companies on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into an agreement where we paid for the right to receive exclusivity from a target business, the amount that would be used as a down payment or to fund a "no-shop" provision would be determined based on the terms of the specific business combination and the amount of our available funds at the time. Our forfeiture of such funds (whether as a result of our breach or otherwise) could result in our not having sufficient funds to continue searching for, or conducting due diligence with respect to, prospective target businesses.

        We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business. However, if our estimates of the costs of identifying a target business, undertaking in-depth due diligence and negotiating an initial business combination are less than the actual amounts necessary to do so, or the amount of interest available to us from the trust account is less than $1,000,000 as a result of the current interest rate environment, we may have insufficient funds available to operate our business prior to our initial business combination. Moreover, we may need to obtain additional financing either to complete our initial business combination or because we become obligated to redeem a significant number of our public shares upon completion of our initial business combination, in which case we may issue additional securities or incur debt in connection with such business combination. Subject to compliance with applicable securities laws, we would only complete such financing simultaneously with the completion of our initial business combination. In the current economic environment, it has become especially difficult to obtain acquisition financing. If we are unable to complete our initial business combination because we do not have sufficient funds available to us, we will be forced to cease operations and liquidate the trust account. In addition, following our initial business combination, if cash on hand is insufficient, we may need to obtain additional financing in order to operate our business.

Controls and Procedures

        We are not currently required to maintain an effective system of internal controls as defined by Section 404 of the Sarbanes-Oxley Act. We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending December 31, 2012. Only in the event we are deemed to be a large accelerated filer or an accelerated filer will we be required to have our system of internal controls audited. As of the date of this prospectus, we have not completed an assessment, nor have our auditors tested our systems, of internal controls. We expect to assess the internal controls of our target business or businesses prior to the completion of our initial business combination and, if necessary, to implement and test additional controls as we may determine are necessary in order to state that we maintain an effective system of internal controls. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding the adequacy of internal controls. Many small and mid-sized target businesses we may consider for a business combination may have internal controls that need improvement in areas such as:

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  staffing for financial, accounting and external reporting areas, including segregation of duties;

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  reconciliation of accounts;

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  proper recording of expenses and liabilities in the period to which they relate;

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  evidence of internal review and approval of accounting transactions;

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  documentation of processes, assumptions and conclusions underlying significant estimates; and

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  documentation of accounting policies and procedures.

        Because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operation of a target business, we may incur significant expense in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing, or remediating internal and disclosure controls. Doing so effectively may also take longer than we expect, thus increasing our exposure to financial fraud or erroneous financing reporting.

        Once our management's report on internal controls is complete, we will render an opinion on such report when required by Section 404.

Quantitative and Qualitative Disclosures about Market Risk

        The net proceeds of this offering, including amounts in the trust account, will be invested in U.S. government treasury bills with a maturity of 180 days or less or in money market funds meeting the conditions under Rule 2a-7 under the Investment Company Act for such fund to be a money market fund pursuant to such rule, so that we are not deemed to be an investment company under the

Investment Company Act. Due to the short-term nature of these investments, we believe there will be no associated material exposure to interest rate risk.

Related Party Transactions

        In August 2011, our sponsor purchased an aggregate of 2,524,390 founder shares for an aggregate purchase price of $25,000, or approximately $0.01 per share. Peter S. Brodsky, our co-chief executive officer, Colonnetta Family Partners I, LP, an entity owned and controlled by Joseph Colonnetta, our co-chief executive officer, and Hoak & Co., an entity owned and controlled by James M. Hoak, our chairman of the board, are each limited partners of our sponsor.

        Commencing on the date that our securities are first listed on Nasdaq, we have agreed to pay Hoak & Co., an entity owned and controlled by James M. Hoak, our chairman of the board, a total of $10,000 per month for office space and administrative services, including secretarial support. This arrangement is being agreed to by Mr. Hoak for our benefit and is not intended to provide Mr. Hoak compensation in lieu of salary or other remuneration. We believe that this fee is at least as favorable as we could have obtained from an unaffiliated person. Upon completion of our initial business combination or our liquidation, we will cease paying this monthly fee.

        Prior to the closing of this offering, Hoak & Co. has agreed to loan us up to $200,000 to be used for a portion of the expenses of this offering. The loan is non-interest bearing, unsecured and is due at the earlier of February 1, 2012 or the closing of this offering. The loan will be repaid upon the closing of this offering out of the $750,000 of offering proceeds that has been allocated to the payment of offering expenses.

        Each of James M. Hoak, Peter S. Brodsky, Joseph Colonnetta and J. Hale Hoak (our President) have agreed, pursuant to a written agreement with us, that they will be jointly and severally liable to us if and to the extent any claims by a vendor for services rendered or products sold to us pursuant to a written agreement with us, or by a prospective target business with which we have entered into a transaction agreement, reduce the amounts in the trust account to below $10.00 per share (or approximately $9.97 per share if the underwriters' over-allotment option is exercised in full) except as to any claims by a third party or target business who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party or target business, Messrs. Hoak, Brodsky, Colonnetta and Hoak will not be responsible to the extent of any liability for such third party claims. However, we have not asked Messrs. Hoak, Brodsky, Colonnetta and Hoak to reserve for such indemnification obligations and we cannot assure you that Messrs. Hoak, Brodsky, Colonnetta and Hoak would be able to satisfy those obligations.

        In addition, in order to finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we complete an initial business combination, we would repay such loaned amounts. In the event that the initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment, other than the interest that may be released to us for working capital purposes. Up to $500,000 of such loans may be convertible into warrants of the post business combination entity at a price of $0.75 per warrant at the option of the lender. The warrants would be identical to the sponsor warrants. The terms of such loans by our officers and directors, if any, have not been determined and no written agreements exist with respect to such loans.

        Our sponsor has committed, pursuant to a written agreement, to purchase an aggregate of 4,666,667 sponsor warrants at a price of $0.75 per warrant ($3,500,000 in the aggregate) in a private placement that will occur simultaneously with the closing of this offering. Each sponsor warrant entitles the holder to purchase one share of our common stock at $11.50 per share. Our sponsor will be permitted to transfer the sponsor warrants to our officers and directors, and other persons or entities affiliated with our sponsor, but the transferees receiving such securities will be subject to the same agreements with respect to such securities as our sponsor. Otherwise, these warrants will not, subject to certain limited exceptions, be transferable or salable by our sponsor until 30 days after the completion of our initial business combination. The sponsor warrants will be non-redeemable so long as they are held by the sponsor or its permitted transferees. The sponsor warrants may also be exercised by our sponsor or their permitted transferees for cash or on a cashless basis. Otherwise, the sponsor warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in this offering.

        Pursuant to a registration rights agreement we will enter into with our initial stockholders and holders of the sponsor warrants on or prior to the date of this prospectus, we may be required to register certain securities for sale under the Securities Act. These stockholders are entitled under the registration rights agreement to make up to three demands that we register certain of our securities held by them for sale under the Securities Act. In addition, these stockholders have the right to include their securities in other registration statements filed by us. However, the registration rights agreement provides that we will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lock-up period or, with respect to any securities held in escrow, until such securities are released from escrow, as described under the heading "Principal Stockholders—Registration Rights." We will bear the costs and expenses of filing any such registration statements.

Off-Balance Sheet Arrangements; Commitments and Contractual Obligations; Quarterly Results

        As of August 17, 2011, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K and did not have any commitments or contractual obligations. No unaudited quarterly operating data is included in this prospectus as we have conducted no operations to date.

PROPOSED BUSINESS

Introduction

        We are a newly organized blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. We have not identified any acquisition target and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with respect to identifying any acquisition target.

Business Strategy

        We will seek to capitalize on the substantial deal sourcing, investing and operating expertise of our management team to indentify, acquire and operate businesses with high growth potential in the United States or internationally. Our amended and restated certificate of incorporation prohibits use from effectuating a business combination with another blank check company or similar company with nominal operations.

        Our chairman, James M. Hoak, our co-chief executive officers, Peter S. Brodsky and Joseph Colonnetta, our president, J. Hale Hoak, and other members of our management team have extensive operating and deal-making experience. Prior to this offering, none of our officers or directors has ever been associated with a blank check company. In addition, although Messrs. Brodsky and Colonnetta have worked together in the past and James H. Hoak and J. Hale Hoak have worked together in the past, our management has not worked together collectively in the past. The descriptions of the experience of our management team presented below and elsewhere in this prospectus should not be construed as an assurance that all past activities by such individuals have been successful or profitable. Investors should further note that the past results described herein are not indicative of our future results.

        James M. Hoak has over 40 years of experience as an entrepreneur, operator, investor and chief executive officer across many industries. Mr. Hoak serves as the Chairman of Hoak & Co., a holding company for Mr. Hoak and his family with investments in both private and publicly-traded companies as well as outside managed funds. In 2003, Mr. Hoak founded and currently serves as Chairman of Hoak Media Corporation, an owner and operator of 27 broadcast television stations in nine markets.

        In 1971, Mr. Hoak co-founded and served as Chief Executive Officer of Heritage Communications, Inc., or Heritage. Heritage, which became a public NYSE-listed company, was one of the 10 largest cable television system operators in the United States with over 1 million subscribers in 400 communities in 22 states. In 1987, Heritage was sold to Tele-Communications, Inc., or TCI, for $1.6 billion (including assumption of debt). Concurrent with the sale of Heritage to TCI, Mr. Hoak formed Heritage Media Corporation, or Heritage Media, and led the $225 million buyout of Heritage's broadcast assets from TCI in partnership with Goldman, Sachs & Co. and others. Mr. Hoak served as Chairman of Heritage Media, which became the largest in-store media and marketing services company in the country, until its sale in 1997 to NewsCorp for $1.4 billion (including the assumption of debt). In 1988, Mr. Hoak led the buyout of Da-Lite Screen Company, a leading manufacturer of audio-visual screens and conference room equipment. In 2004, Mr. Hoak led a dividend recapitalization of the company through a $160 million public bond offering and served as a director and its largest shareholder until its sale in April 2011 for over $200 million. In 1991, Mr. Hoak formed Crown Media, Inc., or Crown, with Hallmark Cards to buy and operate cable television systems. He served as Chairman and Chief Executive Officer of Crown until its sale in 1995 for $900 million (including the assumption of debt). At the time, Crown was one of the 20 largest cable television system operators in the United States. From 1991 to 2009, Mr. Hoak was a Principal and Chairman of Hoak Capital Corporation, which made private equity investments in communications and business services companies, including managing Hoak Communications Partners, L.P., a $175 million private equity fund. Mr. Hoak formed Hoak Securities, Inc. in 1995, which merged into HBW Holdings, Inc., a firm that provided investment and investment banking services to middle market companies in many industries.

        Peter S. Brodsky's background includes 15 years in the private equity industry and substantial experience in identifying and acquiring a wide variety of businesses. From 1995 to December 2010, Mr. Brodsky was employed by Hicks, Muse, Tate & Furst (renamed HM Capital Partners in 2006), a nationally prominent private equity firm in the United States that specialized in leveraged acquisitions, and served as a partner beginning in 2001. While at Hicks Muse/HM Capital, Mr. Brodsky was active in sourcing, executing, overseeing and/or exiting numerous transactions, valued in excess of $2.5 billion. Beginning in 2004, Mr. Brodsky was responsible for Hicks Muse/HM Capital's investments in the media and communications industries and served on the firm's Investment Committee, which was responsible for all investment decisions of the firm. Since December 2010, Mr. Brodsky has spent his business time and attention on personal investments, board service for various corporations and charitable endeavors.

        Joseph Colonnetta has 20 years of experience in the private equity industry as both an operator and investor, including substantial experience in identifying and acquiring a wide variety of businesses. From 1998 to August 2011, Mr. Colonnetta was employed by Hicks, Muse, Tate & Furst (renamed HM Capital Partners in 2006), a nationally prominent private equity firm in the United States that specialized in leveraged acquisitions, and served as a partner beginning in 2003. While at Hicks Muse/HM Capital, Mr. Colonnetta was active in sourcing, executing, overseeing and/or exiting numerous transactions, valued in excess of $2.5 billion. Beginning in 2004, Mr. Colonnetta was primarily responsible for Hicks Muse/HM Capital's investments in the energy industry and secondarily in the firm's consumer industries. He served on the firm's Investment Committee, which was responsible for all investment decisions of the firm.

        J. Hale Hoak has served since 2004 as the President of Hoak & Co., where he is responsible for the daily operations of the firm including all asset allocation and investment decisions. Mr. Hoak has been an active investor in both private and publicly-traded companies for over 15 years. From 2000 to 2004, Mr. Hoak was a partner of, and helped launch, Inwood Capital Partners, L.P., a long/short equity hedge fund. From 1996 to 2000, Mr. Hoak was Vice President of Hoak Capital Corporation, where he was active in sourcing, evaluating and managing private equity investments.

        Our initial business combination must occur with one or more target businesses that together have a fair market value of at least 80% of our assets then held in the trust account (excluding the deferred underwriting commissions and taxes payable on the income earned on the trust account) at the time of the agreement to enter into the initial business combination and prior to any redemptions in connection with a vote to approve our initial business combination or the opportunity for our stockholders to sell their shares to us by means of a tender offer. The fair market value of the target or targets will be determined by our board of directors based upon one or more standards generally accepted by the financial community, such as discounted cash flow valuation or value of comparable businesses. The standard or standards used will depend on the type of target and will be based on what our board determines is appropriate in accordance with its business judgment. If our board is not able independently to determine the fair market value of the target business or businesses, we will obtain an opinion from independent investment banking firm that is a member of FINRA with respect to the satisfaction of such criteria.

        We anticipate structuring a business combination to acquire 100% of the equity interests or assets of the target business or businesses. We may, however, structure a business combination to acquire less than 100% of such interests or assets of the target business, but we will only complete such business combination if we acquire 50% or more of the outstanding voting securities of the target or are otherwise not required to register as an investment company under the Investment Company Act of 1940, as amended, or the Investment Company Act. Even if we own 50% or more of the voting securities of the target, our stockholders prior to the business combination may collectively own a minority interest in the post business combination company, depending on valuations ascribed to the target and us in the business combination transaction. If we acquire less than 100% of the equity interests or assets of a target business or businesses, the portion of such business or businesses that we acquire is what will be valued for purposes of the 80% of net assets test.

        Our management team will focus on increasing stockholder value in our initial business combination. Consistent with this strategy, we have identified the following general guidelines that we believe are important in evaluating prospective target businesses. We will use these guidelines in evaluating acquisition opportunities, but we may decide to enter into a business combination with a target business that does not meet these guidelines.

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  Competitive Targets.  We will seek to acquire one or more businesses that demonstrate advantages over their competitors by analyzing the strengths and weaknesses of target businesses relative to those competitors, which may help to protect their market position and profitability. The factors we will consider include growth prospects, competitive dynamics, opportunities for consolidation, need for capital investment and barriers to entry.

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  High-Growth Segments.  We will seek out opportunities in faster-growing segments of the market. Our management has extensive experience helping businesses in high-growth industries maximize their potential.

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  Undervalued Companies.  We will focus on assets that currently are undervalued or inefficiently managed, where our management is well-positioned to unlock their value. Our management team has extensive experience identifying such companies and helping to improve their operations and increase their value.

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  Business with Revenue and Earnings Growth Potential.  We will seek to acquire one or more businesses that have multiple, diverse potential drivers of revenue and earnings growth.

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  Companies with Potential for Strong Free Cash Flow Generation.  We will seek to acquire one or more businesses that have the potential to generate strong and stable free cash flow.

        These general guidelines are not intended to be exhaustive. Any evaluation relating to the merits of a particular initial business combination may be based, to the extent relevant, on these general guidelines as well as other considerations, factors and criteria that our management may deem relevant.

        In evaluating a prospective target business, we expect to conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management and employees, document reviews, interviews of customers and suppliers, inspections of facilities, as well as review of financial and other information which will be made available to us.

  Sourcing of Potential Acquisition Targets

        Over the course of their careers, the members of our management team have developed a broad network of contacts and corporate relationships around the world. This network has been developed and strengthened through our management team sourcing, acquiring and financing businesses, the reputation of our management team for integrity and fair dealing with sellers, financing sources and target management teams and the experience of our management team in executing transactions under varying economic and financial market conditions.

        In addition, our chairman and members of our management team have developed contacts from serving on the boards of directors of various prominent companies. Our chairman, James M. Hoak, currently serves as a director of Hoak Media Corporation, a broadcasting company focused on the acquisition, development and operations of television stations in small and medium-sized U.S. markets; Mustang Gas Compression, LLC, a provider of natural gas compression equipment and services; and Austin Industries, Inc., a construction firm. Mr. Hoak previously served as a director for numerous other private and publicly-traded companies, including Chaparral Steel Company (Non-executive Chairman), Pier 1 Imports, Inc., PanAmSat Corporation, MidAmerican Energy Company and

Airgas, Inc. Mr. Hoak is currently a Life Trustee for The Hockaday School, as well as a member of the Executive Board of Southern Methodist University's Cox School of Business. Peter S. Brodsky, our co-chief executive officer, currently serves on the boards of directors of LIN Media Corporation (NYSE: TVL), a local multimedia company that owns, operates or services 32 network-affiliated broadcast television stations in 17 U.S. markets, an interactive television station and niche web sites, mobile platforms, performance-based local and national advertising solutions, and other digital services; Unitek Global Services (NASDAQ: UNTK), a provider of engineering, construction management and installation fulfillment services to companies specializing in the telecommunications, broadband cable, wireless, two-way radio, transportation, public safety and satellite industries; and MaineToday Media, Maine's largest media company. Mr. Brodsky also serves on the boards of Greenhill School, AT&T Performing Arts Center, Vogel Alcove and KIPP: DFW, where he is chairman. Joseph Colonnetta, our co-chief executive officer, currently serves on the board of directors of Black Brush Oil & Gas, L.P., an upstream exploration and development company operating in the South Texas Eagle Ford Shale, TexStar Midstream Services, L.P., a midstream pipeline and services company operating throughout South Texas, and Unitek Global Services (NASDAQ: UNTK), a provider of engineering, construction management and installation fulfillment services to companies specializing in the telecommunications, broadband cable, wireless, two-way radio, transportation, public safety and satellite industries. He also serves on the board of the Baylor Healthcare Foundation and was twice appointed by Texas Governor Rick Perry, where he serves on the Texas College Tuition Investment Board. Mr. Colonnetta also serves as a trustee of the Teacher Retirement System of Texas, a $100 billion investment fund benefiting the school teachers in the State of Texas. Our president, J. Hale Hoak, currently serves on the board of Mustang Gas Compression, LLC, a provider of natural gas compression equipment and services; and formerly served on the boards of Ambassadors International, Inc. and Broadcast Electronics, Inc. Mr. Hoak also serves on the board of Baylor Healthcare Foundation.

        This network has provided our management team with a flow of referrals that has resulted in numerous transactions which were proprietary or where a limited group of investors were invited to participate in the sale process. We believe that the network of contacts and relationships of our management team will provide us with an important source of investment opportunities. In addition, we anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including investment market participants, private equity funds and large business enterprises seeking to divest non-core assets or divisions.

        We are not prohibited from pursuing an initial business combination with an acquisition target that is affiliated with our sponsor, officers or directors or making the acquisition through a joint venture or other form of shared ownership with our sponsor, officers or directors. In the event we seek to complete an initial business combination with an acquisition target that is affiliated with our sponsor, officers or directors, we, or a committee of independent directors, would obtain an opinion from an independent investment banking firm which is a member of FINRA, that such an initial business combination is fair to our company from a financial point of view. We are not required to obtain such an opinion in any other context.

        Each of our officers and directors, other than our independent directors, has agreed, pursuant to a written agreement with us, that until the earliest of our initial business combination, our redemption of 100% of our public shares if we do not complete our initial business combination within 21 months from the closing of this offering, or such time as he or she ceases to be an officer or director, to present to us for our consideration, prior to presentation to any other entity, any business combination opportunity with a target business having an enterprise value of $80,000,000 or more, subject to any pre-existing fiduciary or contractual obligations he or she might have, currently or in the future in respect of the companies to which he or she currently has fiduciary duties or contractual obligations. As more fully discussed in "Management—Conflicts of Interest," if any of our officers or directors becomes aware of a business combination opportunity that falls within the line of business of any entity to which he or she has pre-existing fiduciary or contractual obligations, he or she may be required to present such business combination opportunity to such entity prior to presenting such business combination opportunity to us. All of our officers and directors currently have certain relevant fiduciary duties or contractual obligations that may take priority over their duties to us. In addition, our officers and directors have agreed not to participate in the formation of, or become an officer or director of, any blank check company until we have entered into a definitive agreement regarding our initial business combination or we have failed to complete our initial business combination within the prescribed time frame.

  Status as a public company

        We believe our structure will make us an attractive business combination partner to target businesses. As an existing public company, we offer a target business an alternative to the traditional initial public offering through a merger or other business combination. In this situation, the owners of the target business would exchange their shares of stock in the target business for shares of our stock or for a combination of shares of our stock and cash, allowing us to tailor the consideration to the specific needs of the sellers. Although there are various costs and obligations associated with being a public company, we believe target businesses will find this method a more certain and cost effective method to becoming a public company than the typical initial public offering. In a typical initial public offering, there are additional expenses incurred in marketing, road show and public reporting efforts that may not be present to the same extent in connection with a business combination with us. While certain of these benefits would not be realized by a company that chooses to register a class of securities by filing a Form 10 registration statement with the Securities and Exchange Commission, a merger with our company as opposed to filing a Form 10 would allow the combined entity a cash infusion since the combined entity would have the use of any remaining amounts held in our trust account. In addition, we believe that a business combination with our company would generally provide more public float than filing a Form 10 typically would. However, filing a Form 10 would generally be a cheaper alternative for a target than consummating a business combination with us. We believe that any cost savings realized in connection with filing a Form 10 registration statement rather than entering into a business combination may be outweighed by the benefits to the target of being a public company with securities that are more broadly traded.

        Furthermore, once a proposed business combination is completed, the target business will have effectively become public, whereas an initial public offering is always subject to the underwriters' ability to complete the offering, as well as general market conditions, which could prevent the offering from occurring. Once public, we believe the target business would then have greater access to capital and an additional means of providing management incentives consistent with stockholders' interests. It can offer further benefits by augmenting a company's profile among potential new customers and vendors and aid in attracting talented employees. Notwithstanding the foregoing benefits, any target business that becomes a public company through a business combination with us may be exposed to liabilities we may have at the time of the completion of such business combination that it would otherwise not have if it went public through a traditional initial public offering.

  Financial position

        With funds available for a business combination initially in the amount of approximately $96,500,000 after payment of approximately $3,500,000 of deferred underwriting fees (or $110,675,000 after payment of approximately $4,025,000 of deferred underwriting fees if the underwriters' over-allotment option is exercised in full), we offer a target business a variety of options such as creating a liquidity event for its owners, providing capital for the potential growth and expansion of its operations or strengthening its balance sheet by reducing its debt ratio. Because we are able to complete a business combination using our cash, debt or equity securities, or a combination of the foregoing, we have the flexibility to use the most efficient combination that will allow us to tailor the consideration to be paid to the target business to fit its needs and desires. However, we have not taken any steps to secure third party financing and there can be no assurance it will be available to us. The funds available to us for a business combination in our trust account will be reduced to the extent that our stockholders redeem our public shares in connection with a business combination. In no event will we redeem shares of our common stock in connection with a business combination in an amount that would cause our net tangible assets to be less than $5,000,001 (so that we are not subject to the SEC's "penny stock" rules) or any greater net tangible asset or cash requirement which may be contained in the agreement relating to our initial business combination (such amount of shares being the maximum number of shares that can be redeemed that would still permit us to complete the proposed initial business combination). If too many public stockholders exercise their redemption rights so that we cannot satisfy the net tangible asset requirement or any net worth or cash requirements, we would not proceed with the redemption of our public shares and the related business combination, and instead may search for an alternate business combination.

Effecting our initial business combination

  General

        We are not presently engaged in, and we will not engage in, any operations for an indefinite period of time following this offering. We intend to effectuate our initial business combination using cash from the proceeds of this offering and the private placement of the sponsor warrants, our capital stock, debt or a combination of these as the consideration to be paid in our initial business combination. We may seek to complete our initial business combination with a company or business that may be financially unstable or in its early stages of development or growth, which would subject us to the numerous risks inherent in such companies and businesses.

        If our initial business combination is paid for using stock or debt securities, or not all of the funds released from the trust account are used for payment of the purchase price in connection with our business combination or used for redemptions of purchases of our common stock, we may apply the cash released to us from the trust account that is not applied to the purchase price for general corporate purposes, including for maintenance or expansion of operations of acquired businesses, the payment of principal or interest due on indebtedness incurred in completing our initial business combination, to fund the purchase of other companies or for working capital.

        We have not identified any acquisition target and we have not, nor has anyone on our behalf, initiated any substantive discussions with respect to identifying any acquisition target. From the period prior to our formation through the date of this prospectus, there have been no communications or discussions between any of our officers, directors or our sponsor and any of their potential contacts or relationships regarding a potential initial business combination. Additionally, we have not engaged or retained any agent or other representative to identify or locate any suitable acquisition candidate, to conduct any research or take any measures, directly or indirectly, to locate or contact a target business. Accordingly, there is no current basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete our initial business combination. Although our management will assess the risks inherent in a particular target business with which we may combine, we cannot assure you that this assessment will result in our identifying all risks that a target business may encounter. Furthermore, some of those risks may be outside of our control, meaning that we can do nothing to control or reduce the chances that those risks will adversely impact a target business.

        We may seek to raise additional funds through a private offering of debt or equity securities in connection with the completion of our initial business combination, and we may effectuate an initial business combination using the proceeds of such offering rather than using the amounts held in the trust account. Subject to compliance with applicable securities laws, we would complete such financing only simultaneously with the completion of our business combination. In the case of an initial business combination funded with assets other than the trust account assets, our tender offer documents or proxy materials disclosing the business combination would disclose the terms of the financing and, only if required by law, we would seek stockholder approval of such financing. There are no prohibitions on our ability to raise funds privately or through loans in connection with our initial business combination. At this time, we are not a party to any arrangement or understanding with any third party with respect to raising any additional funds through the sale of securities or otherwise.

  Sources of target businesses

        We anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including investment bankers, private investment funds and other members of the financial community. Target businesses may be brought to our attention by such unaffiliated sources as a result of being solicited by us through calls or mailings. These sources may also introduce us to target businesses in which they think we may be interested on an unsolicited basis, since many of these sources will have read this prospectus and know what types of businesses we are targeting. Our officers and directors, as well as their affiliates, may also bring to our attention target business candidates that they become aware of through their business contacts as a result of formal or informal inquiries or discussions they may have, as well as attending trade shows or conventions. In addition, we expect to receive a number of proprietary deal flow opportunities that would not otherwise necessarily be available to us as a result of the track record and business relationships of our officers and directors. While we do not presently anticipate engaging the services of professional firms or other individuals that specialize in business acquisitions on any formal basis, we may engage these firms or other individuals in the future, in which event we may pay a finder's fee, consulting fee or other compensation to be determined in an arm's length negotiation based on the terms of the transaction. We will engage a finder only to the extent our management determines that the use of a finder may bring opportunities to us that may not otherwise be available to us or if finders approach us on an unsolicited basis with a potential transaction that our management determines is in our best interest to pursue. Payment of finder's fees is customarily tied to completion of a transaction, in which case any such fee will be paid out of the funds held in the trust account. In no event, however, will our sponsor or any of our existing officers or directors, or any entity with which they are affiliated, be paid any finder's fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the completion of our initial business combination (regardless of the type of transaction that it is). None of our sponsor, officers, directors and any of their respective affiliates will be allowed to receive any compensation, finder's fees or consulting fees from a prospective acquisition target in connection with a contemplated acquisition of such target by us. Although some of our officers and directors may enter into employment or consulting agreements with the acquired business following our initial business combination, the presence or absence of any such arrangements will not be used as a criteria in our selection process of an acquisition candidate.

        We are not prohibited from pursuing an initial business combination with an acquisition target that is affiliated with our sponsor, officers or directors or making the acquisition through a joint venture or other form of shared ownership with our sponsor, officers or directors. In the event we seek to complete an initial business combination with an acquisition target that is affiliated with our sponsor, officers or directors, we, or a committee of independent directors, would obtain an opinion from an independent investment banking firm which is a member of FINRA, that such an initial business combination is fair to our company from a financial point of view. We are not required to obtain such an opinion in any other context.

  Selection of a target business and structuring of our initial business combination

        Our initial business combination must occur with one or more target businesses that together have a fair market value of at least 80% of our assets then held in the trust account (excluding the deferred underwriting commissions and taxes payable on the income earned on the trust account) at the time of the agreement to enter into the initial business combination and prior to any redemptions in connection with a vote to approve our initial business combination or the opportunity for our stockholders to sell their shares to us by means of a tender offer. The fair market value of the target or targets will be determined by our board of directors based upon one or more standards generally accepted by the financial community, such as discounted cash flow valuation or value of comparable businesses. The standard or standards used will depend on the type of target and will be based on what our board determines is appropriate in accordance with its business judgment. If our board is not able independently to determine the fair market value of the target business or businesses, we will obtain an opinion from independent investment banking firm that is a member of FINRA with respect to the satisfaction of such criteria. Subject to this requirement, our management will have virtually unrestricted flexibility in identifying and selecting one or more prospective target businesses, although we will not be permitted to effectuate our initial business combination with another blank check company or a similar company with nominal operations. In any case, we will only complete an initial business combination in which we acquire 50% or more of the outstanding voting securities of the target or are otherwise not required to register as an investment company under the Investment Company Act. We would acquire less than 50% of the outstanding voting securities of a target only in situations where we would maintain "control" (as determined under the Investment Company Act) of the target company and our control over the target company is greater than that of any other person. If we acquire less than 100% of the equity interests or assets of a target business or businesses, the portion of such business or businesses that we acquire is what will be valued for purposes of the 80% of net assets test. There is no basis for investors in this offering to evaluate the possible merits or risks of any target business with which we may ultimately complete a business combination. To the extent we effect a business combination with a company or business that may be financially unstable or in its early stages of development or growth, we may be affected by numerous risks inherent in such company or business. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.

        In evaluating a prospective target business, we expect to conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management and employees, document reviews, interviews of customers and suppliers, inspection of facilities, as well as review of financial and other information which will be made available to us.

        The time required to select and evaluate a target business and to structure and complete our initial business combination, and the costs associated with this process, are not currently ascertainable with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business combination is not ultimately completed will result in our incurring losses and will reduce the funds we can use to complete another business combination. We will not pay any finders or consulting fees to members of our management team, or any of their respective affiliates, for services rendered to or in connection with a business combination.

  Lack of business diversification

        For an indefinite period of time after completion of our initial business combination, the prospects for our success may depend entirely on the future performance of a single business. Unlike other entities that have the resources to complete business combinations with multiple entities in one or several industries, it is probable that we will not have the resources to diversify our operations and mitigate the risks of being in a single line of business. By completing a business combination with only a single entity, our lack of diversification may:

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  subject us to negative economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact on the particular industry in which we operate after our initial business combination, and

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  cause us to depend on the marketing and sale of a single product or limited number of products or services.

  Limited ability to evaluate the target's management team

        Although we intend to closely scrutinize the management of a prospective target business when evaluating the desirability of effecting a business combination with that business, our assessment of the target business's management may not prove to be correct. In addition, the future management may not have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of members of our management team, if any, in the target business cannot presently be stated with any certainty. While it is possible that one or more of our directors will remain associated in some capacity with us following a business combination, it is unlikely that any of them will devote their full efforts to our affairs subsequent to a business combination. Moreover, we cannot assure you that members of our management team will have significant experience or knowledge relating to the operations of the particular target business. We cannot assure you that any of our key personnel will remain in senior management or advisory positions with the combined company. The determination as to whether any of our key personnel will remain with the combined company will be made at the time of our initial business combination.

        Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

  Stockholders may not have the ability to approve a business combination

        After signing a definitive agreement for a business combination, we will either (i) seek stockholder approval of the business combination at a meeting called for such purpose in connection with which stockholders may seek to redeem their shares, regardless of whether they vote for or against the business combination, for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, including interest but less franchise and income taxes payable, or (ii) provide stockholders with the opportunity to sell their shares to us by means of a tender offer (and thereby avoid the need for a stockholder vote) for an amount in cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, including interest but less franchise and income taxes payable. We intend to conduct redemptions without a stockholder vote pursuant to the tender offer rules of the SEC. Therefore we do not intend to seek stockholder approval before we effect our initial business combination as not all business combinations require stockholder approval under applicable state law. However, we will seek stockholder approval, if it is required by law, or we may decide to seek stockholder approval for business or other legal reasons. Presented in the table below is a graphic explanation of the types of initial business combinations we may consider and whether stockholder approval is currently required under Delaware law for each such transaction.

Type of Transaction	Whether Stockholder Approval is Required
Purchase of assets	No
Purchase of stock of target not involving a merger with the company	No
Merger of target into a subsidiary of the company	No
Merger of the company with a target	Yes

The decision as to whether we will seek stockholder approval of a proposed business combination or will allow stockholders to sell their shares to us in a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require us to seek stockholder approval. For instance, asset acquisitions and stock purchases would not typically require stockholder approval while direct mergers with our company where we do not survive and transactions where we issue more than 20% of our outstanding common stock or seek to amend our amended and restated certificate of incorporation would.

  Permitted purchases of our securities

        If we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, prior to the completion of a business combination, our amended and restated certificate of incorporation will permit the release to us from the trust account amounts necessary to purchase up to 50% of the shares sold in this offering (5,000,000 shares, or 5,750,000 shares if the underwriters' over-allotment option is exercised in full) at any time commencing after the filing of a preliminary proxy statement for our initial business combination and ending on the date of the stockholder meeting to approve the initial business combination. Purchases will be made only in open market transactions at times when we are not in possession of any material non-public information and may not be made during a restricted period under Regulation M under the Exchange Act. Rule 10b-18 under the Exchange Act provides a voluntary safe harbor for purchases made under certain conditions, including with respect to the manner of sale (sales are required to be effected through one broker on a single day, subject to certain exceptions), timing (purchases are subject to certain restrictions at the beginning and end of the trading session), pricing (the purchase price may not exceed the highest independent bid or the last independent transaction price, whichever is higher) and volume of purchases (the total volume of Rule 10b-18 purchases effected by us or any affiliated purchasers effected on any single day generally must not exceed 25% of the average daily trading volume of the shares). Due to the relatively sporadic public trading and low trading volumes of securities of similarly structured blank check companies and the possibility that a significant number of our investors may not elect to trade their units separately, it is unlikely that we would be able to make such purchases under Rule 10b-18 and still accomplish the intended goals of such purchases. Therefore, we do not expect to be able to comply with Rule 10b-18 and may make such purchases outside of the requirements of Rule 10b-18 to the extent we deem such purchases to be in the best interests of the Company. However, if such purchases are made, we intend to make all efforts to comply with such provisions. In addition, if any purchases are made, the Company does not expect such purchases to be in amounts nearing the 50% of shares that are permitted to be repurchased. To the extent that we make purchases outside of the safe harbor provided by Rule 10b-18, such purchases may be made at prices in excess of the highest independent bid or last independent transaction price; any purchases we make will be at prices (inclusive of commissions) not to exceed the per-share amount then held in the trust account (approximately $10.00 per share or approximately $9.97 per share if the underwriters' over-allotment option is exercised in full). Any difference between the prices we pay and the per-share amount then held in the trust account will remain in the trust account and will be available for distribution to our remaining public stockholders upon any subsequent redemption of our public shares. We can purchase any or all of the 5,000,000 shares (or 5,750,000 shares if the over-allotment option is exercised in full) we are entitled to purchase. It will be entirely in our discretion as to how many shares are purchased. Purchasing decisions will be made based on various factors, including the then current market price of our common stock and the terms of the proposed business combination. However, we would not make any such purchases in an amount that would cause our net tangible assets to be less than $5,000,001. All shares purchased by us will be immediately cancelled. Such open market purchases, if any, would be conducted by us to minimize any disparity between the then current market price of our common stock and the per-share amount held in the trust account. A market price below the per-share trust amount could provide an incentive for purchasers to buy our shares after the filing of our preliminary proxy statement at a discount to the per-share amount held in the trust account for the sole purpose of voting against our initial business combination and exercising redemption rights for the full per-share amount held in the trust account. Such trading activity could enable such investors to block a business combination by making it difficult for us to obtain the approval of such business combination by the vote of a majority of our outstanding shares of common stock that are voted.

        Any applicable restricted period under Regulation M would continue until the later of (i) execution of the definitive business combination agreement or (ii) the end of the valuation period. If our business combination requires us to issue securities to the shareholders of the target who will be solicited to approve the business combination, the restricted period would be deemed to commence on the day of mailing the proxy solicitation materials and continue through the end of the period in which the target shareholders can vote on the business combination, provided that if the valuation period occurs outside of the proxy solicitation period, an additional restricted period would commence one (or five) business days prior to the commencement of the valuation period and continue until the valuation period ends. In addition, if we engage in an offering of securities at the time of the business combination, there may also be a restricted period under Regulation M depending on the nature of the offering. However, in the event that we consummated a business combination without issuing securities, there would not be a restricted period under Regulation M with respect to transactions in our common stock.

        In addition, in the event we seek stockholder approval of our business combination and we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, we may enter into privately negotiated transactions to purchase public shares following the completion of the business combination from stockholders who would have otherwise elected to have their shares redeemed in conjunction with a proxy solicitation pursuant to the proxy rules for a per-share pro rata portion of the trust account. Our sponsor, directors, officers, advisors or their affiliates may also purchase shares in privately negotiated transactions if we seek stockholder approval of our initial business combination, either prior to or following the completion of our initial business combination. However, neither we, nor our sponsor, directors or officers have any current commitments, plans or intentions to engage in such transactions or formulated any terms or conditions for any such transactions. In addition, we would not make any such purchases in an amount that would cause our net tangible assets to be less than $5,000,001. If either we or they engage in such transactions, neither we nor they will make any such purchases when we or they are in possession of any material non-public information not disclosed to the seller. Such a purchase would include a contractual acknowledgement that such stockholder, although still the record holder of our shares is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that we or our sponsor, directors, officers, advisors or their affiliates purchase shares in privately negotiated transactions from public stockholders who have already elected to exercise their redemption rights, such selling stockholders would be required to revoke their prior elections to redeem their shares.

        The purpose of such purchases would be to (i) increase the likelihood of obtaining stockholder approval of the business combination or (ii) where the purchases are made by our sponsor, directors, officers, advisors or their affiliates, to satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of the business combination, where it appears that such requirement would otherwise not be met. This may result in the completion of a business combination that may not otherwise have been possible.

        As a consequence of any such purchases by us:

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  the funds in our trust account that are so used will not be available to us after the business combination;

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  the public "float" of our common stock may be reduced and the number of beneficial holders of our securities may be reduced, which may make it difficult to obtain the quotation, listing or trading of our securities on a national securities exchange;

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  because the stockholders who sell their shares in a privately negotiated transaction or pursuant to market transactions as described above may receive a per-share purchase price payable from the trust account that is not reduced by a pro rata share of the deferred underwriting commissions or franchise or income taxes payable, our remaining stockholders may bear the entire payment of such deferred commissions and franchise or income taxes payable (as well as, in the case of purchases which occur prior to the completion of our initial business combination, up to $100,000 of net interest that may be released to us from the trust account to fund our dissolution expenses in the event we do not complete our initial business combination within the prescribed time frame). That is, if we seek stockholder approval of our initial business combination, the redemption price per share payable to public stockholders who elect to have their shares redeemed will be reduced by a larger percentage of the franchise or income taxes payable than it would have been in the absence of such privately negotiated or market transactions, and stockholders who do not elect to have their shares redeemed and remain our stockholders after the business combination will bear the economic burden of the deferred commissions and franchise or income taxes payable (regardless of whether and to what extent the Company redeems shares in connection with such initial business combination) because such amounts will be payable by us; and

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  the payment of any premium would result in a reduction in book value per share for the remaining stockholders compared to the value received by stockholders that have their shares purchased by us at a premium.

        Our sponsor, officers, directors and/or their affiliates anticipate that they will identify the stockholders with whom our sponsor, officers, directors or their affiliates may pursue privately negotiated purchases by the stockholders contacting us directly. To the extent that our sponsor, officers, directors, advisors or their affiliates enter into a private purchase, they would identify and contact only potential selling stockholders who have expressed their election to redeem their shares for a pro rata share of the trust account or vote against the business combination. Pursuant to the terms of such arrangements, any shares so purchased by our sponsor, officers, advisors, directors and/or their affiliates would then revoke their election to redeem such shares. The terms of such purchases would operate to facilitate our ability to complete a proposed business combination by potentially reducing the number of shares redeemed for cash. We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if we determine at the time of any such purchases that the purchases are subject to such rules, we will comply with such rules.

  Redemption rights for public stockholders upon completion of our initial business combination

        We will provide our stockholders with the opportunity to redeem their shares upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest but net of franchise and income taxes payable, divided by the number of then outstanding public shares, subject to the limitations described herein. The amount in the trust account is initially anticipated to be approximately $10.00 per public share, or approximately $9.97 per public share if the underwriters' over-allotment option is exercised in full. Our initial stockholders have agreed, pursuant to a written agreement with us, to waive their redemption rights with respect to their founder shares and any public shares they may hold in connection with the completion of a business combination.

  Manner of Conducting Redemptions

        Unlike some other blank check companies that hold stockholder votes and conduct proxy solicitations in conjunction with their initial business combinations and provide for related redemptions of public shares for cash upon completion of such initial business combinations even if not required by law, if a stockholder vote is not required by law and we do not decide to hold a stockholder vote for business or other legal reasons, we will, pursuant to our amended and restated certificate of incorporation:

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  conduct the redemptions pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, which regulate issuer tender offers, and

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  file tender offer documents with the SEC prior to completing our initial business combination which will contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act, which regulates the solicitation of proxies, and we will not be permitted to complete our initial business combination until the expiration of the tender offer period.

        In the event we conduct redemptions pursuant to the tender offer rules, our offer to redeem shall remain open for at least 20 business days, in accordance with Rule 14e-1(a) under the Exchange Act. In addition, the tender offer will be conditioned on public stockholders not tendering more than a specified number of public shares, which number will be based on the requirement that we may not redeem public shares in an amount that would cause our net tangible assets to be less than $5,000,001 (so that we are not subject to the SEC's "penny stock" rules) or any greater net tangible asset or cash requirement which may be contained in the agreement relating to our initial business combination (such amount of shares being the maximum number of shares that can be redeemed that would still permit us to complete the proposed initial business combination). If public stockholders tender more shares than we have offered to purchase, we will withdraw the tender offer and not complete the initial business combination.

        When we conduct a tender offer to redeem our public shares upon completion of our initial business combination, in order to comply with the tender offer rules, the offer will be made to all of our stockholders, not just our public stockholders. Our initial stockholders have agreed, pursuant to a written agreement with us, to waive their redemption rights with respect to their founder shares and public shares in connection with any such tender offer.

        If, however, stockholder approval of the transaction is required by law, or we decide to obtain stockholder approval for business or other legal reasons, we will, pursuant to our amended and restated certificate of incorporation:

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  conduct the redemptions in conjunction with a proxy solicitation pursuant to Regulation 14A of the Exchange Act, which regulates the solicitation of proxies, and not pursuant to the tender offer rules, and

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  file proxy materials with the SEC.

        In the event that we seek stockholder approval of our initial business combination, we will distribute proxy materials and, in connection therewith, provide our public stockholders with the redemption rights described above upon completion of the initial business combination.

        If we seek stockholder approval, we will complete our initial business combination only if a majority of the outstanding shares of common stock voted are voted in favor of the business combination. In such case, our initial stockholders have agreed, pursuant to a written agreement with us, to vote their founder shares in accordance with the majority of the votes cast by the public stockholders and to vote any public shares purchased during or after the offering in favor of our initial business combination. Each public stockholder may elect to redeem their public shares irrespective of whether they vote for or against the proposed transaction. In addition, our initial stockholders have agreed to waive their redemption rights with respect to their founder shares and public shares in connection with the completion of a business combination.

        Many blank check companies would not be able to complete a business combination if the holders of the company's public shares voted against a proposed business combination and elected to redeem or convert more than a specified maximum percentage of the shares sold in such company's initial public offering, which percentage threshold has typically been between 19.99% and 39.99%. As a result, many blank check companies have been unable to complete business combinations because the amount of shares voted by their public stockholders electing conversion exceeded the maximum conversion threshold pursuant to which such company could proceed with a business combination. Since we have no such specified maximum redemption threshold, our structure is different in this respect from the structure that has been used by many blank check companies. However, we may not redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 (so that we are not subject to the SEC's "penny stock" rules) or any greater net tangible asset or cash requirement that may be contained in the agreement relating to our initial business combination (such amount of shares being the maximum number of shares that can be redeemed that would still permit us to complete the proposed initial business combination). If too many public stockholders exercise their redemption rights so that we cannot satisfy the net tangible asset requirement or any net worth or cash requirements, we would not proceed with the redemption of our public shares and the related business combination, and instead may search for an alternate business combination.

  Limitation on redemption rights upon completion of a business combination if we seek stockholder approval

        Notwithstanding the foregoing, if we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, our amended and restated certificate of incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a "group" (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect to more than an aggregate of 10% of the shares sold in this offering. We believe this restriction will discourage stockholders from accumulating large blocks of shares, and subsequent attempts by such holders to use their ability to exercise their redemption rights as a means to force us or our management to purchase their shares at a significant premium to the then-current market price or on other undesirable terms. Absent this provision, a public stockholder holding more than an aggregate of 10% of the shares sold in this offering could threaten to exercise its redemption rights if such holder's shares are not purchased by us or our management at a premium to the then-current market price or on other undesirable terms. By limiting our stockholders' ability to redeem no more than 10% of the shares sold in this offering, we believe we will limit the ability of a small group of stockholders to unreasonably attempt to block our ability to complete a business combination, particularly in connection with a business combination with a target that requires as a closing condition that we have a minimum net worth or a certain amount of cash. However, we would not be restricting our stockholders' ability to vote all of their shares for or against a business combination.

  Tendering stock certificates in connection with redemption rights

        We may require our public stockholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in "street name," to either tender their certificates to our transfer agent up to two business days prior to the vote on the proposal to approve the business combination in the event we distribute proxy materials, or to deliver their shares to the transfer agent electronically using Depository Trust Company's DWAC (Deposit/Withdrawal At Custodian) System, at the holder's option. No similar early delivery of certificates would be required in connection with a tender offer. The proxy materials that we will furnish to holders of our public shares in connection with our initial business combination will indicate whether we are requiring public stockholders to satisfy such delivery requirements. Accordingly, a public stockholder would have up to two days prior to the vote on the business combination if we distribute proxy materials to tender its shares if it wishes to seek to exercise its redemption rights. Given the relatively short exercise period, it is advisable for stockholders to use electronic delivery of their public shares.

        There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC System. The transfer agent will typically charge the tendering broker $35.00 and it would be up to the broker whether or not to pass this cost on to the redeeming holder. However, this fee would be incurred regardless of whether or not we require holders seeking to exercise redemption rights to tender their shares. The need to deliver shares is a requirement of exercising redemption rights regardless of the timing of when such delivery must be effectuated.

        The foregoing is different from the procedures used by many blank check companies. In order to perfect redemption rights in connection with their business combinations, many blank check companies would distribute proxy materials for the stockholders' vote on an initial business combination, and a holder could simply vote against a proposed business combination and check a box on the proxy card indicating such holder was seeking to exercise his redemption rights. After the business combination was approved, the company would contact such stockholder to arrange for him to deliver his certificate to verify ownership. As a result, the stockholder then had an "option window" after the completion of the business combination during which he could monitor the price of the company's stock in the market. If the price rose above the redemption price, he could sell his shares in the open market before actually delivering his shares to the company for cancellation. As a result, the redemption rights, to which stockholders were aware they needed to commit before the stockholder meeting, would become "option" rights surviving past the completion of the business combination until the redeeming holder delivered its certificate. The requirement for physical or electronic delivery prior to the meeting ensures that a redeeming holder's election to redeem is irrevocable once the business combination is approved.

        Any request to redeem such shares, once made, may be withdrawn at any time up to the date set forth in the tender offer materials or the date of the stockholder meeting set forth in our proxy materials, as applicable. Furthermore, if a holder of a public share delivered its certificate in connection with an election of redemption rights and subsequently decides prior to the applicable date not to elect to exercise such rights, such holder may simply request that the transfer agent return the certificate (physically or electronically). It is anticipated that the funds to be distributed to holders of our public shares electing to redeem their shares will be distributed promptly after the completion of a business combination.

        If the initial business combination is not approved or completed for any reason, then our public stockholders who elected to exercise their redemption rights would not be entitled to redeem their shares for the applicable pro rata share of the trust account. In such case, we will promptly return any certificates delivered by public holders who elected to redeem their shares.

        If our initial proposed business combination is not completed, we may continue to try to complete a business combination with a different target until 21 months from the closing of this offering.

  Redemption of public shares and liquidation if no initial business combination

        Our sponsor, officers and directors have agreed that we will have only 21 months from the closing of this offering to complete our initial business combination. If we are unable to complete a business combination within such time period, our amended and restated certificate of incorporation provides that we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest but net of franchise and income taxes payable (less up to $100,000 of such net interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders' rights as stockholders (including the right to receive further liquidation distributions, if any), subject to the requirement that any refund of income taxes that were paid from the trust account which is received after such redemption shall be distributed to the former public stockholders, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors, and not continue in existence to enter into a business combination or for any other purpose.

        Our initial stockholders have agreed, pursuant to a written agreement with us, to waive their redemption rights with respect to their founder shares if we fail to complete a business combination within 21 months from the closing of this offering. However, if our sponsor, or any of our officers, directors or affiliates acquire public shares in or after this offering, they will be entitled to redemption rights with respect to such public shares if we fail to complete a business combination within the required time period. There will be no redemption rights or liquidating distributions with respect to our warrants, which will expire worthless in the event we do not complete a business combination within the prescribed time frame.

        Our sponsor, officers, directors and director nominees have agreed, pursuant to a written agreement with us, that they will not propose any amendment to our amended and restated certificate of incorporation that would affect the substance or timing of our obligation to redeem 100% of our public shares if we do not complete a business combination with 21 months from the closing of this offering. If, nevertheless, such an amendment is approved by our stockholders, we will provide our public stockholders with the opportunity to redeem their shares of common stock upon such approval at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest but net of franchise and income taxes payable, divided by the number of then outstanding public shares.

        We expect that all costs and expenses associated with implementing our plan of dissolution, as well as payments to any creditors, will be funded from amounts remaining out of the $750,000 of proceeds held outside the trust account and from up to $1,000,000, subject to adjustment in the event the size of the offering changes as a result of the underwriters' exercise of any portion of the over-allotment option or if we otherwise decide to change the size of this offering, in interest income on the balance of the trust account (net franchise and income taxes payable) that will be released to us to fund our working capital requirements, although we cannot assure you that there will be sufficient funds for such purpose. However, if those funds are not sufficient to cover the costs and expenses associated with implementing our plan of dissolution, to the extent that there is any interest accrued in the trust account not required to pay franchise and income taxes on interest income earned on the trust account balance, we may request the trustee to release to us an additional amount of up to $100,000 of such accrued interest to pay those costs and expenses.

        If we were to expend all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the per-share redemption amount received by stockholders upon our dissolution would be approximately $10.00 (or approximately $9.97 if the underwriters' over-allotment option is exercised in full). The proceeds deposited in the trust account could, however, become subject to the claims of our creditors which would have higher priority than the claims of our public stockholders. We cannot assure you that the actual per-share redemption amount received by stockholders will not be less than approximately $10.00, plus interest (net of any franchise and income taxes payable). Under Section 281(b) of the DGCL, our plan of dissolution must provide for all claims against us to be paid in full or make provision for payments to be made in full, as applicable, if there are sufficient assets. These claims must be paid or provided for before we make any distribution of our remaining assets to our stockholders. While we intend to pay such amounts, if any, we cannot assure you that we will have funds sufficient to pay or provide for all creditors' claims.

        Although we will seek to have all vendors, service providers, prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the trust account including but not limited to fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with respect to a claim against our assets, including the funds held in the trust account. A waiver could be deemed unenforceable for numerous reasons, such as lack of consideration, ambiguity, unconscionability and public policy reasons. If any third party refuses to execute an agreement waiving such claims to the monies held in the trust account, our management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if management believes that such third party's engagement would be significantly more beneficial to us than any alternative. Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. In order to protect the amounts held in the trust account, Messrs. Hoak, Brodsky, Colonnetta and Hoak have agreed that they will be jointly and severally liable to us if and to the extent any claims by a vendor for services rendered or products sold to us pursuant to a written agreement with us , or by a prospective target business with which we have entered into a transaction agreement, reduce the amounts in the trust account to below $10.00 per share (or approximately $9.97 per share if the underwriters' over-allotment option is exercised in full), except as to any claims by a third party or target business who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party or target business, Messrs. Hoak, Brodsky, Colonnetta and Hoak will not be responsible to the extent of any liability for such third party claims. However, we have not asked Messrs. Hoak, Brodsky, Colonnetta and Hoak to reserve for such indemnification obligations and we cannot assure you that Messrs. Hoak, Brodsky, Colonnetta and Hoak would be able to satisfy those obligations. None of our other officers or directors will provide any similar or other indemnity.

        In the event that the proceeds in the trust account are reduced below $10.00 per public share (or approximately $9.97 per public share if the underwriters' over-allotment option is exercised in full) and Messrs. Hoak, Brodsky, Colonnetta and Hoak assert that they are unable to satisfy their joint and several indemnification obligations or that they have no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against Messrs. Hoak, Brodsky, Colonnetta and Hoak to enforce their indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against Messrs. Hoak, Brodsky, Colonnetta and Hoak to enforce their indemnification obligations to us, it is possible that our independent directors in exercising their business judgment may choose not to do so in any particular instance. Accordingly, we cannot assure you that due to claims of creditors the actual value of the per-share redemption price will not be less than $10.00 per public share (or approximately $9.97 per public share if the underwriters' over-allotment option is exercised in full).

        We will seek to reduce the possibility that Messrs. Hoak, Brodsky, Colonnetta and Hoak will have to indemnify the trust account due to claims of creditors by endeavoring to have all vendors, service providers, prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to monies held in the trust account.

Messrs. Hoak, Brodsky, Colonnetta and Hoak will also not be liable as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. We will have access to up to $750,000 from the proceeds of this offering, and up to $1,000,000, subject to adjustment in the event the size of the offering changes as a result of the underwriters' exercise of any portion of the over-allotment option or if we otherwise decide to change the size of this offering, in interest income on the balance of the trust account (net of franchise and income taxes payable) with which to pay any such potential claims (including costs and expenses incurred in connection with our liquidation, currently estimated to be no more than approximately $100,000). In the event that we liquidate and it is subsequently determined that the reserve for claims and liabilities is insufficient, stockholders who received funds from our trust account could be liable for claims made by creditors. In the event that our offering expenses exceed our estimate of $750,000, we may fund such excess with funds from the $750,000 not to be held in the trust account. In such case, the amount of funds we intend to be held outside the trust account would decrease by a corresponding amount. Conversely, in the event that the offering expenses are less than our estimate of $750,000, the amount of funds we intend to be held outside the trust account would increase by a corresponding amount.

        Under the DGCL, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. The pro rata portion of our trust account distributed to our public stockholders upon the redemption of 100% of our public shares in the event we do not complete our initial business combination within 21 months from the closing of this offering, may be considered a liquidation distribution under Delaware law. If the corporation complies with certain procedures set forth in Section 280 of the DGCL intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder's pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution.

        Furthermore, if the pro rata portion of our trust account distributed to our public stockholders upon the redemption of 100% of our public shares in the event we do not complete our initial business combination within 21 months from the closing of this offering is not considered a liquidation distribution under Delaware law and such redemption distribution is deemed to be unlawful, then pursuant to Section 174 of the DGCL, the statute of limitations for claims of creditors could then be six years after the unlawful redemption distribution, instead of three years, as in the case of a liquidation distribution. If we are unable to complete a business combination within the prescribed time frame, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest but net of franchise and income taxes payable (less up to $100,000 of such net interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders' rights as stockholders (including the right to receive further liquidation distributions, if any), subject to the requirement that any refund of income taxes that were paid from the trust account which is received after such redemption shall be distributed to the former public stockholders, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors, and not continue in existence to enter into a business combination or for any other purpose. Accordingly, it is our intention to redeem our public shares as soon as reasonably possible following our 21st month and, therefore, we do not intend to comply with those procedures. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend well beyond the third anniversary of such date.

        Because we will not be complying with Section 280, Section 281(b) of the DGCL requires us to adopt a plan, based on facts known to us at such time that will provide for our payment of all existing and pending claims or claims that may be potentially brought against us within the subsequent 10 years. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors (such as lawyers, investment bankers, etc.) or prospective target businesses. As described above, pursuant to the obligation contained in our underwriting agreement, we will seek to have all vendors, service providers, prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account. As a result of this obligation, the claims that could be made against us are significantly limited and the likelihood that any claim that would result in any liability extending to the trust account is remote. Even though Messrs. Hoak, Brodsky, Colonnetta and Hoak have agreed, pursuant to a written agreement with us, that they will be jointly and severally liable to us if, and to the extent, any claims by a vendor for services rendered or products sold to us pursuant to a written agreement with us, or by a prospective target business with which we have entered into a transaction agreement, Messrs. Hoak, Brodsky, Colonnetta and Hoak may be liable only to the extent necessary to ensure that the amounts in the trust account are not reduced below $10.00 per public share (or approximately $9.97 per public share if the underwriters' over-allotment option is exercised in full) less any per-share amounts distributed from our trust account to our public stockholders in the event we are unable to complete a business combination within 21 months from the closing of this offering and will not be liable as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. In the event that an executed waiver is deemed to be unenforceable against a third party, Messrs. Hoak, Brodsky, Colonnetta and Hoak will not be responsible to the extent of any liability for such third-party claims.

        If we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. Even though we will seek to have parties that provide services or products to us pursuant to a written agreement and prospective targets with whom we enter into acquisition agreements waive claims against our trust account, the trust account could still be subject to claims of third parties. There is also a risk that the aformentioned waivers may be unenforceable. Furthermore, parties that do not have written agreements with us might bring non-contractual claims against our trust account. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return $10.00 per share to our public stockholders. Additionally, if we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a "preferential transfer" or a "fraudulent conveyance." As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. Furthermore, our board may be viewed as having breached its fiduciary duty to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

        Our public stockholders will be entitled to receive funds from the trust account only in the event of the redemption of 100% of our public shares if we do not complete a business combination within 21 months from the closing of this offering or if they redeem their respective shares for cash upon the completion of the initial business combination. In no other circumstances will a stockholder have any right or interest of any kind to or in the trust account. In the event we seek stockholder approval in connection with our initial business combination, a stockholder's voting in connection with the business combination alone will not result in a stockholder's redeeming its shares to us for an applicable pro rata share of the trust account. Such stockholder must have also exercised its redemption rights described above.

Comparison of redemption or purchase prices in connection with our initial business combination and if we fail to complete a business combination.

        The following table compares the redemptions and other permitted purchases of public shares that may take place in connection with the completion of our initial business combination and if we are unable to complete an initial business combination within 21 months from the closing of this offering.

	Redemptions in Connection with our Initial Business Combination	Other Permitted Purchases of Public Shares by us or our Affiliates	Redemptions if we fail to Complete an Initial Business Combination
Calculation of redemption price	Redemptions at the time of our initial business combination may be made pursuant to a tender offer or in connection with a stockholder vote. The redemption price will be the same whether we conduct redemptions pursuant to a tender offer or in connection with a stockholder vote. In either case, our public stockholders may redeem their public shares for cash equal to the aggregate amount then on deposit in the trust account (which is initially anticipated to be approximately $10.00 per public share, or approximately $9.97 per public share if the underwriters' over-allotment option is exercised in full), including interest less franchise and income taxes payable, divided by the number of then outstanding public shares, subject to the limitation that no redemptions will take place if all of the redemptions would cause our net tangible assets to be less than $5,000,001.	If we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, prior to the completion of a business combination, there can be released to us from the trust account amounts necessary to purchase up to 50% of the shares sold in this offering. Such purchases would be at prices not to exceed the per-share amount then held in the trust account (which is initially anticipated to be approximately $10.00 per share or approximately $9.97 per share if the underwriters' over-allotment option is exercised in full). In addition, if we seek stockholder approval of our initial business combination, we may enter into privately negotiated transactions to purchase public shares from stockholders following completion of the initial business combination with proceeds released to us from the trust account immediately following completion of the initial business combination. There is no limit to the prices that we or our sponsor, directors, officers, advisors or their affiliates may pay in these transactions.	If we are unable to complete an initial business combination within 21 months from the closing of this offering, we will redeem all public shares at a per-share price, payable in cash, equal to the aggregate amount, then on deposit in the trust account (which is initially anticipated to be approximately $10.00 per public share, or approximately $9.97 per public share if the underwriters' over-allotment option is exercised in full), including interest less franchise and income taxes payable and less up to $100,000 of such net interest to pay dissolution expenses, divided by the number of then outstanding public shares. In addition we will be required to distribute to the former public stockholders any refund of income taxes that were paid from the trust account which is received after such redemption.

	Redemptions in Connection with our Initial Business Combination	Other Permitted Purchases of Public Shares by us or our Affiliates	Redemptions if we fail to Complete an Initial Business Combination
Impact to remaining stockholders	The redemptions in connection with our initial business combination will reduce the book value per share for our remaining stockholders, who will bear the burden of the deferred underwriting commissions and franchise and income taxes payable.	If the permitted purchases described above are made at prices not exceeding the per-share amount then held in the trust account, these purchases will reduce the book value per share for our remaining stockholders following a business combination, who will bear the burden of the deferred underwriting commissions and franchise and income taxes payable. If we make these purchases using funds released to us from the trust account following completion of a business combination at prices that are at a premium to the per-share amount then held in the trust account, our remaining stockholders will also experience a reduction in book value per share to the extent of such premiums.	The redemption of 100% of our public shares if we fail to complete a business combination will reduce the book value per share for the shares held by our initial stockholders, who will be our only remaining stockholders after such redemptions.

Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419

        The following table compares the terms of this offering to the terms of an offering by a blank check company subject to the provisions of Rule 419. This comparison assumes that the gross proceeds, underwriting commissions and underwriting expenses of our offering would be identical to those of an offering undertaken by a company subject to Rule 419, and that the underwriters will not exercise their over-allotment option. None of the provisions of Rule 419 apply to our offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds	Approximately $100,000,000 of the net offering proceeds, which includes the $3,500,000 net proceeds from the sale of the sponsor warrants and approximately $3,500,000 in deferred underwriting commissions (approximately $4,025,000 if the underwriters' over-allotment option is exercised in full), regardless of whether and to what extent the Company redeems shares in connection with such initial business combination, will be deposited into a trust account located in the United States with Continental Stock Transfer & Trust Company acting as trustee.	Approximately $100,000,000 of the offering proceeds, representing the gross proceeds of this offering, would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.
Investment of net proceeds	Approximately $100,000,000 of the net offering proceeds, which includes the $3,500,000 net proceeds from the sale of the sponsor warrants and approximately	Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act or in securities

	Terms of Our Offering	Terms Under a Rule 419 Offering
	$3,500,000 in deferred underwriting commissions (approximately $4,025,000 if the underwriters' over-allotment option is exercised in full) held in trust will be invested only in U.S. government treasury bills with a maturity of 180 days or less or in money market funds meeting the conditions under Rule 2a-7 under the Investment Company Act for such fund to be a money market fund pursuant to such rule, so that we are not deemed to be an investment company under the Investment Company Act.	that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.
Receipt of interest on escrowed funds
Interest on proceeds from the trust account to be paid to stockholders is reduced by (i) any income or franchise taxes paid or payable and then (ii) up to $1,000,000, subject to adjustment as described herein, that can be used for working capital purposes, and (iii) in the event of our liquidation for failure to complete our initial business combination within the allotted time, up to $100,000 of net interest that may be released to us should we have no or insufficient working capital to fund the costs and expenses of our dissolution and liquidation.
Interest on funds in escrow account would be held for the sole benefit of investors, unless and only after the funds held in escrow were released to us in connection with our completion of a business combination.
Limitation on fair value or net assets of target business
	Our initial business combination must occur with one or more target businesses that together have a fair market value of at least 80% of our assets then held in the trust account (excluding the deferred underwriting commissions and taxes payable on the income earned on the trust account) at the time of the agreement to enter into the initial business combination and prior to any redemptions in connection with a vote to approve our initial business combination or the opportunity for our stockholders to sell their shares to us by means of a tender offer.	The fair value or net assets of a target business must represent at least 80% of the maximum offering proceeds.
Trading of securities issued
The units will begin trading on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin separate trading on the 52nd day following the date of this prospectus unless Citigroup Global Markets Inc. informs us of its decision to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin. We will file the Current Report on Form 8-K promptly after the closing of this offering,
No trading of the units or the underlying common stock and warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.

	Terms of Our Offering	Terms Under a Rule 419 Offering
which is anticipated to take place three business days from the date of this prospectus. If the over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the over-allotment option.
Exercise of the warrants	The warrants cannot be exercised until the later of 30 days after the completion of our initial business combination or 12 months from the closing of this offering.
The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.
Election to remain an investor
We will provide our public stockholders with the opportunity to redeem their public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, including interest less franchise and income taxes payable, upon the completion of our initial business combination, subject to the limitations described herein. We may not be required by law to hold a stockholder vote. If we are not required by law and do not otherwise decide to hold a stockholder vote, we will, pursuant to our amended and restated certificate of incorporation, conduct the redemptions pursuant to the tender offer rules of the SEC and file tender offer documents with the SEC which will contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under the SEC's proxy rules. If, however, we hold a stockholder vote, we will, like many blank check companies, offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If we seek stockholder approval, we will complete our initial business combination only if a majority of the outstanding shares of common stock voted are voted in favor of the business combination. Each public stockholder may elect to redeem their public shares irrespective of whether they vote for or against the proposed transaction. In the event of a stockholder vote, we would mail the proxy materials for the stockholder no later than 10 calendar days prior to the stockholder vote and stockholders wishing to redeem their public shares would be required to follow the procedures for redemption of such shares set forth in such proxy materials
A prospectus containing information pertaining to the business combination required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of a post-effective amendment to the company's registration statement, to decide if he, she or it elects to remain a stockholder of the company or require the return of his, her or its investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account are automatically returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all funds on deposit in the escrow account must be returned to all of the investors and none of the securities are issued.

	Terms of Our Offering	Terms Under a Rule 419 Offering
two days prior to the stockholder vote; see "Proposed Business—Effecting our initial business combination—Tendering stock certificates in connection with a tender offer or redemption rights."
Business combination deadline
	If we are unable to complete an initial business combination within 21 months from the closing of this offering, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest but net of franchise and income taxes payable (less up to $100,000 of such net interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders' rights as stockholders (including the right to receive further liquidation distributions, if any), subject to the requirement that any refund of income taxes that were paid from the trust account which is received after such redemption shall be distributed to the former public stockholders, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors, and not continue in existence to enter into a business combination or for any other purpose.	If an acquisition has not been completed within 18 months after the effective date of the company's registration statement, funds held in the trust or escrow account are returned to investors.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Release of funds	Except for up to $1,000,000, subject to adjustment in the event the size of the offering changes as a result of the underwriters' exercise of any portion of the over-allotment option or if we otherwise decide to change the size of this offering, of the interest income earned on the trust account balance (net of franchise and income taxes payable) released to us to pay any income and franchise taxes on such interest and to fund our working capital requirements, and any amounts necessary to purchase up to 50% of our public shares if we seek stockholder approval of our initial business combination as will be permitted under our amended and restated certificate of incorporation and the Investment Trust Management Agreement with Continental Stock Transfer & Trust Company, none of the funds held in trust	The proceeds held in the escrow account are not released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time.
will be released from the trust account until the earlier of (i) the completion of our initial business combination or (ii) the redemption of 100% of our public shares if we are unable to complete a business combination within the required time frame.

Comparison of This Offering to Those of Many Past Blank Check Companies Not Subject to Rule 419

        The following table compares the terms of this offering to the terms of many past blank check companies that were not subject to Rule 419. Each term of this offering described in the table below is located in our amended and restated certificate of incorporation other than "—Warrant terms" which is located in the warrant agreement.

	Terms of Our Offering	Terms of Many Past Blank Check Offerings	Impact on Whether a Particular Business Combination is Completed
Requirement to conduct a tender offer or hold a stockholder vote	We will provide our stockholders with the opportunity to redeem their shares of common stock upon the completion of our initial business combination on the terms described in this prospectus. We intend to conduct these redemptions pursuant to the tender offer rules without filing a proxy statement with the SEC and without conducting a stockholder vote to approve our initial business combination, unless stockholder approval is required by law or we decide to seek stockholder approval for business or other legal reasons.	Many past blank check companies were required to file a proxy statement with the SEC and hold a stockholder vote to approve their initial business combination regardless of whether such a vote was required by law. These blank check companies would not complete a business combination if the majority of the company's public shares voted were voted against a proposed business combination.	Our ability to complete our initial business combination without conducting a stockholder vote in the event that a stockholder vote is not required by law may increase the likelihood that we will be able to complete our initial business combination and decrease the ability of public stockholders to affect whether or not a particular business combination is completed.
Requirement to vote against a business combination in order to redeem
	If we seek stockholder approval in conjunction with the completion of our initial business combination, each public stockholder may elect to redeem their public shares irrespective of whether they vote for or against the proposed transaction.	Many past blank check companies required public stockholders to vote against the proposed business combination in order to redeem their shares.
The ability of our public stockholders to vote in favor of a business combination and redeem their shares may increase the likelihood that we will be able to complete our initial business combination and decrease the ability of public stockholders to affect whether or not a particular business combination is completed.

	Terms of Our Offering	Terms of Many Past Blank Check Offerings	Impact on Whether a Particular Business Combination is Completed
Redemption threshold	We do not have a specified maximum redemption threshold apart from the limitation that we will not redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001. In such case, we would not proceed with the redemption of our public shares and the related business combination, and instead may search for an alternate business combination.	Many past blank check companies were not permitted to complete a business combination if more than a specified percentage of the shares sold in such company's initial public offering, which percentage threshold was typically between 19.99% and 39.99%, elected to redeem or convert their shares in connection with the stockholder vote.	The absence of a redemption threshold in our offering will make it easier for us to complete our initial business combination even if a substantial majority of our stockholders do not agree.
Accelerated deadline to complete business combination	We will only have 21 months to complete our initial business combination.	Many past blank check companies had between 24 and 36 months to complete their initial business combinations.
The deadline for us to complete our initial business combination may decrease the likelihood that we will be able to complete our initial business combination compared to many blank check companies but should not impact the ability of our public stockholders to affect whether or not a particular business combination is completed.
Permitted purchases of shares by us prior to the completion of our initial business combination using amounts held in the trust account
	If we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, prior to the completion of a business combination, there could be released to us from the trust account amounts necessary to purchase up to 50% of the shares sold in this offering at any time commencing after the filing of a preliminary proxy statement for our initial business combination and ending on the date of the stockholder meeting to approve the initial business combination.	Many past blank check companies were prohibited from utilizing funds from the trust account to purchase shares from public stockholders prior to the completion of their initial business combination.
Our ability to purchase shares prior to the completion of our initial business combination using amounts held in the trust account may increase the likelihood that we will be able to complete our initial business combination and decrease the ability of public stockholders to affect whether or not a particular business combination is completed.

	Terms of Our Offering	Terms of Many Past Blank Check Offerings	Impact on Whether a Particular Business Combination is Completed
Warrant terms	The warrants issued in this offering (i) have an exercise price that is above the initial public offering price of our units and that is subject to reduction in the event that we pay extraordinary dividends, (ii) do not expire until five years from the closing of our initial business combination or earlier upon redemption or liquidation, (iii) require the consent of holders of 65% of the public redeemable warrants to amend their terms and (iv) may be exercised on a cashless basis if a registration statement covering shares underlying the warrants is not effective within 60 days following our initial business combination.	The warrants issued in many past blank check offerings (i) had an exercise price that was lower than the initial public offering price of their units and that was not subject to reduction in the event that they paid extraordinary dividends, (ii) expired five years from the closing of the company's initial public offering or earlier upon redemption or liquidation, (iii) only required the consent of holders of a majority of such warrants to amend their terms and (iv) were not exercisable unless a registration statement covering shares underlying the warrants was effective.	The differences in the terms of the warrants issued in our offering may increase the likelihood that we will be able to complete our initial business combination to the extent that potential targets view the fact that the exercise price is above the initial public offering price of our units favorably but should not impact the ability of our public stockholders to affect whether or not a particular business combination is completed.

Competition

        In identifying, evaluating and selecting a target business for a business combination, we may encounter intense competition from other entities having a business objective similar to ours, including other blank check companies, private equity groups and leveraged buyout funds, and operating businesses seeking strategic acquisitions. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Moreover, many of these competitors possess greater financial, technical, human and other resources than us. Our ability to acquire larger target businesses will be limited by our available financial resources. This inherent limitation gives others an advantage in pursuing the acquisition of a target business. Furthermore, our obligation to pay cash in connection with our public stockholders who exercise their redemption rights may reduce the resources available to us for an initial business combination and our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses. Either of these factors may place us at a competitive disadvantage in successfully negotiating an initial business combination.

Facilities

        We currently maintain our executive offices at 3963 Maple Avenue, Suite 450, Dallas, Texas 75219. The cost for this space is included in the $10,000 per month fee described above that Hoak & Co., an entity owned and controlled by James M. Hoak, our chairman of the board, charges us for general and administrative services. We believe, based on rents and fees for similar services in the Dallas metropolitan area, that the fee charged by Hoak & Co. is at least as favorable as we could have obtained from an unaffiliated person. We consider our current office space adequate for our current operations.

Employees

        We currently have five executive officers. These individuals are not obligated to devote any specific number of hours to our matters but they intend to devote as much of their time as they deem necessary to our affairs until we have completed our initial business combination. The amount of time they will devote in any time period will vary based on whether a target business has been selected for our initial business combination and the stage of the business combination process we are in. We do not intend to have any full time employees prior to the completion of our initial business combination.

Periodic Reporting and Financial Information

        We will register our units, common stock and warrants under the Exchange Act and have reporting obligations, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Exchange Act, our annual reports will contain financial statements audited and reported on by our independent registered public accountants.

        We will provide stockholders with audited financial statements of the prospective target business as part of the tender offer materials or proxy solicitation materials sent to stockholders to assist them in assessing the target business. In all likelihood, these financial statements will need to be prepared in accordance with GAAP. We cannot assure you that any particular target business identified by us as a potential acquisition candidate will have financial statements prepared in accordance with GAAP or that the potential target business will be able to prepare its financial statements in accordance with GAAP. To the extent that this requirement cannot be met, we may not be able to acquire the proposed target business. While this may limit the pool of potential acquisition candidates, we do not believe that this limitation will be material.

        We will be required to evaluate our internal control procedures for the fiscal year ending December 31, 2012 as required by the Sarbanes-Oxley Act. Only in the event we are deemed to be a large accelerated filer or an accelerated filer will we be required to have our internal control procedures audited. A target company may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

Legal Proceedings

        There is no material litigation, arbitration or governmental proceeding currently pending against us or any members of our management team in their capacity as such, and we and the members of our management team have not been subject to any such proceeding in the 12 months preceding the date of this prospectus.

 MANAGEMENT

Directors and Executive Officers

        Our directors, executive officers and director nominees are as follows:

Name	Age	Position
James M. Hoak	67	Chairman
Peter S. Brodsky	41	Co-Chief Executive Officer and Director
Joseph Colonnetta	49	Co-Chief Executive Officer
J. Hale Hoak	37	President
Katherine Winson	43	Chief Financial Officer
Isaac W. Isom	32	Vice President and Secretary

        James M. Hoak has been our chairman of the board since our inception. Mr. Hoak has over 40 years of experience as an entrepreneur, operator, investor and chief executive officer across many industries. Mr. Hoak serves as the Chairman of Hoak & Co., a holding company for Mr. Hoak and his family with investments in both private and publicly-traded companies as well as outside managed funds. In 2003, Mr. Hoak founded and currently serves as Chairman of Hoak Media Corporation, an owner and operator of 27 broadcast television stations in 9 markets.

        In 1971, Mr. Hoak co-founded and served as Chief Executive Officer of Heritage Communications, Inc., or Heritage. Heritage, which became a public NYSE-listed company, was one of the 10 largest cable television system operators in the United States with over 1 million subscribers in 400 communities in 22 states. In 1987, Heritage was sold to Tele-Communications, Inc., or TCI, for $1.6 billion (including assumption of debt). Concurrent with the sale of Heritage to TCI, Mr. Hoak formed Heritage Media Corporation, or Heritage Media, and led the $225 million buyout of Heritage's broadcast assets from TCI in partnership with Goldman, Sachs & Co. and others. Mr. Hoak served as Chairman of Heritage Media, which became the largest in-store media and marketing services company in the country, until its sale in 1997 to NewsCorp for $1.4 billion (including the assumption of debt). In 1988, Mr. Hoak led the buyout of Da-Lite Screen Company, a leading manufacturer of audio-visual screens and conference room equipment. In 2004, Mr. Hoak led a dividend recapitalization of the company through a $160 million public bond offering and served as a director and its largest shareholder until its sale in April 2011 for over $200 million. In 1991, Mr. Hoak formed Crown Media, Inc., or Crown, with Hallmark Cards to buy and operate cable television systems. He served as Chairman and Chief Executive Officer of Crown until its sale in 1995 for $900 million (including the assumption of debt). At the time, Crown was one of the 20 largest cable television system operators in the United States. From 1991 to 2009, Mr. Hoak was a Principal and Chairman of Hoak Capital Corporation, which made private equity investments in communications and business services companies, including managing Hoak Communications Partners, L.P., a $175 million private equity fund. Mr. Hoak formed Hoak Securities, Inc. in 1995, which merged into HBW Holdings, Inc., a firm that provided investment and investment banking services to middle market companies in many industries. Mr. Hoak was an investor and director of HBW Holdings, Inc. Mr. Hoak currently serves as a director of Hoak Media Corporation, a broadcasting company focused on the acquisition, development and operations of television stations in small and medium-sized U.S. markets; Mustang Gas Compression, LLC, a provider of natural gas compression equipment and services; and Austin Industries, Inc., a construction firm. Mr. Hoak previously served as a director for numerous other private and publicly-traded companies, including Chaparral Steel Company (Non-executive Chairman), Pier 1 Imports, Inc., PanAmSat Corporation, MidAmerican Energy Company and Airgas, Inc. Mr. Hoak is currently a Life Trustee for The Hockaday School, as well as a member of the Executive Board of Southern Methodist University's Cox School of Business. Mr. Hoak received a Bachelor of Arts degree from Yale University in 1966 and a Juris Doctor from Stanford University School of Law in 1969. From 1969 to 1970, he was a legal assistant to a Commissioner on the Federal Communications Commission in Washington, D.C. Mr. Hoak's designation as chairman of our board of directors was based upon his extensive background and experience as an executive across several industries and his substantial experience in identifying and acquiring a wide variety of businesses. Mr. Hoak is the father of J. Hale Hoak, president of our company.

        Peter S. Brodsky has been our co-chief executive officer and a director since our inception. Mr. Brodsky's background includes 15 years in the private equity industry and substantial experience in identifying and acquiring a wide variety of businesses. From 1995 to December 2010, Mr. Brodsky was employed by Hicks, Muse, Tate & Furst (renamed HM Capital Partners in 2006), a nationally prominent private equity firm in the United States that specialized in leveraged acquisitions, and served as a partner beginning in 2001. While at Hicks Muse/HM Capital, Mr. Brodsky was active in sourcing, executing, overseeing and/or exiting numerous transactions, valued in excess of $2.5 billion. Beginning in 2004, Mr. Brodsky was responsible for Hicks Muse/HM Capital's investments in the media and communications industries and served on the firm's Investment Committee, which was responsible for all investment decisions of the firm. Mr. Brodsky currently serves on the boards of directors of: LIN Media Corporation (NYSE: TVL), a local multimedia company that owns, operates or services 32 network-affiliated broadcast television stations in 17 U.S. markets, an interactive television station and niche web sites, mobile platforms, performance-based local and national advertising solutions, and other digital services; Unitek Global Services (NASDAQ: UNTK), a provider of engineering, construction management and installation fulfillment services to companies specializing in the telecommunications, broadband cable, wireless, two-way radio, transportation, public safety and satellite industries; and MaineToday Media, Maine's largest media company. Mr. Brodsky received a Bachelor of Arts degree from Yale University in 1992. Mr. Brodsky's designation as a director was based on his 15 years of experience in the private equity industry and his substantial experience in identifying and acquiring a wide variety of businesses. Since December 2010, Mr. Brodsky has spent his business time and attention on personal investments, board service for various corporations and charitable endeavors.

        Joseph Colonnetta has been our co-chief executive officer since our inception. Mr. Colonnetta has 20 years of experience in the private equity industry as both an operator and investor, including substantial experience in identifying and acquiring a wide variety of businesses. From 1998 to August 2011, Mr. Colonnetta was employed by Hicks, Muse, Tate & Furst (renamed HM Capital Partners in 2006), a nationally prominent private equity firm in the United States that specialized in leveraged acquisitions, and served as a partner beginning in 2003. While at Hicks Muse/HM Capital, Mr. Colonnetta was active in sourcing, executing, overseeing and/or exiting numerous transactions, valued in excess of $2.5 billion. Beginning in 2004, Mr. Colonnetta was primarily responsible for Hicks Muse/HM Capital's investments in the energy industry and secondarily in the firm's consumer industries. He served on the firm's Investment Committee, which was responsible for all investment decisions of the firm. Mr. Colonnetta currently serves on the board of directors of Black Brush Oil & Gas, L.P., an upstream exploration and development company operating in the South Texas Eagle Ford Shale, TexStar Midstream Services, L.P., a midstream pipeline and services company operating throughout South Texas, and Unitek Global Services (NASDAQ: UNTK), a provider of engineering, construction management and installation fulfillment services to companies specializing in the telecommunications, broadband cable, wireless, two-way radio, transportation, public safety and satellite industries. He also serves on the board of the Baylor Healthcare Foundation and was twice appointed by Texas Governor Rick Perry, where he serves on the Texas College Tuition Investment Board. Mr. Colonnetta also serves as a trustee of the Teacher Retirement System of Texas, a $100 billion investment fund benefiting the school teachers in the State of Texas. Mr. Colonnetta graduated from the University of Houston in 1985.

        J. Hale Hoak has been our president since our inception. Since 2004, Mr. Hoak has served as the President of Hoak & Co., where he is responsible for the daily operations of the firm including all asset allocation and investment decisions. Mr. Hoak has been an active investor in both private and publicly-traded companies for over 15 years. From 2000 to 2004, Mr. Hoak was a partner of, and helped launch, Inwood Capital Partners, L.P., a long/short equity hedge fund. From 1996 to 2000, Mr. Hoak was Vice

President of Hoak Capital Corporation, where he was active in sourcing, evaluating and managing private equity investments. Mr. Hoak currently serves on the board of Mustang Gas Compression, LLC, a provider of natural gas compression equipment and services; and formerly served on the boards of Ambassadors International, Inc. and Broadcast Electronics, Inc. Mr. Hoak also serves on the Baylor Healthcare Foundation board. Mr. Hoak received a Bachelor of Science degree in Business from Miami University of Ohio in 1996.

        Katherine Winson has been our chief financial officer since our inception. Since 2005, Ms. Winson has served as Chief Financial Officer of Hoak & Co., where her responsibilities include managing all accounting and financial reporting for the firm and its numerous related investment entities. From 1992 to 2001, Ms. Winson was in the Audit Division of PricewaterhouseCoopers LLP where she served as a Senior Manager on both public and private companies and was based in their Austin, Dallas and Singapore offices. From 1991 to 1992, Ms. Winson was with Arthur Andersen & Company in their Prague, Czechoslovakia office. Ms. Winson received a Bachelor of Science degree in Business Administration from the University of Tennessee in 1990 and is a Certified Public Accountant.

        Isaac W. Isom has been our vice president and secretary since our inception. Since 2007, Mr. Isom has served as a Vice President of Hoak & Co., where he focuses on investments in both private and publicly-traded companies. From 2005 to 2006, Mr. Isom was a research analyst for Perennial Advisors, a long/short equity hedge fund. From 2004 to 2005, Mr. Isom was an analyst in the Healthcare Investment Banking Division of Lehman Brothers in New York where he was involved in both capital markets and M&A transactions. From 2002 to 2003, Mr. Isom was a credit analyst in Frost Bank's corporate lending group in Dallas. Mr. Isom currently serves on the board of Chemical Information Services, LLC, a provider of online chemical information solutions to sourcing and procurement professionals; and the advisory board for Southern Timber Venture II, LLC, an owner and operator of timberland in the southeastern United States. Mr. Isom received a Bachelor of Business Administration degree with Highest Honors from Texas Tech University in 2002.

Number and Terms of Office of Officers and Directors

        Our board of directors is divided into three classes with only one class of directors being elected in each year and each class (except for those directors appointed prior to our first annual meeting of stockholders) serving a three-year term. The term of office of the first class of directors, consisting of James M. Hoak and            , will expire at our first annual meeting of stockholders. The term of office of the second class of directors, consisting of Peter S. Brodsky and            , will expire at the second annual meeting of stockholders. The term of office of the third class of directors, consisting of            , will expire at the third annual meeting of stockholders.

        Our officers are appointed by the board of directors and serve at the discretion of the board of directors, rather than for specific terms of office. Our board of directors is authorized to appoint persons to the offices set forth in our amended and restated bylaws as it deems appropriate. Our amended and restated bylaws provide that our officers may consist of a chairman of the board, one or more chief executive officers, a president, chief financial officer, vice presidents, secretary and such other offices as may be determined by the board of directors.

        Collectively, through their positions described above, our officers and directors have extensive experience. These individuals will play a key role in identifying and evaluating prospective acquisition candidates, selecting the target businesses, and structuring, negotiating and completing their acquisition.

Director Independence

        Nasdaq listing standards require that a majority of our board of directors be independent. Our board of directors has determined that             ,            and            are "independent directors" as defined in the Nasdaq listing standards and applicable SEC rules. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

Committees of the Board of Directors

        Our board of directors will have two standing committees: an audit committee and a nominating committee. Subject to phase-in rules and a limited exception, the rules of Nasdaq and Rule 10A of the Exchange Act require that the audit committee of a listed company be comprised solely of independent directors. Subject to phase-in rules and a limited exception, the rules of Nasdaq require that the nominating committee of a listed company be comprised solely of independent directors.

  Audit Committee

        Prior to the consummation of this offering, we will establish an audit committee of the board of directors.            ,             and            will serve as members of our audit committee. Under the Nasdaq listing standards and applicable SEC rules, we are required to have three members of the audit committee, all of whom must be independent, subject to the exception described below.            and            are independent. Because we expect to list our securities on Nasdaq in connection with our initial public offering, we have one year to have our audit committee be comprised solely of independent members. We intend to identify one additional independent director to serve on the audit committee within one year of the closing of this offering at which time            will resign from the committee. We expect such additional director to enter into a letter agreement substantially similar to the letter agreements signed by our director nominees included as exhibits to the registration statement of which this prospectus forms a part.

                    will serve as the Chairman of the audit committee. Each member of the audit committee is financially literate and our board of directors has determined that             qualifies as an "audit committee financial expert" as defined in applicable SEC rules.

        The audit committee is responsible for:

  •
  meeting with our independent accountants regarding, among other issues, audits, and adequacy of our accounting and control systems;

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  monitoring the independence of the independent auditor;

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  verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

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  inquiring and discussing with management our compliance with applicable laws and regulations;

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  pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;

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  appointing or replacing the independent auditor;

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  determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

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  establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies;

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  monitoring compliance on a quarterly basis with the terms of this offering and, if any noncompliance is identified, immediately taking all action necessary to rectify such noncompliance or otherwise causing compliance with the terms of this offering; and

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  reviewing and approving all payments made to our existing holders, executive officers or directors and their respective affiliates, other than a payment of an aggregate of $10,000 per month to Hoak & Co., an entity owned and controlled by James M. Hoak, our chairman of the board, for office space and administrative services. Any payments made to members of our audit committee will be reviewed and approved by our board of directors, with the interested director or directors abstaining from such review and approval.

  Nominating Committee

        Prior to the consummation of this offering, we will establish a nominating committee of the board of directors, consisting of             and            , each of whom is an independent director under the Nasdaq listing standards. The nominating committee will be responsible for overseeing the selection of persons to be nominated to serve on our board of directors. The nominating committee will consider persons identified by its members, management, stockholders, investment bankers and others.

Executive Officer and Director Compensation

        None of our executive officers or directors received any cash compensation for services rendered. Commencing on the date that our securities are first listed on Nasdaq through the earlier of completion of our initial business combination or our liquidation, we will pay Hoak & Co., an entity owned and controlled by James M. Hoak, our chairman of the board, a total of $10,000 per month for office space and administrative services, including secretarial support. This arrangement is being agreed to by Mr. Hoak for our benefit and is not intended to provide Mr. Hoak compensation in lieu of salary or other remuneration. We believe that this fee is at least as favorable as we could have obtained from an unaffiliated third party for such services. Other than this monthly fee, no compensation of any kind, including finder's and consulting fees, will be paid to our sponsor, executive officers and directors, or any of their respective affiliates, for services rendered prior to or in connection with the completion of an initial business combination. However, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our independent directors will review on a quarterly basis all payments that were made to our sponsor, officers, directors or our or their affiliates.

        After the completion of our initial business combination, directors or members of our management team who remain with us, may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to stockholders, to the extent then known, in the tender offer materials or proxy solicitation materials furnished to our stockholders in connection with a proposed business combination. It is unlikely the amount of such compensation will be known at the time, as it will be up to the directors of the post-combination business to determine executive and director compensation. Any compensation to be paid to our officers will be determined, or recommended to the board of directors for determination, either by a compensation committee constituted solely by independent directors or by a majority of the independent directors on our board of directors.

        We do not intend to take any action to ensure that members of our management team maintain their positions with us after the completion of our initial business combination, although it is possible that some or all of our executive officers and directors may negotiate employment or consulting arrangements to remain with us after the initial business combination. The existence or terms of any such employment or consulting arrangements to retain their positions with us may influence our management's motivation in identifying or selecting a target business but we do not believe that the ability of our management to remain with us after the completion of an initial business combination will be a determining factor in our decision to proceed with any potential business combination. We are not party to any agreements with our executive officers and directors that provide for benefits upon termination of employment.

Other Board Committees

        Our board of directors intends to establish a compensation committee upon completion of a business combination. At that time our board of directors intends to adopt a charter for such committee. Prior to such time we do not intend to establish such committee. Accordingly, there will not be a separate formal committee to review the reasonableness of expense reimbursement requests by anyone other than our board of directors, which includes persons who may seek such reimbursements. We do not believe a compensation committee is necessary prior to a business combination as there will be no salary, fees or other compensation being paid to our officers or directors prior to a business combination other than as disclosed in this prospectus.

Code of Ethics and Committee Charters

        We have adopted a Code of Ethics that applies to our officers, directors and employees. We have filed a copy of our Code of Ethics and our audit committee and nominating committee charters as exhibits to the registration statement of which this prospectus is a part. You will be able to review these documents by accessing our public filings at the SEC's web site at www.sec.gov. In addition, a copy of our Code of Ethics will be provided without charge upon request from us. We intend to disclose any amendments to or waivers of certain provisions of our Code of Ethics in a Current Report on Form 8-K.

Compensation Committee Interlocks and Insider Participation

        We do not intend to have a compensation committee in place prior to the consummation of a business combination. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our board of directors.

Conflicts of Interest

        In general, officers and directors of a corporation incorporated under the laws of the State of Delaware, like us, are required, under the doctrine of corporate opportunity, to present business opportunities to a corporation if:

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  the corporation could financially undertake the opportunity;

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  the opportunity is within the corporation's line of business; and

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  it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

        Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. Furthermore, our amended and restated certificate of incorporation provides that the doctrine of corporate opportunity will not apply with respect to any of our officers or directors, or any of their respective affiliates. However, although the doctrine of corporate opportunity will not apply, and in order to minimize potential conflicts of interest which may arise from multiple corporate affiliations, each of our officers and directors, other than our independent directors, has entered into a written agreement with us requiring him or her to present to us for our consideration, prior to presentation to any other entity, any business combination opportunity with a target business having an enterprise value of $80,000,000 or more, subject to any fiduciary duties or contractual obligations such officer or director may have, currently or in the future, in respect of the companies to which such officer or director currently has fiduciary duties or contractual obligations. These written agreements may be amended without the consent of the stockholders and will expire upon the earliest of the completion of our initial business combination, our failure to complete an initial business combination in the prescribed time frame or such time as the applicable person ceases to be an officer or director. Accordingly, each of these individuals must present to us only business combination opportunities with a target business having an enterprise value of $80,000,000 or more that they become aware of following the date of this prospectus prior to presenting them to any company which they become affiliated with following this offering. However, they would be required to present business opportunities to companies which they are affiliated with and owe a fiduciary or contractual obligation to prior to the date of this prospectus prior to presenting them to us. Below is a table summarizing the entities to which our officers and directors currently have fiduciary duties or contractual obligations:

Individual	Entity	Entity's Business	Affiliation
James M. Hoak	Hoak Media Corporation	Broadcasting company focused on the acquisition, development and operation of television stations in small and medium-sized U.S. markets	Chairman
	Hoak & Co.	Investment firm specializing in private and publicly-traded securities as well as outside-managed funds	Chairman
	Mustang Gas Compression, LLC	Provider of natural gas compression equipment and services	Director
	Austin Industries, Inc.	Construction firm	Director
Peter S. Brodsky	LIN Media Corporation	Multimedia company with television, interactive, mobile and digital platforms	Director
Unitek Global Services
		Provider of engineering, construction management and installation fulfillment services to companies specializing in the telecommunications, broadband cable, wireless, two-way radio, transportation, public safety and satellite industries.	Director
	MaineToday Media, Inc.	Maine's largest media company	Director
Joseph Colonnetta	Black Brush Oil & Gas, L.P.	Oil and gas exploration and development company	Director
	TexStar Midstream Services, L.P.	Midstream pipeline and services company	Director
Unitek Global Services
		Provider of engineering, construction management and installation fulfillment services to companies specializing in the telecommunications, broadband cable, wireless, two-way radio, transportation, public safety and satellite industries.	Director

Individual	Entity	Entity's Business	Affiliation
J. Hale Hoak	Hoak & Co.	Investment firm specializing in private and publicly-traded securities as well as outside-managed funds	President
	Mustang Gas Compression, LLC	Provider of natural gas compression equipment and services	Director
Katherine Winson	Hoak & Co.	Investment firm specializing in private and publicly-traded securities as well as outside-managed funds	Chief Financial Officer
Isaac W. Isom	Hoak & Co.	Investment firm specializing in private and publicly-traded securities as well as outside-managed funds	Vice President
	Chemical Information Services, LLC	Provider of online chemical information solutions to sourcing and procurement professionals	Director

        Accordingly, if any of the above officers or directors becomes aware of a business combination opportunity which is suitable for any of the above entities to which he or she has pre-existing fiduciary or contractual obligations (other than Hoak & Co.), he or she will honor his or her pre-existing fiduciary or contractual obligations to present such business combination opportunity to such entity, and only present it to us if such entity rejects the opportunity. We do not believe, however, that any of the foregoing pre-existing fiduciary duties or contractual obligations will materially undermine our ability to complete a business combination. Our independent directors will not be obligated to present any business combination opportunities to us.

        Each of our officers and directors may become involved with subsequent blank check companies similar to our company, although they each have agreed, pursuant to a written agreement with us, not to participate in the formation of, or become an officer or director of, any blank check company until we have entered into a definitive agreement regarding our initial business combination or we have failed to complete our initial business combination within the prescribed time frame. Prior to this offering, none of our officers, directors or promoters has been involved in any blank check offerings.

        In addition, each of our officers and directors may become involved with entities, including blank check companies with which he or she is permitted to be involved as indicated above, public and private companies, private equity funds, venture capital funds, hedge funds and other investment vehicles and capital pools engaged in business activities similar to those intended to be conducted by us. If any of our officers or directors becomes aware of business combination opportunities that may be appropriate for presentation to us as well as the other entities with which he or she is involved, he or she may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

        Potential investors should also be aware of the following other potential conflicts of interest:

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  None of our officers and directors is required to commit his or her full time to our affairs and, accordingly, may have conflicts of interest in allocating his time among various business activities.

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  Our initial stockholders purchased founder shares prior to the date of this prospectus and our sponsor will purchase sponsor warrants in a transaction that will close simultaneously with the closing of this offering. Our initial stockholders have agreed to waive their redemption rights with respect to their founder shares and public shares in connection with the completion of a business combination. Additionally, our initial stockholders have agreed, pursuant to a written agreement with us, to waive their redemption rights with respect to their founder shares if we fail to complete a business combination within the prescribed time frame. If we do not complete our initial business combination within the prescribed time frame, the proceeds of the sale of the sponsor warrants will be used to fund the redemption of our public shares, and the sponsor warrants will expire worthless. With certain limited exceptions, the founder shares and sponsor warrants (including the common stock issuable upon exercise of the sponsor warrants) will not be transferable, assignable or saleable (i) in the case of the founder shares, by our initial stockholders until the earlier of (x) one year after the completion of our initial business combination or earlier if, subsequent to our business combination, the last sales price of our common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30 trading-day period commencing at least 150 days after our initial business combination and (y) the date on which we complete a liquidation, merger, stock exchange or other similar transaction after our initial business combination that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property and (ii) in the case of the sponsor warrants and the common stock underlying such warrants, by our sponsor until 30 days following the completion of our initial business combination. Notwithstanding the foregoing, the founder earnout shares (equal to 4.0% of our issued and outstanding shares after this offering and the expiration of the underwriters' over-allotment option) will be placed into a segregated escrow account on the date of this prospectus and will not be released from escrow unless they no longer are subject to forfeiture, as described herein. Because each of Messrs. Hoak, Brodsky, Colonnetta and Hoak will indirectly own shares of our common stock or warrants through our sponsor (or may own such shares or warrants directly), they may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate a business combination.

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  Our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to a business combination.

        We are not prohibited from pursuing an initial business combination with an acquisition target that is affiliated with our sponsor, officers or directors or making the acquisition through a joint venture or other form of shared ownership with our sponsor, officers or directors. In the event we seek to complete an initial business combination with an acquisition target that is affiliated with our sponsor, officers or directors, we, or a committee of independent directors, would obtain an opinion from an independent investment banking firm which is a member of FINRA, that such an initial business combination is fair to our company from a financial point of view. We are not required to obtain such an opinion in any other context. Furthermore, in no event will our sponsor or any of our existing officers or directors, or any of their respective affiliates, be paid any finder's fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the completion of our initial business combination (other than the $10,000 per month payable to Hoak & Co., an entity owned and controlled by James M. Hoak, our chairman of the board, for office space, secretarial and administrative services).

        We cannot assure you that any of the above mentioned conflicts will be resolved in our favor.

        In the event that we submit our initial business combination to our public stockholders for a vote, our initial stockholders have agreed, pursuant to a written agreement with us, to vote their founder shares in accordance with the majority of the votes cast by the public stockholders and to vote any shares purchased during or after the offering in favor of our initial business combination.

Limitation on Liability and Indemnification of Officers and Directors

        Our amended and restated certificate of incorporation provides that our officers and directors will be indemnified by us to the fullest extent authorized by Delaware law, as it now exists or may in the future be amended. In addition, our amended and restated certificate of incorporation provides that our directors will not be personally liable for monetary damages to us for breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to us or our stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived an improper personal benefit from their actions as directors.

        We will enter into agreements with our officers and directors to provide contractual indemnification in addition to the indemnification provided for in our amended and restated certificate of incorporation. Our amended and restated bylaws also will permit us to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit such indemnification. We will purchase a policy of directors' and officers' liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors. However, no indemnification payments may be made to our officers and directors from the funds held in the trust account (other than the $1,000,000, subject to adjustment, that may be released to us for working capital purposes).

        These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against officers and directors, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder's investment may be adversely affected to the extent we pay the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.

        We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.

PRINCIPAL STOCKHOLDERS

        The following table sets forth information regarding the beneficial ownership of our common stock as of the date of this prospectus, and as adjusted to reflect the sale of our common stock included in the units offered by this prospectus, and assuming no purchase of units in this offering, by:

  •
  each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

  •
  each of our officers, directors and director nominees that beneficially owns shares of our common stock; and

  •
  all our officers, directors and director nominees as a group.

        Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. The following table does not reflect record or beneficial ownership of the sponsor warrants as these warrants are not exercisable within 60 days of the date of this prospectus.

			Approximate Percentage of Outstanding Common Stock
Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned		Before Offering	After Offering(2)
HBC Investors LP (our sponsor)	2,524,390	(3)	100.0%	18.00%
James M. Hoak	2,524,390	(3)	100.0%	18.00%
Peter S. Brodsky	2,524,390	(3)	100.0%	18.00%
Joseph Colonnetta	2,524,390	(3)	100.0%	18.00%
All directors, director nominees and executive officers as a group (4 individuals)	2,524,390		100.0%	18.00%

(1)
Unless otherwise noted, the business address of each of the following is 3963 Maple Avenue, Suite 450, Dallas, Texas 75219.

(2)
Assumes exercise of the underwriters' over-allotment option and no resulting forfeiture of an aggregate of 329,268 founder shares held by our initial stockholders and includes a portion of the founder shares in an amount equal to 4.0% of our issued and outstanding shares after this offering and the expiration of the underwriters' over-allotment option that are subject to forfeiture by our initial stockholders on the fourth anniversary of the closing of our initial business combination unless following our initial business combination (i) the last sales price of our stock equals or exceeds $13.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30 trading-day period or (ii) we complete a liquidation, merger, stock exchange or other similar transaction that results in all of our stockholders having the right to exchange their shares of common stock for consideration of cash, securities or other property which equals or exceeds $13.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like).

(3)
These shares represent 100.0% of the shares of our common stock held by our sponsor. Peter S. Brodsky, our co-chief executive officer, Colonnetta Family Partners I, LP, an entity owned and controlled by Joseph Colonnetta, our co-chief executive officer, and Hoak & Co., an entity owned and controlled by James M. Hoak, our chairman of the board, are the members of HBC GP LLC, our sponsor's general partner. Messrs. Hoak, Brodsky and Colonnetta, directly or indirectly, share voting and dispositive control of the shares of our common stock held by our sponsor. Messrs. Hoak, Brodsky and Colonnetta disclaim beneficial ownership of these shares except to the extent of their pecuniary interest therein.

        In August 2011, our sponsor purchased 2,524,390 founder shares for an aggregate purchase price of $25,000, or approximately $0.01 per share.

        Immediately after this offering (assuming no exercise of the underwriters' over-allotment option), our initial stockholders will beneficially own 18.0% of the then issued and outstanding shares of our common stock (assuming they do not purchase any units in this offering and they are not required to forfeit their founder earnout shares, as described in this prospectus). Because of this ownership block, our initial stockholders may be able to effectively influence the outcome of all matters requiring approval by our stockholders, including the election of directors, amendments to our amended and restated certificate of incorporation and approval of significant corporate transactions other than approval of our initial business combination.

        To the extent the underwriters do not exercise the over-allotment option, up to an aggregate of 329,268 founder shares held by our initial stockholders will be subject to forfeiture. Our initial stockholders will be required to forfeit only a number of founder shares necessary to maintain our initial stockholders' 18.0% ownership interest in our common stock on a fully-diluted basis after giving effect to the offering and the exercise, if any, of the underwriters' over-allotment option. The founder earnout shares (equal to 4.0% of our issued and outstanding shares after this offering and the expiration of the underwriters' over-allotment option) will be subject to forfeiture by our initial stockholders on the fourth anniversary of the closing of our initial business combination unless following our initial business combination (i) the last sales price of our stock equals or exceeds $13.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30 trading-day period or (ii) we complete a liquidation, merger, stock exchange or other similar transaction that results in all of our stockholders having the right to exchange their shares of common stock for consideration of cash, securities or other property which equals or exceeds $13.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like).

        Our sponsor has committed, pursuant to a written agreement, to purchase an aggregate of 4,666,667 sponsor warrants at a price of $0.75 per warrant ($3,500,000 in the aggregate) in a private placement that will occur simultaneously with the closing of this offering. Each sponsor warrant entitles the holder to purchase one share of our common stock at $11.50 per share. The purchase price of the sponsor warrants will be added to the proceeds from this offering to be held in the trust account pending our completion of our initial business combination. If we do not complete our initial business combination within the prescribed time frame, the proceeds of the sale of the sponsor warrants will be used to fund the redemption of our public shares, and the sponsor warrants will expire worthless. The sponsor warrants are subject to the transfer restrictions described below. The sponsor warrants will not be redeemable by us so long as they are held by our sponsor or their permitted transferees. If the sponsor warrants are held by holders other than our sponsor or its permitted transferees, the sponsor warrants will be redeemable by us and exercisable by the holders on the same basis as the warrants included in the units being sold in this offering. The sponsor warrants may also be exercised by our sponsor or its permitted transferees on a cashless basis. Otherwise, the sponsor warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in this offering.

        HBC Investors LP, our sponsor, and our executive officers and directors are deemed to be our "promoters" as such term is defined under the federal securities laws.

Transfers of Founder Shares and Sponsor Warrants

        The founder shares, sponsor warrants and any shares of common stock and warrants purchased in this offering or issued upon exercise of the sponsor warrants are each subject to transfer restrictions pursuant to lockup provisions in the letter agreements with us to be entered into by our initial stockholders. The founder shares may not be transferred, assigned or sold until the earlier of (x) one year after the completion of our initial business combination or earlier if, subsequent to our business combination, the last sales price of our common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30 trading-day period commencing at least 150 days after our initial business combination and (y) the date on which we complete a liquidation, merger, stock exchange or other similar transaction after our initial business combination that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property. Our sponsor may not transfer, assign or sell the sponsor warrants and the common stock underlying such warrants until 30 days following the completion of our initial business combination. Notwithstanding the restrictions above, the founder shares, sponsor warrants and any shares of common stock underlying the sponsor warrants may be transferred: (a) to our officers or directors, any affiliates or family members of any of our officers or directors, any limited partners of our sponsor, or any affiliates of our sponsor, (b) by gift to a member of one of the limited partners of our sponsor's immediate family or to a trust, the beneficiary of which is a member of one of the limited partners of our sponsor's immediate family, an affiliate of our sponsor or to a charitable organization; (c) by virtue of laws of descent and distribution upon death of one of the limited partners of our sponsor; (d) pursuant to a qualified domestic relations order; (e) by virtue of the laws of the state of Delaware or our sponsor's limited partnership agreement upon dissolution of our sponsor; (f) in the event of our liquidation prior to our completion of our initial business combination; or (g) in the event of our completion of a liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to our completion of our initial business combination; provided, however, that these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions.

        Notwithstanding the foregoing, the founder earnout shares (equal to 4.0% of our issued and outstanding shares after this offering and the expiration of the underwriters' over-allotment option) will be placed into a segregated escrow account on the date of this prospectus and will not be released from escrow unless they no longer are subject to forfeiture, as described herein.

Registration Rights

        The holders of the founder shares, sponsor warrants and warrants that may be issued upon conversion of working capital loans will have registration rights to require us to register a sale of any of our securities held by them pursuant to a registration rights agreement to be signed prior to or on the effective date of this offering. These stockholders will be entitled to make up to three demands, excluding short form registration demands, that we register such securities for sale under the Securities Act. In addition, these stockholders will have "piggy-back" registration rights to include their securities in other registration statements filed by us. However, the registration rights agreement provides that we will not permit any registration statement filed under the Securities Act to become effective until after the completion of our initial business combination and termination of the applicable lock-up period, or, with respect to any securities held in escrow, until such securities are released from escrow as described under "—Transfers of Founders Shares and Sponsor Warrants." We will bear the costs and expenses of filing any such registration statements.

 CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

        In August 2011, we issued an aggregate of 2,524,390 founder shares to our sponsor for an aggregate purchase price of $25,000 in cash, or approximately $0.01 per share. If the underwriters determine the size of the offering should be increased, a stock dividend would be effectuated in order to maintain the ownership represented by the founder shares at the same percentage, as was the case before the stock dividend.

        If the underwriters do not exercise all or a portion of their over-allotment option, our initial stockholders have agreed, pursuant to a written agreement with us, that they will forfeit up to an aggregate of 329,268 founder shares in proportion to the portion of the underwriters' over-allotment option that was not exercised. In addition, the founder earnout shares (equal to 4.0% of our issued and outstanding shares after this offering and the expiration of the underwriters' over-allotment option) will be subject to forfeiture by our initial stockholders on the fourth anniversary of the closing of our initial business combination unless following our initial business combination (i) the last sales price of our stock equals or exceeds $13.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30 trading-day period or (ii) we complete a liquidation, merger, stock exchange or other similar transaction after our initial business combination that results in all of our stockholders having the right to exchange their shares of common stock for consideration of cash, securities or other property which equals or exceeds $13.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like). Upon receipt, such forfeited shares would then be immediately cancelled, which would result in the retirement of the treasury stock and a corresponding charge to additional paid-in capital.

        Our sponsor has committed, pursuant to a written agreement, to purchase an aggregate of 4,666,667 sponsor warrants in a private placement that will occur simultaneously with the closing of this offering. Each sponsor warrant entitles the holder to purchase one share of our common stock at $11.50 per share. The sponsor warrants (including the common stock issuable upon exercise of the sponsor warrants) may not, subject to certain limited exceptions, be transferred, assigned or sold by it until 30 days after the completion of our initial business combination.

        Peter S. Brodsky, our co-chief executive officer, Colonnetta Family Partners I, LP, an entity owned and controlled by Joseph Colonnetta, our co-chief executive officer, and Hoak & Co., an entity owned and controlled by James M. Hoak, our chairman of the board, are each limited partners of our sponsor. Each of our officers and directors (other than our independent directors) has agreed, pursuant to a written agreement with us, that until the earliest of our initial business combination, our liquidation or such time as he or she ceases to be an officer or director, to present to us for our consideration, prior to presentation to any other entity, any business combination opportunity with a target business having an enterprise value of $80,000,000 or more, subject to any pre-existing fiduciary or contractual obligations he or she might have currently or in the future in respect of the companies to which he or she currently has fiduciary duties or contractual obligations. As more fully discussed in "Management—Conflicts of Interest," if any of our officers or directors (other than our independent directors) becomes aware of a business combination opportunity that falls within the line of business of any entity to which he or she has pre-existing fiduciary or contractual obligations, he or she may be required to present such business combination opportunity to such entity prior to presenting such business combination opportunity to us. All of our officers and directors (other than our independent directors) currently have certain relevant fiduciary duties or contractual obligations that may take priority over their duties to us.

        Commencing on the date that our securities are first listed on Nasdaq through the earlier of completion of our initial business combination or our liquidation, we will pay Hoak & Co., an entity owned and controlled by James M. Hoak, our chairman of the board, a total of $10,000 per month for office space and administrative services, including secretarial support. This arrangement is being agreed to by Mr. Hoak for our benefit and is not intended to provide Mr. Hoak compensation in lieu of salary or other remuneration. We believe that this fee is at least as favorable as we could have obtained from an unaffiliated third party for such services. Other than this monthly fee, no compensation of any kind, including finder's and consulting fees, will be paid to our sponsor, executive officers and directors, or any of their respective affiliates, for services rendered prior to or in connection with the completion of an initial business combination. However, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee will review on a quarterly basis all payments that were made to our sponsor, officers, directors or our or their affiliates.

        Prior to the closing of this offering, Hoak & Co. has agreed to loan us up to $200,000 to be used for a portion of the expenses of this offering. The loan is non-interest bearing, unsecured and is due at the earlier of February 1, 2012 or the closing of this offering. The loan will be repaid upon the closing of this offering out of the $750,000 of offering proceeds that has been allocated to the payment of offering expenses.

        In addition, in order to finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we complete an initial business combination, we would repay such loaned amounts. In the event that the initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment, other than the interest on such proceeds that may be released to us for working capital purposes. Up to $500,000 of such loans may be convertible into warrants of the post business combination entity at a price of $0.75 per warrant at the option of the lender. The warrants would be identical to the sponsor warrants. The terms of such loans by our officers and directors, if any, have not been determined and no written agreements exist with respect to such loans.

        After our initial business combination, members of our management team who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to our stockholders, to the extent then known, in the tender offer or proxy solicitation materials, as applicable, furnished to our stockholders. It is unlikely the amount of such compensation will be known at the time of distribution of such tender offer materials or at the time of a stockholder meeting held to consider our initial business combination, as applicable, as it will be up to the directors of the post-combination business to determine executive and director compensation.

        All ongoing and future transactions between us and any member of our management team or his or her respective affiliates will be on terms believed by us at that time, based upon other similar arrangements known to us, to be no less favorable to us than are available from unaffiliated third parties. It is our intention to obtain estimates from unaffiliated third parties for similar goods or services to ascertain whether such transactions with affiliates are on terms that are no less favorable to us than are otherwise available from such unaffiliated third parties. If a transaction with an affiliated third party were found to be on terms less favorable to us than with an unaffiliated third party, we would not engage in such transaction.

        We have entered into a registration rights agreement with respect to the founder shares and sponsor warrants, which is described under the heading "Principal Stockholders—Registration Rights."

DESCRIPTION OF SECURITIES

        Our authorized capital stock consists of 400,000,000 shares of common stock, $0.0001 par value, and 1,000,000 shares of undesignated preferred stock, $0.0001 par value. The following description summarizes the material terms of our capital stock. Because it is only a summary, it may not contain all the information that is important to you.

Units

        Each unit consists of one share of common stock and one warrant. Each warrant entitles the holder to purchase one share of common stock. The common stock and warrants comprising the units will begin separate trading on the 52nd day following the date of this prospectus unless Citigroup Global Markets Inc. informs us of its decision to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin.

        In no event will the common stock and warrants be traded separately until we have filed with the SEC a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Current Report on Form 8-K which includes this audited balance sheet upon the completion of this offering, which is anticipated to take place three business days after the date of this prospectus. If the underwriters' over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the underwriters' over-allotment option.

Common Stock

        As of the date of this prospectus, there were 2,524,390 shares of our common stock outstanding, all of which were held of record by our initial stockholders. This includes an aggregate of 329,268 shares of common stock subject to forfeiture by our initial stockholders to the extent that the underwriters' over-allotment option is not exercised in full so that our initial stockholders will own 18.0% of our issued and outstanding shares after this offering (assuming they do not purchase any units in this offering and they are not required to forfeit their founder earnout shares, as described in this prospectus). Peter S. Brodsky, our co-chief executive officer, Colonnetta Family Partners I, LP, an entity owned and controlled by Joseph Colonnetta, our co-chief executive officer, and Hoak & Co., an entity owned and controlled by James M. Hoak, our chairman of the board, are each limited partners of our sponsor. Upon closing of this offering, 12,195,122 shares of our common stock will be outstanding (assuming no exercise of the underwriters' over-allotment option).

        Common stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders. Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors. Our stockholders are entitled to receive ratable dividends when, as and if declared by the board of directors out of funds legally available therefor.

        Because our amended and restated certificate of incorporation authorizes the issuance of up to 400,000,000 shares of common stock, if we were to enter into a business combination, we may (depending on the terms of such a business combination) be required to increase the number of shares of common stock which we are authorized to issue at the same time as our stockholders vote on the business combination to the extent we seek stockholder approval in connection with a business combination.

        We do not currently intend to hold an annual meeting of stockholders until after we complete a business combination, and thus may not be in compliance with Section 211(b) of the DGCL. Therefore, if our stockholders want us to hold an annual meeting prior to our completion of a business combination, they may attempt to force us to hold one by submitting an application to the Delaware Court of Chancery in accordance with Section 211(c) of the DGCL.

        We will provide our stockholders with the opportunity to redeem their shares upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest but net of franchise and income taxes payable, divided by the number of then outstanding public shares, subject to the limitations described herein. Under no circumstances, however, will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001. The amount in the trust account is initially anticipated to be approximately $10.00 per public share, or approximately $9.97 per public share if the underwriters' over-allotment option is exercised in full. Our initial stockholders have agreed, pursuant to a written agreement with us, to waive their redemption rights with respect to their founder shares and public shares in connection with the completion of a business combination. Unlike some other blank check companies that hold stockholder votes and conduct proxy solicitations in conjunction with their initial business combinations and provide for related redemptions of public shares for cash upon completion of such initial business combinations even when a vote is not required by law, if a stockholder vote is not required by law and we do not decide to hold a stockholder vote for business or other legal reasons, we will, pursuant to our amended and restated certificate of incorporation, conduct the redemptions pursuant to the tender offer rules of the SEC, and file tender offer documents with the SEC prior to completing our initial business combination. Our amended and restated certificate of incorporation requires these tender offer documents to contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under the SEC's proxy rules. If, however, a stockholder approval of the transaction is required by law, or we decide to obtain stockholder approval for business or other legal reasons, we will, like many blank check companies, offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If we seek stockholder approval, we will complete our initial business combination only if a majority of the outstanding shares of common stock voted are voted in favor of the business combination. However, the participation of our sponsor, officers, directors, advisors or their affiliates in privately-negotiated transactions (as described in this prospectus), if any, could result in the approval of a business combination even if a majority of our public stockholders vote, or indicate their intention to vote, against such business combination. For purposes of seeking approval of the majority of our outstanding shares of common stock, non-votes will have no effect on the approval of a business combination once a quorum is obtained. However, in the event that approval of our business combination required an amendment to our amended and restated certificate of incorporation or involved a merger of our company with a target, the required stockholder approval would be a majority of our shares of common stock outstanding, in which case non-votes would have the effect of a vote against the amendment to our amended and restated certificate of incorporation or such merger. We intend to give approximately 30 days (but not less than 10 days nor more than 60 days) prior written notice of any such meeting, if required, at which a vote shall be taken to approve a business combination.

        If we seek stockholder approval in connection with a business combination, our initial stockholders have agreed, pursuant to a written agreement with us, to vote their founder shares in accordance with the majority of the votes cast by the public stockholders and to vote any public shares purchased during or after the offering in favor of our initial business combination. Each public stockholder may elect to redeem their public shares irrespective of whether they vote for or against the proposed transaction.

        Pursuant to our amended and restated certificate of incorporation, if we are unable to complete a business combination within 21 months from the closing of this offering, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than ten business days thereafter, redeem 100% of the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest but net of franchise and income taxes payable (less up to $100,000 of such net interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders' rights as stockholders (including the right to receive further liquidation distributions, if any), subject to the requirement that any refund of income taxes that were paid from the trust account which is received after such redemption shall be distributed to the former public stockholders, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors, and not continue in existence to enter into a business combination or for any other purpose. Our initial stockholders have agreed, pursuant to a written agreement with us, to waive their redemption rights with respect to their founder shares if we fail to complete a business combination within 21 months from the closing of this offering. However, if our initial stockholders or any of our officers, directors or affiliates acquire public shares in or after this offering, they will be entitled to redemption rights with respect to such public shares if we fail to complete a business combination within the required time period.

        In the event of a liquidation, dissolution or winding up of the company after a business combination, our stockholders are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of stock, if any, having preference over the common stock. Our stockholders have no preemptive or other subscription rights. There are no sinking fund provisions applicable to the common stock, except that we will provide our stockholders with the opportunity to redeem their shares of our common stock for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, including interest, but net of any franchise and income taxes payable, upon the completion of our initial business combination, subject to the limitations described herein.

  Founder Shares

        The founder shares are identical to the shares of common stock included in the units being sold in this offering, and holders of founder shares have the same stockholder rights as public stockholders, except that (i) the founder shares are subject to certain transfer restrictions, as described in more detail below, and (ii) our initial stockholders have agreed (A) to waive their redemption rights with respect to their founder shares and public shares in connection with the completion of a business combination and (B) to waive their redemption rights with respect to their founder shares if we fail to complete a business combination within 21 months from the closing of this offering, although they will be entitled to redemption rights with respect to any public shares they hold if we fail to complete a business combination within such time period. If we submit our initial business combination to our public stockholders for a vote, our initial stockholders have agreed to vote their founder shares in accordance with the majority of the votes cast by the public stockholders and to vote any public shares purchased during or after the offering in favor of our initial business combination.

        With certain limited exceptions, the founder shares are not transferable, assignable or salable (except to our officers and directors and other persons or entities affiliated with the initial stockholders, each of whom will be subject to the same transfer restrictions) until the earlier of (x) one year after the completion of our initial business combination or earlier if, subsequent to our business combination, the last sales price of our common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30 trading-day period commencing at least 150 days after our initial business combination and (y) the date on which we complete a liquidation, merger, stock exchange or other similar transaction after our initial business combination that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property. Notwithstanding the foregoing, the founder earnout shares (equal to 4.0% of our issued and outstanding shares after this offering and the expiration of the underwriters' over-allotment option) will be placed into a segregated escrow account on the date of this prospectus and will not be released from escrow unless they no longer are subject to forfeiture. The founder earnout shares will be subject to forfeiture by our initial stockholders on the fourth anniversary of the closing of our initial business combination unless following our initial business combination (i) the last sales price of our stock equals or exceeds $13.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30 trading-day period or (ii) we complete a liquidation, merger, stock exchange or other similar transaction that results in all of our stockholders having the right to exchange their shares of common stock for consideration in cash, securities or other property which equals or exceeds $13.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like).

Preferred Stock

        Our amended and restated certificate of incorporation provides that shares of preferred stock may be issued from time to time in one or more series. Our board of directors will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our board of directors will be able to, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the common stock and could have anti-takeover effects. The ability of our board of directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. We have no preferred stock outstanding at the date hereof. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future. No shares of preferred stock are being issued or registered in this offering.

Warrants

  Public Stockholders' Warrants

        Each warrant entitles the registered holder to purchase one share of our common stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing on the later of one year from the closing of this offering or 30 days after the completion of our initial business combination. The warrants will expire five years after the completion of our initial business combination, at 5:00 p.m., New York time, or earlier upon redemption or liquidation.

        We will not be obligated to deliver any shares of common stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of common stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration or warrant holders are otherwise able to exercise their warrants on a cashless basis as described below. No warrant will be exercisable and we will not be obligated to issue shares of common stock upon exercise of a warrant unless common stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will we be required to net cash settle any warrant. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a unit containing such warrant will have paid the full purchase price for the unit solely for the share of common stock underlying such unit.

        We have agreed that as soon as practicable, but in no event later than fifteen (15) business days, after the closing of our initial business combination, we will use our best efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the shares of common stock issuable upon exercise of the warrants, and we will use our best efforts to take such action as is necessary to register or qualify for sale, in those states in which the warrants were initially offered by us, which we expect to include all 50 states and the District of Columbia, the shares of common stock issuable upon exercise of the warrants, to the extent an exemption is not available. We will use our best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the warrant agreement.

        If any such registration statement has not been declared effective by the 60th business day following the closing of our initial business combination, holders of the warrants will have the right, during the period beginning on the 61st business day after the closing of our initial business combination and ending upon such registration statement being declared effective by the SEC, and during any other period when we will fail to have maintained an effective registration statement covering the shares of common stock issuable upon exercise of the warrants, to exercise such warrants on a cashless basis, by exchanging the warrants (in accordance with Section 3(a)(9) of the Securities Act or another exemption) for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the warrant exercise price and the fair market value" by (y) the fair market value. For these purposes, fair market value will mean the volume weighted average price of common stock as reported during the ten (10) trading-day period ending on the trading day prior to the date that notice of exercise is received by the warrant agent from the holder of such warrants or our securities broker or intermediary.

        Once the warrants become exercisable, we may call the warrants for redemption:

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  in whole and not in part;

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  at a price of $0.01 per warrant;

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  upon not less than 30 days' prior written notice of redemption (the "30-day redemption period") to each warrant holder; and

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  if, and only if, the reported last sale price of the common stock equals or exceeds $18.00 per share for any 20 trading days within a 30 trading-day period ending three business days before we send the notice of redemption to the warrant holders.

        We will not redeem the warrants unless an effective registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the warrants is effective and a current prospectus relating to those shares of common stock is available throughout the 30-day redemption period, except if the warrants may be exercised on a cashless basis and such cashless exercise is exempt from registration under the Securities Act. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

        We have established the last redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrant holder will be entitled to exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the common stock may fall below the $18.00 redemption trigger price as well as the $11.50 warrant exercise price after the redemption notice is issued.

        If we call the warrants for redemption as described above, our management will have the option to require any holder that wishes to exercise his, her or its warrant to do so on a cashless basis. If our management takes advantage of this option, all holders of warrants would pay the exercise price by surrendering his, her or its warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the "fair market value" (defined below) by (y) the fair market value. The "fair market value" shall mean the average reported last sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of common stock to be received upon exercise of the warrants, including the "fair market value" in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. We believe this feature is an attractive option to us if we do not need the cash from the exercise of the warrants after a business combination. If we call our warrants for redemption and our management does not take advantage of this option, the sponsor and its permitted transferees would still be entitled to exercise their sponsor warrants for cash or on a cashless basis by surrendering his, her or its warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the "fair market value" (defined below) by (y) the fair market value. The "fair market value" shall mean the average reported last sale price of the common stock for the ten trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent.

        A holder of a warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person's affiliates), to the warrant agent's actual knowledge, would beneficially own in excess of 9.8% of the shares of common stock outstanding immediately after giving effect to such exercise.

        If the number of outstanding shares of common stock is increased by a stock dividend payable in shares of common stock, or by a split-up of shares of common stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of common stock issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding shares of common stock. A rights offering to holders of common stock entitling holders to purchase shares of common stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of common stock equal to the product of (i) the number of shares of common stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for common stock) multiplied by (ii) the quotient of (x) the price per share of common stock paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for common stock, in determining the price payable for common stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of common stock as reported during the ten (10) trading-day period ending on the trading day prior to the first date on which the shares of common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

        In addition, if we, at any time while the warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of common stock on account of such shares of common stock (or other shares of our capital stock into which the warrants are convertible), other than (a) as described above, (b) certain ordinary cash dividends, (c) to satisfy the redemption rights of the holders of common stock in connection with a proposed initial business combination, or (d) in connection with the redemption of our public shares upon our failure to complete our initial business combination, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of common stock in respect of such event.

        If the number of outstanding shares of our common stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of common stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of common stock issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding shares of common stock.

        Whenever the number of shares of common stock purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of common stock purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of common stock so purchasable immediately thereafter.

        In case of any reclassification or reorganization of the outstanding shares of common stock (other than those described above or that solely affects the par value of such shares of common stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding shares of common stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the shares of our common stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. The warrant agreement provides for certain modifications to what holders of warrants will have the right to purchase and receive upon the occurrence of certain events, and that if less than 70% of the consideration receivable by the holders of common stock in the applicable event is payable in the form of common stock in the successor entity that is listed for trading on a national securities exchange or on the OTCBB, or is to be so listed for trading immediately following such event, then the warrant exercise price will be reduced in accordance with a formula specified in the warrant agreement.

        The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which will be filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.

        The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

        No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

  Sponsor Warrants

        The sponsor warrants (including the common stock issuable upon exercise of the sponsor warrants) will not be transferable, assignable or salable until 30 days after the completion of our initial business combination (except, among other limited exceptions as described under "Principal Stockholders—Transfers of Founder Shares and Sponsor Warrants," to our officers and directors and other persons or entities affiliated with the sponsor) and they will not be redeemable by us so long as they are held by the sponsor or its permitted transferees. Otherwise, the sponsor warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in this offering, except that such warrants may be exercised by the holders on a cashless basis. If the sponsor warrants are held by holders other than the sponsor or its permitted transferees, the sponsor warrants will be redeemable by us and exercisable by the holders on the same basis as the warrants included in the units being sold in this offering.

        If holders of the sponsor warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering his, her or its warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the "fair market value" (defined below) by (y) the fair market value. The "fair market value" shall mean the average reported last sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent. The reason that we have agreed that these warrants will be exercisable on a cashless basis so long as they are held by our sponsor or its affiliates and permitted transferees is because it is not known at this time whether they will be affiliated with us following a business combination. If they remain affiliated with us, their ability to sell our securities in the open market will be significantly limited. We expect to have policies in place that prohibit insiders from selling our securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell our securities, an insider cannot trade in our securities if he or she is in possession of material non-public information. Accordingly, unlike public stockholders who could exercise their warrants and sell the shares of common stock received upon such exercise freely in the open market in order to recoup the cost of such exercise, the insiders could be significantly restricted from selling such securities. As a result, we believe that allowing the holders to exercise such warrants on a cashless basis is appropriate.

Dividends

        We have not paid any cash dividends on our common stock to date and do not intend to pay cash dividends prior to the completion of a business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any cash dividends subsequent to a business combination will be within the discretion of our board of directors at such time. In addition, our board of directors is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future, except if we increase the size of the offering pursuant to Rule 462(b) under the Securities Act, in which case we will effect a stock dividend immediately prior to the completion of the offering in such amount as to maintain our initial stockholders' beneficial ownership at 18.0% of the issued and outstanding shares of our common stock upon the completion of this offering. Further, if we incur any indebtedness, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

Our Transfer Agent and Warrant Agent

        The transfer agent for our common stock and warrant agent for our warrants is Continental Stock Transfer & Trust Company. We have agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent and warrant agent, its agents and each of its stockholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence or intentional misconduct of the indemnified person or entity. However, no indemnification payments may be made to Continental Stock Transfer & Trust Company from the funds held in the trust account (other than the $1,000,000, subject to adjustment, that may be released to us for working capital purposes) and Continental Stock Transfer & Trust Company has waived its ability to make any claims against amounts held in the trust account.

Our Amended and Restated Certificate of Incorporation

        Our amended and restated certificate of incorporation contains certain requirements and restrictions relating to this offering that will apply to us until the completion of our business combination. These provisions cannot be amended without the approval of 65% of our stockholders. Our initial stockholders, who will collectively beneficially own 18.0% of our common stock upon the closing of this offering (assuming they do not purchase any units in this offering), will participate in any vote to amend our amended and restated certificate of incorporation and will have the discretion to vote in any manner they choose. Specifically, our amended and restated certificate of incorporation provides, among other things, that:

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  if we are unable to complete a business combination within 21 months from the closing of this offering, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest but net of franchise and income taxes payable (less up to $100,000 of such net interest that may be distributed to us to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders' rights as stockholders (including the right to receive further liquidation distributions, if any), and subject to the requirement that any refund of income taxes that were paid from the trust account which is received after such redemption shall be distributed to the former public stockholders, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors, and not continue in existence to enter into a business combination or for any other purpose;

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  prior to our initial business combination, we may not issue additional shares of capital stock that would entitle the holders thereof to (i) receive funds from the trust account, (ii) vote on any initial business combination or (iii) vote on any amendment to the provisions of our amended and restated certificate of incorporation that are set forth in this section "Our Amended and Restated Certificate of Incorporation";

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  in the event we enter into an initial business combination with a target business that is affiliated with our sponsor, officers or directors, we, or a committee of independent directors, will obtain an opinion from an independent investment banking firm that is a member of FINRA that such a business combination is fair to our company from a financial point of view;

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  if we offer to redeem our public shares in conjunction with a stockholder vote on an initial business combination pursuant to a proxy solicitation, a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a "group" (as defined under Section 13(d)(3) of the Exchange Act), shall be restricted from seeking redemption with respect to more than an aggregate of 10% of the public shares;

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  if we seek stockholder approval of an initial business combination, prior to the consummation thereof, we may instruct the trustee under the trust agreement that amounts necessary to purchase up to 50% of the public shares at any time and from time to time commencing after the filing of a preliminary proxy statement for the initial business combination and ending on the date of the stockholder meeting to approve such initial business combination be released to us from the trust account. Such purchases may be made only at per share prices (inclusive of commissions) that do not exceed an amount equal to (a) the aggregate amount then on deposit in the trust account divided by (b) the total number of public shares then outstanding. Such per share prices may vary and may be higher or lower than the price paid by investors in this offering, depending on the price paid for earlier purchases and the amount of interest remaining the trust account;

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  if a stockholder vote on our initial business combination is not required by law and we do not decide to hold a stockholder vote for business or other legal reasons, we will offer to redeem our public shares pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act and will file tender offer documents with the SEC prior to completing our initial business combination which contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act;

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  our initial business combination must occur with one or more target businesses that together have a fair market value of at least 80% of our assets then held in the trust account (excluding the deferred underwriting commissions and taxes payable on the income earned on the trust account) at the time of the agreement to enter into the initial business combination and prior to any redemptions in connection with a vote to approve our initial business combination or the opportunity for our stockholders to sell their shares to us by means of a tender offer;

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  if our stockholders approve an amendment to our amended and restated certificate of incorporation that would affect the substance or timing of our obligation to redeem 100% of our public shares if we do not complete a business combination with 21 months from the closing of this offering, we will provide our public stockholders with the opportunity to redeem their shares of common stock upon such approval at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest but net of franchise and income taxes payable, divided by the number of then outstanding public shares; and

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  we will not effectuate our initial business combination with another blank check company or a similar company with nominal operations.

        In addition, our amended and restated certificate of incorporation provides that under no circumstances will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001.

        Our amended and restated certificate of incorporation also allows for the removal of any or all of our directors at any time, but only for cause and only by the affirmative vote of holders of a majority of the voting power of all then outstanding shares of common stock. It also specifically prohibits our stockholders from calling a special meeting or taking corporate action by written consent.

Certain Anti-Takeover Provisions of Delaware Law

        We will be subject to the provisions of Section 203 of the DGCL regulating corporate takeovers upon completion of this offering. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a "business combination" with:

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  a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an "interested stockholder");

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  an affiliate of an interested stockholder; or

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  an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

        A "business combination" includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:

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  our board of directors approves the transaction that made the stockholder an "interested stockholder," prior to the date of the transaction;

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  after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or

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  on or subsequent to the date of the transaction, the business combination is approved by our board of directors and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Securities Eligible for Future Sale

        Immediately after this offering (assuming no exercise of the underwriters' over-allotment option and the forfeiture of 329,268 founder shares held by our initial stockholders) we will have 12,195,122 shares of common stock outstanding. Of these shares, the 10,000,000 shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining 2,195,122 shares and all 4,666,667 sponsor warrants are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering.

  Rule 144

        Pursuant to Rule 144, a person who has beneficially owned restricted shares of our common stock or warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

        Persons who have beneficially owned restricted shares of our common stock or warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

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  1% of the total number of shares of common stock then outstanding, which will equal 121,951 shares immediately after this offering (or 125,244 if the underwriters exercise their over-allotment option); or

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  the average weekly reported trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

        Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

  Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

        Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

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  the issuer of the securities that was formerly a shell company has ceased to be a shell company;

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  the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

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  the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

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  at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

        Thus, in regard to the Company's currently restricted securities, our initial stockholders, and any persons to whom our initial stockholders have transferred restricted shares, will be able to sell their founder shares and sponsor warrants, as applicable, pursuant to Rule 144 without registration one year after we have completed our initial business combination. As described above, the 10,000,000 shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by our affiliates within the meaning of Rule 144 under the Securities Act.

Registration Rights

        The holders of the founder shares, sponsor warrants and warrants that may be issued upon conversion of working capital loans (and any shares of common stock issuable upon the exercise of the sponsor warrant and warrants that may be issued upon conversion of working capital loans) will be entitled to registration rights pursuant to a registration rights agreement to be signed prior to or on the effective date of this offering. The holders of the majority of these securities are entitled to make up to three demands, excluding short form demands, that we register such securities. In addition, the holders have certain "piggy-back" registration rights with respect to registration statements filed subsequent to our completion of an initial business combination. However, the registration rights agreement provides that we will not permit any registration statement filed under the Securities Act to become effective with respect to any securities until the termination of the applicable lock-up period, or, with respect to any securities held in escrow, until such securities are released from escrow, as described herein. We will bear the expenses incurred in connection with the filing of any such registration statements.

Listing of Securities

        We expect our units, common stock and warrants to be listed on Nasdaq under the symbols "        ," "        ," and "        ," respectively. We anticipate that our units will be listed on Nasdaq on or promptly after the effective date of the registration statement. Following the date the shares of our common stock and warrants are eligible to trade separately, we anticipate that the shares of our common stock and warrants will be listed separately and as a unit on Nasdaq.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

        This is a summary of the material U.S. federal income tax consequences of the acquisition, ownership and disposition of our units, common stock and warrants, which we refer to collectively as our securities, purchased by public stockholders pursuant to this offering. This discussion assumes that stockholders will hold our securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended, or the Code. This discussion does not address all aspects of U.S. federal taxation that may be relevant to a public stockholder in light of such stockholder's particular circumstances. In addition, this discussion does not address (i) U.S. gift or estate tax laws except to the limited extent set forth below, (ii) state, local or foreign tax consequences, (iii) the special tax rules that may apply to certain stockholders, including without limitation banks, insurance companies, financial institutions, broker-dealers, taxpayers that have elected mark-to-market accounting, taxpayers subject to the alternative minimum tax provisions of the Code, tax-exempt entities, S corporations, regulated investment companies, real estate investment trusts, taxpayers whose functional currency is not the U.S. dollar, U.S. expatriates or former long-term residents of the United States, or governments or their agencies or instrumentalities, or (iv) the special tax rules that may apply to a stockholder that acquires, holds, or disposes of our securities as part of a straddle, hedge, wash sale (except to the limited extent described below), constructive sale or conversion transaction or other integrated investment. Additionally, this discussion does not consider the tax treatment of partnerships (including entities treated as partnerships for U.S. federal tax purposes) or other pass-through entities or persons who hold our securities through such entities. The tax treatment of a partnership and each partner thereof will depend upon the status and activities of the partnership and such partner. Thus, partnerships, other pass-through entities and persons holding our securities through such entities should consult their own tax advisors.

        This discussion is based on current provisions of the Code, U.S. Treasury regulations promulgated under the Code, judicial opinions, and published rulings and procedures of the United States Internal Revenue Service or the IRS, all as in effect on the date of this prospectus and all of which are subject to change, possibly with retroactive effect. We have not sought, and will not seek, any ruling from the IRS or any opinion of counsel with respect to the tax consequences discussed below, and there can be no assurance that the IRS will not take a position contrary to the tax consequences discussed below or that any position taken by the IRS would not be sustained.

        As used in this "Material U.S. Federal Income Tax Considerations" section only, the term "U.S. person" means a person that is, for U.S. federal income tax purposes (i) an individual citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any State thereof or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (B) it has in effect a valid election to be treated as a U.S. person. As used in this discussion, the term "U.S. holder" means a beneficial owner of our securities that is a U.S. person and the term "non-U.S. holder" means a beneficial owner of our securities that is not a U.S. person.

        This discussion is only a summary of material U.S. federal income and estate tax consequences of the acquisition, ownership and disposition of our securities. Each prospective investor is urged to consult its own tax advisors with respect to the U.S. federal, state, local and foreign tax consequences to such investor of the acquisition, ownership and disposition of our securities.

Public Stockholders

  General

        Each unit should be treated for U.S. federal income tax purposes as an investment unit consisting of one share of our common stock and a warrant to acquire one share of our common stock. There is no authority addressing this treatment as separate parts, for U.S. federal income tax purposes, of securities with terms substantially the same as the units, and, therefore, this treatment is not entirely clear. Given that our common stock and warrants can be traded separately, once separate trading commences, we do not view significant uncertainty in the position that the instruments should be viewed as two distinct components of an investment unit for U.S. federal income tax purposes. Each unit should be treated for U.S. federal income tax purposes as an investment unit consisting of one share of our common stock and a warrant to acquire one share of our common stock. Each holder of a unit must allocate the purchase price paid by such holder for such unit between the share of common stock and the warrant based on their respective relative fair market values. A holder's initial tax basis in the common stock and the warrant included in each unit should equal the portion of the purchase price of the unit allocated thereto.

        The foregoing treatment of the common stock and warrants and a holder's purchase price allocation are not binding on the IRS or the courts. Because there are no authorities that directly address instruments that are similar to the units, no assurance can be given that the IRS or the courts will agree with the characterization described above or the discussion below. The IRS, by analogy to the rules relating to the allocation of the purchase price to components of a unit consisting of debt and equity, may take the position that our allocation of the purchase price will be binding on a holder of a unit, unless the holder explicitly discloses in a statement attached to the holder's timely filed U.S. federal income tax return for the taxable year that includes the acquisition date of the unit that the holder's allocation of the purchase price between the common stock and the warrant that comprise the unit is different from our allocation. Our allocation is not, however, binding on the IRS. If the IRS does not accept the allocation, a holder's actual income tax may be different than anticipated and such holder may be subject to additional tax, interest and penalties. Accordingly, each prospective investor is urged to consult its own tax advisors regarding the U.S. federal, state, local and any foreign tax consequences of an investment in a unit (including alternative characterizations of a unit). Unless otherwise stated, the following discussions are based on the assumption that the characterization of the common stock and warrants and the allocation described above are accepted for U.S. federal tax purposes.

U.S. Holders

  Taxation of Distributions

        As discussed under "Dividend Policy" above, we do not anticipate that any dividends will be paid in the foreseeable future. In the event we do pay cash distributions to U.S. holders of shares of our common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. holder's adjusted tax basis in our common stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the common stock and will be treated as described under "U.S. Holders—Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock" below.

        Dividends we pay to a U.S. holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. holder generally will constitute "qualified dividends" that will be subject to tax at the maximum tax rate accorded to long-term capital gains (currently 15%) for tax years beginning before January 1, 2013, after which the rate applicable to dividends is currently scheduled to return to the tax rate generally applicable to ordinary income. Because there is no authority directly on point, there is a significant level of uncertainty as to whether the redemption rights with respect to the common stock described in this prospectus may prevent a U.S. holder from satisfying the applicable holding period requirements with respect to the dividends received deduction or the preferential tax rate on qualified dividend income, as the case may be.

  Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock

        In general, a U.S. holder must treat any gain or loss recognized upon a sale, taxable exchange or other taxable disposition of our common stock (which would include a dissolution and liquidation in the event we do not complete an initial business combination within 21 months from the closing of this offering) as capital gain or loss. Any such capital gain or loss will be long-term capital gain or loss if the U.S. holder's holding period for the common stock so disposed of exceeds one year. Because there is no authority directly on point, there is a significant level of uncertainty as to whether the redemption rights with respect to the common stock described in this prospectus may suspend the running of the applicable holding period for this purpose. Generally, a U.S. holder will recognize gain or loss in an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition (or, if the common stock is held as part of a unit at the time of the disposition, the portion of the amount realized on such disposition that is allocated to the common stock based upon the then fair market values of the common stock and the warrant included in the unit) and (ii) the U.S. holder's adjusted tax basis in its common stock so disposed of. A U.S. holder's adjusted tax basis in its common stock will equal the U.S. holder's acquisition cost (that is, as discussed above, the portion of the purchase price of a unit allocated to a share of common stock) less any prior return of capital. Long-term capital gain realized by a non-corporate U.S. holder will, if all requirements are met, be subject to a maximum rate of 15% for tax years beginning before January 1, 2013, after which the maximum long-term capital gains rate is scheduled to increase. The deduction of capital losses is subject to limitations, as is the deduction for losses realized upon a taxable disposition by a U.S. holder of our common stock (whether or not held as part of a unit) if, within a period beginning 30 days before the date of such disposition and ending 30 days after such date, such U.S. holder has acquired (by purchase or by an exchange on which the entire amount of gain or loss was recognized by law), or has entered into a contract or option so to acquire, substantially identical stock or securities.

  Redemption of Common Stock

        In the event that a U.S. holder redeems common stock pursuant to the redemption provisions described in this prospectus, the treatment of the transaction for U.S. federal income tax purposes will depend on whether the redemption qualifies as sale of the common stock. If the redemption qualifies as a sale of common stock by the U.S. holder under Section 302 of the Code, the U.S. holder will be treated as described under "U.S. Holders—Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock" above. If the redemption does not qualify as a sale of common stock under Section 302 of the Code, the U.S. holder will be treated as receiving a corporate distribution with the tax consequences described under "U.S. Holders—Taxation of Distributions" above. Whether that redemption qualifies for sale treatment will depend largely on the total number of shares of our stock treated as held by the U.S. holder (including any stock constructively owned by the U.S. holder as a result of, among other things, owning warrants) relative to all of our shares both before and after the redemption. The redemption of common stock will be treated as a sale of the common stock (rather than as a corporate distribution) if the redemption (i) is "substantially disproportionate" with respect to the U.S. holder, (ii) results in a "complete termination" of the U.S. holder's interest in us or (iii) is

"not essentially equivalent to a dividend" with respect to the U.S. holder. These tests are explained more fully below.

        In determining whether any of the foregoing tests are satisfied, a U.S. holder takes into account not only stock actually owned by the U.S. holder, but also shares of our stock that are constructively owned by it. A U.S. holder may constructively own, in addition to stock owned directly, stock owned by certain related individuals and entities in which the U.S. holder has an interest or that have an interest in such U.S. holder, as well as any stock the U.S. holder has a right to acquire by exercise of an option, which would include common stock which could be acquired pursuant to the exercise of the warrants. In order to meet the substantially disproportionate test, the percentage of our outstanding voting stock actually and constructively owned by the U.S. holder immediately following the redemption of common stock must, among other requirements, be less than 80 percent of the percentage of our outstanding voting stock actually and constructively owned by the U.S. holder immediately before the redemption. There will be a complete termination of a U.S. holder's interest if either (i) all of the shares of our stock actually and constructively owned by the U.S. holder are redeemed or (ii) all of the shares of our stock actually owned by the U.S. holder are redeemed and the U.S. holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of stock owned by certain family members and the U.S. holder does not constructively own any other stock. The redemption of the common stock will not be essentially equivalent to a dividend if a U.S. holder's conversion results in a "meaningful reduction" of the U.S. holder's proportionate interest in us. Whether the redemption will result in a meaningful reduction in a U.S. holder's proportionate interest in us will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a "meaningful reduction." A U.S. holder should consult with its own tax advisors as to the tax consequences of a redemption.

        The receipt of any "premium" purchase price by U.S. holders in connection with a privately negotiated transaction as described in this prospectus (see "The Offering—Other permitted purchases of public shares by us or our affiliates"), due to uncertainty under current law, may be treated for U.S. federal income tax purposes in one of two ways (each with the same degree of likelihood). The premium may be treated as either (i) additional consideration received in exchange for the tendered common stock in a redemption, in which case such payments will be taken into account in determining the amount of gain or loss on the exchange as discussed above, or (ii) a separate fee for voting in favor of the proposed business combination, in which case such payments will be treated as ordinary income to recipient U.S. holders. There can be no assurance that the IRS will not attempt to treat the receipt of the premiums as the receipt of separate consideration for voting in favor of the proposed business combination. U.S. holders are urged to consult their own tax advisors as to the proper treatment of the premiums.

        U.S. holders who actually or constructively own five percent or, if our stock is not then publicly traded, one percent of our stock (by vote or value) may be subject to special reporting requirements with respect to a redemption of common stock, and such holders should consult with their own tax advisors with respect to their reporting requirements.

  Exercise of a Warrant

        Except as discussed below with respect to the cashless exercise of a warrant, a U.S. holder will not be required to recognize taxable gain or loss upon exercise of a warrant. The U.S. holder's tax basis in the share of our common stock received upon exercise of the warrant will be an amount equal to the sum of the U.S. holder's initial investment in the warrant (i.e., the portion of the U.S. holder's purchase price for a unit that is allocated to the warrant, as described above under "—General") and the exercise price. The U.S. holder's holding period for the share of our common stock received upon exercise of the warrant will begin on the date following the date of exercise (or possibly the date of exercise) of the warrant and will not include the period during which the U.S. holder held the warrant.

        Due to uncertainty under current law, the tax consequences of a cashless exercise of a warrant may be treated in a number of ways (each with the same degree of likelihood). A cashless exercise may be tax-free, either because the exercise is not a gain realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either tax-free situation, a U.S. holder's basis in the common stock received would equal the holder's basis in the warrant. If the cashless exercise were treated as not being a gain realization event, a U.S. holder's holding period in the common stock would be treated as commencing on the date following the date of exercise (or possibly the date of exercise) of the warrant. If the cashless exercise were treated as a recapitalization, the holding period of the common stock would include the holding period of the warrant.

        Alternatively, a cashless exercise could be treated as a taxable exchange in which gain or loss would be recognized. In such event, a U.S. holder could be deemed to have surrendered warrants equal to the number of common shares having a value equal to the exercise price for the total number of warrants to be exercised. The U.S. holder would recognize capital gain or loss in an amount equal to the difference between the fair market value of the common stock represented by the warrants deemed surrendered and the U.S. holder's tax basis in the warrants deemed surrendered. In this case, a U.S. holder's tax basis in the common stock received would equal the sum of the fair market value of the common stock represented by the warrants deemed surrendered and the U.S. holder's tax basis in the warrants exercised. A U.S. holder's holding period for the common stock would commence on the date following the date of exercise (or possibly the date of exercise) of the warrant.

        Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. holders should consult their tax advisors regarding the tax consequences of a cashless exercise.

  Sale, Taxable Exchange, Redemption or Expiration of a Warrant

        Upon a sale, taxable exchange (other than by exercise), redemption, or expiration of a warrant, a U.S. holder will be required to recognize taxable gain or loss in an amount equal to the difference between (i) the amount realized upon such disposition or expiration (or, if the warrant is held as part of a unit at the time of the disposition of the unit, the portion of the amount realized on such disposition that is allocated to the warrant based on the then fair market values of the warrant and the common stock included in the unit) and (ii) the U.S. holder's tax basis in the warrant (that is, as discussed above, the portion of the U.S. holder's purchase price for a unit that is allocated to the warrant, as described above under "—General"). Such gain or loss would be treated as long-term capital gain or loss if the warrant was held by the U.S. holder for more than one year at the time of such disposition or expiration. As discussed above, the deductibility of capital losses is subject to certain limitations, as is the deduction for losses upon a taxable disposition by a U.S. holder of a warrant (whether or not held as part of a unit) if, within a period beginning 30 days before the date of such disposition and ending 30 days after such date, such U.S. holder has acquired (by purchase or by an exchange on which the entire amount of gain or loss was recognized by law), or has entered into a contract or option so to acquire, substantially identical stock or securities.

  Constructive Dividends on Warrants

        As discussed under "Dividend Policy" above, we do not anticipate that any dividends will be paid in the foreseeable future. If at any time during the period you hold warrants, however, we were to pay a taxable dividend to our stockholders and, in accordance with the anti-dilution provisions of the warrants, the conversion rate of the warrants were increased, that increase would be deemed to be the payment of a taxable dividend to you to the extent of our earnings and profits, notwithstanding the fact that you will not receive a cash payment. If the conversion rate is adjusted in certain other circumstances (or in certain circumstances, there is a failure to make adjustments), that adjustment or failure could also result in the deemed payment of a taxable dividend to you. You should consult your tax adviser regarding the proper treatment of any adjustments to the warrants.

  Additional Taxes After 2012

        For taxable years beginning after December 31, 2012, U.S. holders that are individuals, estates or trusts and whose income exceeds certain thresholds will be subject to a 3.8% Medicare contribution tax on unearned income, including, among other things, dividends on, and capital gains from the sale or other taxable disposition of, our common stock, subject to certain limitations and exceptions. U.S. holders should consult their own tax advisors regarding the effect, if any, of such tax on their ownership and disposition of our securities.

Non-U.S. Holders

  Taxation of Distributions

        Any distributions we make to a non-U.S. holder of shares of our common stock (or any distributions we are deemed to make with respect to the warrants, as described in "Constructive Dividends on Warrants" below), to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), generally will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the non-U.S. holder's conduct of a trade or business within the United States, we will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such non-U.S. holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN). Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the non-U.S. holder's adjusted tax basis in its shares of our common stock and, to the extent such distribution exceeds the non-U.S. holder's adjusted tax basis, as gain realized from the sale or other disposition of the common stock, which will be treated as described under "Non-U.S. Holders—Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock and Warrants" below. In addition, if we determine that we are likely to be classified as a "United States real property holding corporation" (see "Non-U.S. Holders—Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock and Warrants" below), we will withhold 10% of any distribution that exceeds our current and accumulated earnings and profits.

        Dividends we pay to a non-U.S. holder that are effectively connected with such non-U.S. holder's conduct of a trade or business within the United States generally will not be subject to U.S. withholding tax, provided such non-U.S. holder complies with certain certification and disclosure requirements (usually by providing an IRS Form W-8ECI). Instead, such dividends will be subject to U.S. federal income tax, net of certain deductions, at the same graduated individual or corporate rates applicable to U.S. holders (subject to an exemption or reduction in such tax as may be provided by an applicable income tax treaty). If the non-U.S. holder is a corporation, dividends that are effectively connected income may also be subject to a "branch profits tax" at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty).

  Exercise of a Warrant

        The U.S. federal income tax treatment of a non-U.S. holder's exercise of a warrant should correspond to the U.S. federal income tax treatment of the exercise of a warrant by a U.S. holder, as described under "U.S. Holders—Exercise of a Warrant" above, although to the extent a cashless exercise results in a taxable exchange, the consequences would be similar to those described below in

"Non-U.S. Holders—Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock and Warrants."

  Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock and Warrants

        A non-U.S. holder will not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, taxable exchange or other taxable disposition of our common stock (which would include a dissolution and liquidation in the event we do not complete an initial business combination within 21 months from the closing of this offering) or warrants (including an expiration or redemption of our warrants), in each case without regard to whether those securities were held as part of a unit, unless:

  •
  the gain is effectively connected with the conduct of a trade or business by the non-U.S. holder within the United States (and, under certain income tax treaties, is attributable to a United States permanent establishment or fixed base maintained by the non-U.S. holder);

  •
  the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met; or

  •
  we are or have been a "U.S. real property holding corporation" for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the non-U.S. holder held our common stock or warrants, and, in the case where shares of our common stock or warrants are regularly traded on an established securities market, the non-U.S. holder has owned, directly or indirectly, more than 5% of our common stock or warrants at any time within the shorter of the five-year period preceding the disposition or such non-U.S. holder's holding period for the shares of our common stock or warrants. There can be no assurance that our common stock or warrants will be treated as regularly traded on an established securities market for this purpose.

        Unless an applicable treaty provides otherwise, gain described in the first bullet point above will be subject to tax at applicable U.S. federal income tax rates. Any gains described in the first bullet point above of a non-U.S. holder that is a foreign corporation may also be subject to an additional "branch profits tax" at a 30% rate (or lower treaty rate). Gain described in the second bullet point above (which may be offset by U.S. source capital losses) will be subject to a flat 30% U.S. federal income tax. Non-U.S. holders should consult their own tax advisors regarding possible eligibility for benefits under income tax treaties.

        Although we currently are not a U.S. real property holding corporation, we cannot determine whether we will be a United States real property holding corporation in the future until we complete an initial business combination. We will be classified as a U.S. real property holding corporation if the fair market value of our "U.S. real property interests" equals or exceeds 50 percent of the sum of the fair market value of our worldwide real property interests plus our other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes.

  Redemption of Common Stock

        The characterization for U.S. federal income tax purposes of a non-U.S. holder's redemption of our common stock pursuant to the redemption provisions described in this prospectus should correspond to the U.S. federal income tax characterization of such a redemption by a U.S. holder, as described under "U.S. Holders—Redemption of Common Stock" above, and the consequences of the redemption to the non-U.S. holder will be as described above under "Non-U.S. Holders—Taxation of Distributions" and "Non-U.S. Holders—Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock and Warrants," as applicable.

        As discussed above in "U.S. Holders—Redemption of Common Stock," the receipt of any premium in connection with a privately negotiated transaction as described in this prospectus, due to uncertainty under current law, may be treated for U.S. federal income tax purposes in one of two ways (each with the same degree of likelihood). We intend to withhold U.S. federal income tax at a rate of 30% from any premium paid to a non-U.S. Holder, unless (i) the non-U.S. holder is engaged in the conduct of a trade or business in the United States to which the receipt of the premium is effectively connected and provides a properly executed IRS Form W-8ECI or (ii) a U.S. tax treaty either eliminates or reduces such withholding tax with respect to the premium paid to the non-U.S. holder and the non-U.S. holder provides a properly executed IRS Form W-8BEN (claiming exemption or reduction under an applicable treaty), and in both cases, neither we nor our paying agent knows or has reason to know that such certification is false. If such withholding results in an overpayment of taxes, the applicable non-U.S. holder may be able to obtain a refund or credit, provided that the required information is timely furnished to the IRS. Non-U.S. holders should consult their tax advisors with respect to the tax treatment of any such premium.

  Constructive Dividends on Warrants

        As discussed under "Dividend Policy" above, we do not anticipate that any dividends will be paid in the foreseeable future. If at any time during the period you hold warrants, however, we were to pay a taxable dividend to our stockholders and, in accordance with the anti-dilution provisions of the warrants, the conversion rate of the warrants were increased, that increase would be deemed to be the payment of a taxable dividend to you to the extent of our earnings and profits, notwithstanding the fact that you would not receive a cash payment. If the conversion rate is adjusted in certain other circumstances (or in certain circumstances, there is a failure to make adjustments), such adjustment or failure could also result in the deemed payment of a taxable dividend to you. Any resulting withholding tax attributable to deemed dividends could be collected from other amounts payable or distributable to you. You should consult your tax adviser regarding the proper treatment of any adjustments to the warrants.

  Information Reporting and Backup Withholding

        We must report annually to the IRS and to each holder the amount of dividends or other distributions we pay to such holder on our shares of common stock and the amount of tax withheld with respect to those distributions, regardless of whether withholding is required. In the case of a non-U.S. holder, the IRS may make copies of the information returns reporting those dividends and amounts withheld available to the tax authorities in the country in which the non-U.S. holder resides pursuant to the provisions of an applicable income tax treaty or exchange of information treaty.

        The gross amount of dividends and proceeds from the disposition of our common stock or warrants paid to a holder that fails to provide the appropriate certification in accordance with applicable U.S. Treasury regulations generally will be subject to backup withholding at the applicable rate.

        Information reporting and backup withholding are not required with respect to the amount of any proceeds from the sale by a non-U.S. holder of common stock or warrants outside the United States through a foreign office of a foreign broker that does not have certain specified connections to the United States. However, if a non-U.S. holder sells common stock or warrants through a U.S. broker or the U.S. office of a foreign broker, the broker will be required to report to the IRS the amount of proceeds paid to such holder, unless the non-U.S. holder provides appropriate certification (usually on an IRS Form W-8BEN) to the broker of its status as a non-U.S. holder or such non-U.S. holder is an exempt recipient. In addition, for information reporting purposes, certain non-U.S. brokers with certain types of relationships with the United States will be treated in a manner similar to United States brokers.

        Backup withholding is not an additional tax. Any amounts we withhold under the backup withholding rules may be refunded or credited against the holder's U.S. federal income tax liability, if any, by the IRS if the required information is furnished to the IRS in a timely manner.

        Recently enacted legislation generally imposes withholding at a rate of 30% on certain payments to certain foreign entities, after December 31, 2013, unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interest in or accounts with those entities) have been satisfied. Non-U.S. holders should consult their tax advisors regarding the possible implications of this legislation on their investment in the units.

  Federal Estate Tax

        Shares of our common stock or warrants owned or treated as owned by an individual who is not a U.S. citizen or resident (as specifically defined for U.S. federal estate tax purposes) at the time of his or her death will be included in the individual's gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise, and therefore may be subject to U.S. federal estate tax. Each non-U.S. holder should consult his or her own tax advisors regarding the U.S. federal estate tax.

UNDERWRITING

        Citigroup Global Markets Inc. is acting as sole book-running manager of this offering and as representative of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus, each underwriter named below has severally agreed to purchase and we have agreed to sell to that underwriter, the number of units set forth opposite the underwriter's name.

Underwriter	Number of Units
Citigroup Global Markets Inc.

Total	10,000,000

        The underwriting agreement provides that the obligations of the underwriters to purchase the units included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all of the units (other than those covered by the over-allotment option described below) if they purchase any of the units.

        Units sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus. Any units sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price not to exceed $        per unit. After the initial public offering of the units, the underwriters may change the offering price and the other selling terms. Citigroup Global Markets Inc. has advised us that the underwriters do not intend to make sales to discretionary accounts.

        If the underwriters sell more units than the total number set forth in the table above, we have granted to the underwriters an option, exercisable for 45 days from the date of this prospectus, to purchase up to 1,500,000 additional units at the public offering price less the underwriting discount. The underwriters may exercise this option solely for the purpose of covering over-allotments, if any, in connection with this offering. To the extent the option is exercised, each underwriter must purchase a number of additional units approximately proportionate to that underwriter's initial purchase commitment. Any units issued or sold under the option will be issued and sold on the same terms and conditions as the other units that are the subject of this offering.

        We, our sponsor and our officers and directors have agreed that, for a period of 180 days from the date of this prospectus, we and they will not, without the prior written consent of Citigroup Global Markets Inc., offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any units, warrants, shares of common stock or any other securities convertible into, or exercisable, or exchangeable for, shares of common stock. Citigroup Global Markets Inc. in its sole discretion may release any of the securities subject to these lock-up agreements at any time without notice.

        Our initial stockholders have agreed, pursuant to a written agreement with us, not to, subject to certain limited exceptions, transfer, assign or sell any founder shares until the earlier of (x) one year after the completion of our initial business combination or earlier if, subsequent to our business combination, the last sales price of our common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30 trading-day period commencing at least 150 days after our initial business combination and (y) the date on which we complete a liquidation, merger, stock exchange or other similar transaction after our initial business combination that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property. In addition, our sponsor has agreed not to, subject to certain limited exceptions, transfer, assign or sell any of the sponsor warrants (including the common stock issuable upon exercise of the sponsor warrants) until 30 days after the completion of our initial business combination. Notwithstanding the foregoing, the founder earnout shares (equal to 4.0% of our issued and outstanding shares after this offering and the expiration of the underwriters' over-allotment option) will be placed on the date of this prospectus into a segregated escrow account maintained by Continental Stock Transfer & Trust Company acting as escrow agent and will not be released from escrow unless they no longer are subject to forfeiture, as described herein. While in escrow, such securities will not be transferable, other than to permitted transferees as described under "Principal Stockholders—Transfers of Founder Shares and Sponsor Warrants".

        Prior to this offering, there has been no public market for our securities. Consequently, the initial public offering price for the units was determined by negotiations between us and the representative. The determination of our per unit offering price was more arbitrary than would typically be the case if we were an operating company. Among the factors considered in determining initial public offering price were the history and prospects of companies whose principal business is the acquisition of other companies, prior offerings of those companies, our management, our capital structure, and currently prevailing general conditions in equity securities markets, including current market valuations of publicly-traded companies considered comparable to our company. We cannot assure you, however, that the price at which the units, common stock or warrants will sell in the public market after this offering will not be lower than the initial public offering price or that an active trading market in our units, common stock or warrants will develop and continue after this offering.

        We expect our units to be listed on Nasdaq under the symbol "        " and, once the common stock and warrants begin separate trading, to have our common stock and warrants listed on Nasdaq under the symbols "        " and "        ", respectively.

        The following table shows the underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering. These amounts are shown assuming both no exercise and full exercise of the underwriters' over-allotment option.

	Paid by HBC Acquisition Corp.
	No Exercise	Full Exercise
Per Unit	$0.55	$0.55
Total(1)	$5,500,000	$6,325,000

(1)
The underwriters have agreed to defer $0.35 per unit, or approximately $3,500,000 ($4,025,000 if the underwriters exercise their over-allotment option in full) in the aggregate, of underwriting commissions, which will be placed in a trust account located in the United States at JPMorgan Chase, N.A. with Continental Stock Transfer & Trust Company acting as trustee. Regardless of whether and to what extent the Company redeems or repurchases shares prior to or in connection with such initial business combination, the full amount of the deferred commissions will be released to the underwriters only on completion of an initial business combination, as described in this prospectus.

        If we do not complete our initial business combination within 21 months from the closing of this offering, the trustee and the underwriters have agreed that (i) they will forfeit any rights or claims to their deferred underwriting discounts and commissions, including any accrued interest thereon, then in the trust account, and (ii) that the deferred underwriters' discounts and commissions will be distributed on a pro rata basis, together with any accrued interest thereon and net of franchise and income taxes payable income taxes on such interest, to the public stockholders.

        In connection with the offering, the underwriters may purchase and sell units in the open market. Purchases and sales in the open market may include short sales, purchases to cover short positions, which may include purchases pursuant to the over-allotment option, and stabilizing purchases.

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  Short sales involve secondary market sales by the underwriters of a greater number of shares than they are required to purchase in the offering.

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  "Covered" short sales are sales of units in an amount up to the number of units represented by the underwriters' over-allotment option.

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  "Naked" short sales are sales of units in an amount in excess of the number of units represented by the underwriters' over-allotment option.

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  Covering transactions involve purchases of units either pursuant to the over-allotment option or in the open market after the distribution has been completed in order to cover short positions.

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  To close a naked short position, the underwriters must purchase shares in the open market after the distribution has been completed. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the units in the open market after pricing that could adversely affect investors who purchase in the offering.

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  To close a covered short position, the underwriters must purchase units in the open market after the distribution has been completed or must exercise the over-allotment option. In determining the source of shares to close the covered short position, the underwriters will consider, among other things, the price of units available for purchase in the open market as compared to the price at which they may purchase units through the over-allotment option.

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  Stabilizing transactions involve bids to purchase units so long as the stabilizing bids do not exceed a specified maximum.

        Purchases to cover short positions and stabilizing purchases, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the units. They may also cause the price of the units to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

        Unlike some other blank check companies, if we seek stockholder approval of our initial business combination, prior to the completion of a business combination, our amended and restated certificate of incorporation will permit the release to us from the trust account amounts necessary to purchase up to 50% of the shares sold in this offering (5,000,000 shares, or 5,750,000 shares if the over-allotment option is exercised in full) at any time commencing after the filing of a preliminary proxy statement for our initial business combination and ending on the date of the stockholder meeting to approve the initial business combination. Purchases will be made only in open market transactions at times when we are not in possession of material non-public information and will not be made during a restricted period under Regulation M under the Exchange Act. The restricted period under Regulation M will depend on the nature of the business combination. If our business combination requires us to issue securities to shareholders of a privately held target who will approve the business combination by entering into the acquisition agreement, the restricted period would be deemed to commence on the earlier of one (or five) business day(s) prior to (i) the time we furnish the definitive acquisition agreement for execution to the shareholders of the privately held target company or (ii) the commencement of the valuation period, if any, which is the period when the market price of the securities we are issuing in the business combination is a factor in determining the consideration to be paid in the business combination. The restricted period would continue until the later of (i) execution of the definitive acquisition agreement or (ii) the end of the valuation period. If our business combination requires us to issue securities to the shareholders of the target who will be solicited to approve the business combination, the restricted period would be deemed to commence on the day of mailing the proxy solicitation materials and continue through the end of the period in which the target shareholders can vote on the business combination, provided that if the valuation period occurs outside of the proxy solicitation period, an additional restricted period would commence one (or five) business days prior to the commencement of the valuation period and continue until the valuation period ends. In addition, if we engage in an offering of securities at the time of the business combination, there may also be a restricted period under Regulation M depending on the nature of the offering. However, in the event that we consummated a business combination without issuing securities, there would not be a restricted period under Regulation M with respect to transactions in our common stock. Rule 10b-18 under the Exchange Act provides a voluntary safe harbor for purchases made under certain conditions, including with respect to the manner of sale (sales are required to be effected through one broker on a single day, subject to certain exceptions), timing (purchases are subject to certain restrictions at the beginning and end of the trading session), pricing (the purchase price may not exceed the highest independent bid or the last independent transaction price, whichever is higher) and volume of purchases (the total volume of Rule 10b-18 purchases effected by us or any affiliated purchasers effected on any single day generally must not exceed 25% of the average daily trading volume of the shares). Due to the relatively sporadic public trading and low trading volumes of securities of similarly structured blank check companies and the possibility that a significant number of our investors may not elect to trade their units separately, it is unlikely that we would be able to make such purchases under Rule 10b-18 and still accomplish the intended goals of such purchases. Therefore, we do not expect to be able to comply with Rule 10b-18 and may make such purchases outside of the requirements of Rule 10b-18 to the extent we deem such purchases to be in the best interests of the Company. However, if such purchases are made, we intend to make all efforts to comply with such provisions. In addition, if any purchases are made, the Company does not expect such purchases to be in amounts nearing the 50% of shares that are permitted to be repurchased. Consequently, if the market does not view our initial business combination positively, these purchases may have the effect of counteracting the market's view of our initial business combination, which would otherwise be reflected in a decline in the market price of our securities. If we do not make these purchases because they would not be in compliance with Regulation M or Rule 10b-18 or otherwise, the absence of the support of these purchases could materially affect the market price of our securities or our ability to complete a business combination. In addition, even if these purchases are made, once the purchases are complete, the termination of the support provided by these purchases may materially adversely affect the market price of our securities or our ability to complete a business combination.

        We estimate that our portion of the total expenses of this offering payable by us will be $750,000, excluding underwriting discounts and commissions.

        We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities. The underwriters have not waived their ability to make indemnification claims against amounts held in the trust account.

        We are not under any contractual obligation to engage any of the underwriters to provide any services for us after this offering, and have no present intent to do so. However, any of the underwriters may introduce us to potential target businesses or assist us in raising additional capital in the future. If any of the underwriters provide services to us after this offering, we may pay such underwriter fair and reasonable fees that would be determined at that time in an arm's length negotiation; provided that no agreement will be entered into with any of the underwriters and no fees for such services will be paid to any of the underwriters prior to the date that is 90 days from the date of this prospectus, unless FINRA determines that such payment would not be deemed underwriters' compensation in connection with this offering and we may pay the underwriters of this offering or any entity with which they are affiliated a finder's fee or other compensation for services rendered to us in connection with the completion of a business combination.

Notice to Prospective Investors in the European Economic Area

        In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a relevant member state), with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the "relevant implementation date"), an offer of units described in this prospectus may not be made to the public in that relevant member state prior to the publication of a prospectus in relation to the units that has been approved by the competent authority in that relevant member state or, where appropriate, approved in another relevant member state and notified to the competent authority in that relevant member state, all in accordance with the Prospectus Directive, except that, with effect from and including the relevant implementation date, an offer of our units may be made to the public in that relevant member state at any time:

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  to any legal entity that is authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

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  to any legal entity that has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

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  to fewer than 100 natural or legal persons (other than qualified investors as defined below) subject to obtaining the prior consent of the underwriter for any such offer; or

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  in any other circumstances that do not require the publication of a prospectus pursuant to Article 3 of the Prospectus Directive.

        Each purchaser of units described in this prospectus located within a relevant member state will be deemed to have represented, acknowledged and agreed that it is a "qualified investor" within the meaning of Article 2(1)(e) of the Prospectus Directive.

        For the purpose of this provision, the expression an "offer to the public" in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the units to be offered so as to enable an investor to decide to purchase or subscribe for the units, as the expression may be varied in that member state by any measure implementing the Prospectus Directive in that member state, and the expression "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each relevant member state.

        We have not authorized and do not authorize the making of any offer of units through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the units as contemplated in this prospectus. Accordingly, no purchaser of the units, other than the underwriters, is authorized to make any further offer of the units on behalf of us or the underwriters.

Notice to Prospective Investors in the United Kingdom

        This prospectus is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the "Order") or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as a "relevant person"). This prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part)

or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

Notice to Prospective Investors in France

        Neither this prospectus nor any other offering material relating to the units described in this prospectus has been submitted to the clearance procedures of the Autorité des Marchés Financiers or by the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The units have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus nor any other offering material relating to the units has been or will be:

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  released, issued, distributed or caused to be released, issued or distributed to the public in France; or

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  used in connection with any offer for subscription or sale of the units to the public in France.

        Such offers, sales and distributions will be made in France only:

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  to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d'investisseurs), in each case investing for their own account, all as defined in, and in accordance with, Article L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier;

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  to investment services providers authorized to engage in portfolio management on behalf of third parties; or

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  in a transaction that, in accordance with article L.411-2-II-1°-or-2°-or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l'épargne).

        The units may be resold directly or indirectly, only in compliance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.

Notice to Prospective Investors in Hong Kong

        The units may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a "prospectus" within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the units may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to units which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Singapore

        This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the units may not be circulated or distributed, nor may the units be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA"), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

        Where the units are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

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  a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

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  a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries' rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:

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  to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than $200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA;

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  where no consideration is or will be given for the transfer; or

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  where the transfer is by operation of law.

 LEGAL MATTERS

        Akin Gump Strauss Hauer & Feld LLP, New York, New York, is acting as counsel in connection with the registration of our securities under the Securities Act, and as such, will pass upon the validity of the securities offered in this prospectus. Certain legal matters in connection with this offering will be passed upon for the underwriters by Davis Polk & Wardwell LLP, New York, New York.

EXPERTS

        The financial statements of HBC Acquisition Corp. (a development stage company) as of August 17, 2011 and for the period August 2, 2011 (date of inception) through August 17, 2011, have been included herein in reliance upon the report of Rothstein, Kass & Company, P.C., independent registered public accounting firm, appearing elsewhere herein, and upon the authority of Rothstein, Kass & Company, P.C. as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

        We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities we are offering by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information about us and our securities, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are materially complete but may not include a description of all aspects of such contracts, agreements or other documents, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

        Upon completion of this offering, we will be subject to the information requirements of the Exchange Act and will file annual, quarterly and current event reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC's website at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facility at 100 F Street, N.E., Washington, D.C. 20549.

        You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholder of
HBC Acquisition Corporation

        We have audited the accompanying balance sheet of HBC Acquisition Corporation (a development stage company) (the "Company") as of August 17, 2011 and the related statements of operations, changes in stockholder's equity, and cash flows for the period from August 2, 2011 (date of inception) to August 17, 2011. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

        We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the HBC Acquisition Corporation (a development stage company) as of August 17, 2011 and the results of its operations and its cash flows for the period from August 2, 2011 (date of inception) to August 17, 2011, in conformity with accounting principles generally accepted in the United States of America.

/s/ Rothstein, Kass & Company, P.C.

Roseland, New Jersey

September 6, 2011

HBC ACQUISITION CORP.
(a development stage company)

BALANCE SHEET

As of August 17, 2011

ASSETS
Current assets:
Cash	$25,000
Deferred offering costs	111,469

Total assets	$136,469

LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
Accrued expenses	$10,000
Accrued offering costs	111,469

Total current liabilities	121,469

Commitments and Contingencies (Note 5)
Stockholder's equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	$—
Common stock, $0.0001 par value; 225,000,000 shares authorized; 2,524,390 shares issued and outstanding	252
Additional paid-in capital	24,748
Deficit accumulated during the development stage	(10,000)

Total stockholder's equity	15,000

Total liabilities and stockholder's equity	$136,469

The accompanying notes are an integral part of the financial statements.

HBC ACQUISITION CORP.
(a development stage company)

STATEMENT OF OPERATIONS

For the period from August 2, 2011 (date of inception) to August 17, 2011

Revenue	$—
General and Administrative Expenses	(10,000)

Loss from Operations	(10,000)
Interest and Dividend Income	—

Net Loss Attributable to Common Stockholders	$(10,000)

Weighted Average Number of Common Shares Outstanding	2,524,390

Basic and Diluted Net Loss per Share Attributable to Common Stockholders	$(0.00)

The accompanying notes are an integral part of the financial statements.

HBC ACQUISITION CORP.
(a development stage company)

STATEMENT OF CHANGES IN STOCKHOLDER'S EQUITY

For the period from August 2, 2011 (date of inception) to August 17, 2011

				Deficit Accumulated During the Development Stage
	Common Stock
			Additional Paid-In Capital		Total Stockholder's Equity
	Shares	Amount
Sale of common stock to initial stockholders at approximately $0.010 per share	2,524,390	$252	$24,748	$—	$25,000
Net loss attributable to common stockholder	—	—	—	(10,000)	(10,000)

Balance as of August 17, 2011	2,524,390	$252	$24,748	$(10,000)	$15,000

The accompanying notes are an integral part of the financial statements.

HBC ACQUISITION CORP.
(a development stage company)

STATEMENT OF CASH FLOWS

For the period from August 2, 2011 (date of inception) to August 17, 2011

Cash Flows From Operating Activities:
Net loss	$(10,000)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in operating assets and liabilities:
Increase in accrued expenses	10,000

Net cash used in operating activities	—

Cash Flows From Financing Activities:
Proceeds from issuance of stock to initial stockholders	25,000

Net cash provided by financing activities	25,000

Net increase in cash	25,000
Cash at beginning of the period	—

Cash at end of the period	$25,000

Supplemental Disclosure of Non-cash Transactions:
Deferred offering costs included in accrued offering costs	$111,469

The accompanying notes are an integral part of the financial statements.

HBC ACQUISITION CORP.
(a development stage company)

NOTES TO FINANCIAL STATEMENTS

1. Description of Organization and Business Operations

        HBC Acquisition Corp. (the "Company"), a corporation in the development stage, was incorporated in Delaware on August 2, 2011. The Company was formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, exchangeable share transaction or other similar business transaction, one or more operating businesses or assets that the Company has not yet identified (a "Business Combination"). The Company has neither engaged in any operations nor generated significant revenue to date. The Company is considered to be in the development stage as defined in Financial Accounting Standards Board ("FASB") Accounting Standards Codification, or ASC 915, "Development Stage Entities," and is subject to the risks associated with activities of development stage companies. The Company has selected December 31 as its fiscal year end.

        The Company's management has broad discretion with respect to the specific application of the net proceeds of its proposed initial public offering of Units (as defined in Note 3 below) (the "Proposed Offering"), although substantially all of the net proceeds of the Proposed Offering are intended to be generally applied toward consummating a Business Combination. Furthermore, there is no assurance that the Company will be able to successfully effect a Business Combination. An amount equal to 100.0% of the gross proceeds of the Proposed Offering will be held in a trust account (the "Trust Account") and invested in U.S. "government securities," within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 (the "1940 Act") with a maturity of 180 days or less, or in money market funds meeting the conditions under Rule 2a-7 promulgated under the 1940 Act for such fund to be a money market fund pursuant to such rule, until the earlier of (i) the consummation of a Business Combination or (ii) the distribution of the Trust Account as described below.

        The Company, after signing a definitive agreement for a Business Combination, will either (i) seek stockholder approval of the business combination at a meeting called for such purpose in connection with which stockholders may seek to redeem their shares, regardless of whether they vote for or against the business combination, for cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account, including interest but less franchise and income taxes payable, or (ii) provide stockholders with the opportunity to sell their shares to the Company by means of a tender offer (and thereby avoid the need for a stockholder vote) for an amount in cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account, including interest but less franchise and income taxes payable. The decision as to whether the Company will seek stockholder approval of the Business Combination or will allow stockholders to sell their shares in a tender offer will be made by the Company, solely in its discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require the Company to seek stockholder approval. The Company intends to conduct redemptions without a stockholder vote pursuant to the tender offer rules of the SEC. Therefore the Company does not intend to seek stockholder approval before it effects its initial business combination as not all business combinations require stockholder approval under applicable state law. However, the Company will seek stockholder approval, if it is required by law, or the Company may decide to seek stockholder approval for business or other legal reasons. For instance, asset acquisitions and stock purchases would not typically require stockholder approval while direct mergers with the Company where the Company does not survive and transactions where the Company issues more than 20% of its outstanding common stock or seeks to amend its amended and restated certificate of incorporation would. The Company will proceed with a Business Combination if it is approved by the Company's board of directors. In the

HBC ACQUISITION CORP.
(a development stage company)

NOTES TO FINANCIAL STATEMENTS (Continued)

1. Description of Organization and Business Operations (Continued)

event that the Company is required to seek stockholder approval in connection with an initial Business Combination, the Company will proceed with a Business Combination only if a majority of the outstanding shares of common stock voted are voted in favor of the Business Combination. In connection with such a vote, if a Business Combination is approved and consummated, stockholders that vote against the Business Combination and elect to put their shares of common stock back to the Company for cash will be entitled to receive their pro-rata portion of the Trust Account (together with interest thereon but net of taxes). However, in no event will the Company redeem its public shares in an amount that would cause its net tangible assets to be less than $5,000,001. In such case, the Company would not proceed with the redemption of its public shares and the related Business Combination, and instead may search for an alternative Business Combination. HBC Investors, LP (the "Sponsor") has agreed, in the event the Company is required to seek stockholder approval of its Business Combination, to vote its initial shares in accordance with the majority of votes cast by the Company's public stockholders. The Sponsor has also agreed to vote shares of common stock acquired by it in the Proposed Offering or in the aftermarket in favor of a Business Combination submitted to the Company's stockholders for approval.

        Regardless of whether the Company holds a stockholder vote or a tender offer in connection with a Business Combination, a public stockholder will have the right to redeem its shares for an amount in cash equal to its pro rata share of the aggregate amount then on deposit in the Trust Account, including interest but net of taxes and less any interest permitted to be withdrawn by the Company for working capital purposes. As a result, such shares of common stock will be recorded at conversion/tender value and classified as temporary equity upon the completion of the Public Offering, in accordance with FASB ASC 480, "Distinguishing Liabilities from Equity.

        The Sponsor and the Company's officers and directors have agreed that the Company will only have 21 months from the date of this prospectus to consummate its initial Business Combination. If the Company does not consummate a Business Combination within such 21 month period, it shall (i) cease all operations except for the purposes of winding up; (ii) redeem 100% of its public shares of common stock for a per share pro rata portion of the Trust Account, including a portion of the interest earned thereon, but net of any taxes (which redemption would completely extinguish all holders' rights as stockholders, including the right to receive further liquidation distributions, if any) and (iii) as promptly as possible following such redemption, dissolve and liquidate the balance of its net assets to the Company's remaining stockholders, as part of its plan of dissolution and liquidation, and not continue in existence to enter into a business combination or for any other purpose. The Sponsor has waived its rights to participate in any redemption with respect to its initial shares. However, if the Sponsor or any of the Company's officers, directors or affiliates acquire shares of common stock in or after the Proposed Offering, they will be entitled to a pro rata share of the Trust Account upon the Company's redemption or liquidation in the event the Company does not consummate a Business Combination within the required time period. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per Unit in the Proposed Offering.

HBC ACQUISITION CORP.
(a development stage company)

NOTES TO FINANCIAL STATEMENTS (Continued)

2. Summary of Significant Accounting Policies

  Basis of presentation

        The accompanying financial statements are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America and pursuant to the rules and regulations of the Securities and Exchange Commission (the "SEC").

  Development stage company

        The Company complies with the reporting requirements of FASB ASC 915, "Development Stage Entities." At August 17, 2011, the Company has not commenced any operations nor generated revenue to date. All activity through August 17, 2011 relates to the Company's formation and the Proposed Offering. Following such offering, the Company will not generate any operating revenues until after completion of a Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income on the designated Trust Account after the Proposed Offering.

  Net loss per common share

        The Company complies with accounting and disclosure requirements of FASB ASC 260, "Earnings Per Share." Net loss per common share is computed by dividing net loss applicable to common stockholders by the weighted average number of common shares outstanding for the period. At August 17, 2011, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into common stock and then share in the earnings of the Company. As a result, diluted loss per common share is the same as basic loss per common share for the period.

  Concentration of credit risk

        Financial instruments that potentially subject the Company to concentration of credit risk consist of cash accounts in a financial institution which, at times, may exceed the Federal depository insurance coverage of $250,000. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

  Fair value of financial instruments

        The fair value of the Company's assets and liabilities, which qualify as financial instruments under FASB ASC 820, "Fair Value Measurements and Disclosures," approximates the carrying amounts represented in the balance sheet.

  Use of estimates

        The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

HBC ACQUISITION CORP.
(a development stage company)

NOTES TO FINANCIAL STATEMENTS (Continued)

2. Summary of Significant Accounting Policies (Continued)

  Deferred offering costs

        The Company complies with the requirements of the ASC 340-10-525-1. Deferred offering costs consist principally of $90,000 of legal fees incurred through the balance sheet date that are related to the Proposed Offering and that will be charged to stockholders' equity upon the completion of the Proposed Offering or charged to operations if the Proposed Offering is not completed.

  Income taxes

        The Company complies with the accounting and reporting requirements of FASB ASC, 740, "Income Taxes," which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

        There were no unrecognized tax benefits as of August 17, 2011. FASB ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for the payment of interest and penalties at August 17, 2011. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

        The Company files an income tax return in the U.S. federal jurisdiction, and may file income tax returns in various U.S. states and foreign jurisdictions. Generally, the Company is subject to income tax examinations by major taxing authorities since inception.

        The Company may be subject to potential examination by U.S. federal, U.S. state or foreign jurisdiction authorities in the areas of income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with U.S. federal, U.S. state and foreign tax laws. The Company's management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

  Recently issued accounting standards

        In January 2010, the FASB issued "Fair Value Measurements and Disclosures (Topic 820): Improving Disclosures about Fair Value Measurements," which provides guidance on how investment assets and liabilities are to be valued and disclosed. Specifically, the amendment requires reporting entities to disclose (i) the input and valuation techniques used to measure fair value for both recurring and nonrecurring fair value measurements, for Level 2 or Level 3 positions, (ii) transfers between all levels (including Level 1 and Level 2) will be required to be disclosed on a gross basis (i.e., transfers out must be disclosed separately from transfers in) as well as the reason(s) for the transfers and (iii) purchases, sales, issuances and settlements must be shown on a gross basis in the Level 3 roll

HBC ACQUISITION CORP.
(a development stage company)

NOTES TO FINANCIAL STATEMENTS (Continued)

2. Summary of Significant Accounting Policies (Continued)

forward rather than as one net number. The effective date of the amendment is for interim and annual periods beginning after December 15, 2009. However, the requirement to provide the Level 3 activity for purchases, sales, issuances and settlements on a gross basis will be effective for interim and annual periods beginning after December 15, 2010.

        The adoption of the amendment did not have a material impact on the Company's financial statements.

        Management does not believe that any other recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company's financial statements.

3. Proposed Offering

        Pursuant to the Proposed Offering, the Company will offer for sale 10,000,000 units at $10.00 per unit ("Units"). Each Unit consists of one share of the Company's common stock, $0.0001 par value, and one warrant to purchase one share of common stock ("Warrant"). Each Warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $11.50 commencing on the later of (a) one year from the date of this prospectus or (b) the completion of a Business Combination, and will expire five years from the date of the consummation of the Business Combination, or earlier upon redemption or liquidation. The Warrants will be redeemable by the Company at a price of $0.01 per Warrant upon 30 days prior notice after the Warrants become exercisable, only in the event that the last sale price of the common stock is at least $18.00 per share for any 20 trading days within a 30 trading day period ending on the third business day prior to the date on which notice of redemption is given. If the Company is unable to deliver registered common shares to the holder upon exercise of Warrants during the exercise period, there will be no cash settlement of the Warrants and the Warrants will expire worthless.

4. Related Party Transactions

        The Company executed an unsecured promissory note in an amount of up to $200,000 in favor of Hoak & Co. on September 1, 2011. The note is non-interest bearing and payable on the earlier of February 1, 2012 or the consummation of the Proposed Offering. Due to the short-term nature of the note, the fair value of the note approximates its carrying amount of $200,000. At September 1, 2011, no amounts had been borrowed by the Company under the promissory note.

        In August 2011, the Company issued to the Sponsor in a private placement 2,524,390 shares of restricted common stock (up to 329,268 of which are subject to forfeiture if and to the extent the underwriters' over-allotment option is not exercised in full) for an aggregate purchase price of $25,000 in cash. The purchase price for each share of common stock was approximately $0.01 per share. A portion of these shares in an amount equal to 4.0% of the Company's issued and outstanding shares after the Proposed Offering and the exercise of the over-allotment option, if applicable, will be held in escrow and subject to forfeiture on the fourth anniversary of the closing of the Company's Business Combination unless following the Business Combination (i) the last sales price of the Company's stock equals or exceeds $13.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30 trading-day period or (ii) the Company completes a liquidation, merger, stock exchange or other similar transaction that results in all

HBC ACQUISITION CORP.
(a development stage company)

NOTES TO FINANCIAL STATEMENTS (Continued)

4. Related Party Transactions (Continued)

of the Company's stockholders having the right to exchange their shares of common stock for consideration of cash, securities or other property which equals or exceeds $13.00 per share.

        The Sponsor has agreed to purchase, in a private placement, 4,666,667 Warrants prior to the Proposed Offering at a price of $0.75 per Warrant (a purchase price of $3,500,000) from the Company. Based on the observable market prices, the Company believes that the purchase price of $0.75 per Warrant for such Warrants will exceed the fair value of such Warrants on the date of the purchase. The valuation is based on comparable initial public offerings by previous blank check companies. The Sponsor has agreed that the Warrants purchased will not be sold or transferred until 30 days following consummation of a Business Combination, subject to certain limited exceptions. If the Company does not complete a Business Combination, then the proceeds will be part of the liquidating distribution to the public stockholders and the Warrants issued to the Sponsor will expire worthless. The Company intends to classify the private placement Warrants within permanent equity as additional paid-in capital in accordance with ASC 815-40-25-13.

        Commencing on the date of the Proposed Offering, the Company plans to enter into an Administrative Services Agreement with Hoak & Co. for an estimated aggregate monthly fee of $10,000 for office space, secretarial, and administrative services. This agreement will expire upon the earlier of: (a) the successful completion of an initial Business Combination, (b) 21 months from the date of this prospectus, or (c) the date on which the Company is dissolved and liquidated.

        The Sponsor will be entitled to registration rights pursuant to a registration rights agreement to be signed on or before the date of the prospectus for the Proposed Offering. The Sponsor will be entitled to demand registration rights and certain "piggy-back" registration rights with respect to its shares of common stock, the Warrants and the common stock underlying the Warrants, commencing on the date such common stock or Warrants are no longer subject to transfer restrictions or released from escrow, as applicable. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

5. Commitments and Contingencies

        The Company expects to grant the underwriters a 45-day option to purchase up to 1,500,000 additional Units to cover the over-allotment at the initial public offering price less the underwriting discounts and commissions.

        The underwriters will be entitled to an underwriting discount of 2 percent (2.0%), which shall be paid in cash at the closing of the Proposed Offering, including any amounts raised pursuant to the over-allotment option. Furthermore, 3.5 percent (3.5%) of the funds released from the Trust Account to the Company or the target upon closing of a Business Combination shall be paid as a placement fee to the underwriters or such other firms that participate in the remarketing of the securities sold in the Proposed Offering. The underwriters will not be entitled to any interest accrued on the deferred discount.

HBC ACQUISITION CORP.
(a development stage company)

NOTES TO FINANCIAL STATEMENTS (Continued)

6. Stockholder's Equity

        Common Stock—The Company is authorized to issue 225,000,000 shares of common stock. Holders of the Company's common stock are entitled to one vote for each share. At August 17, 2011, there were 2,524,390 shares of common stock outstanding.

        Preferred Stock—The Company is authorized to issue 1,000,000 shares of preferred stock, in one or more series, with such designations, voting and other rights and preferences as may be determined from time to time by the board of directors. At August 17, 2011, the Company has not issued any shares of preferred stock.

7. Subsequent Events

        Management has performed an evaluation of subsequent events through September 6, 2011, the date of issuance of the financial statements noting no items that require adjustment or disclosure.

$100,000,000

HBC Acquisition Corp.

10,000,000 Units

PRELIMINARY PROSPECTUS

                  , 2011

Citigroup

        Until                        , 2011 (25 days after the date of this prospectus), all dealers that buy, sell or trade shares of our common stock, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.    Other Expenses of Issuance and Distribution.

        The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions) will be as follows:

SEC expenses	$13,352
FINRA expenses	12,000
Accounting fees and expenses	50,000
Printing and engraving expenses	60,000
Travel and road show expenses	80,000
Directors and officers liability insurance premiums(1)	100,000
Legal fees and expenses	350,000
Nasdaq listing and filing fees	80,000
Miscellaneous(2)	4,648

Total	$750,000

(1)
This amount represents the approximate amount of annual director and officer liability insurance premiums the registrant anticipates paying following the completion of its initial public offering and until it completes a business combination.

(2)
This amount represents additional expenses that may be incurred by the Company in connection with the offering over and above those specifically listed above, including distribution and mailing costs.

Item 14.    Indemnification of Directors and Officers.

        Our amended and restated certificate of incorporation provides that all of our directors, officers, employees and agents shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

        Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

        Section 145. Indemnification of officers, directors, employees and agents; insurance.

        (a)   A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

        (b)   A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

        (c)   To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

        (d)   Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

        (e)   Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by former officers and directors or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

        (f)    The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office. A right to indemnification or to advancement of expenses arising under a provision of the certificate of incorporation or a bylaw shall not be eliminated or impaired by an amendment to such provision after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

        (g)   A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

        (h)   For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

        (i)    For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

        (j)    The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

        (k)   The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees).

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        In accordance with Section 102(b)(7) of the DGCL, our amended and restated certificate of incorporation, will provide that no director shall be personally liable to us or any of our stockholders for monetary damages resulting from breaches of their fiduciary duty as directors, except to the extent such limitation on or exemption from liability is not permitted under the DGCL. The effect of this provision of our amended and restated certificate of incorporation is to eliminate our rights and those of our stockholders (through stockholders' derivative suits on our behalf) to recover monetary damages against a director for breach of the fiduciary duty of care as a director, including breaches resulting from negligent or grossly negligent behavior, except, as restricted by Section 102(b)(7) of the DGCL. However, this provision does not limit or eliminate our rights or the rights of any stockholder to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of a director's duty of care.

        If the DGCL is amended to authorize corporate action further eliminating or limiting the liability of directors, then, in accordance with our amended and restated certificate of incorporation, the liability of our directors to us or our stockholders will be eliminated or limited to the fullest extent authorized by the DGCL, as so amended. Any repeal or amendment of provisions of our amended and restated certificate of incorporation limiting or eliminating the liability of directors, whether by our stockholders or by changes in law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to further limit or eliminate the liability of directors on a retroactive basis.

        Our amended and restated certificate of incorporation will also provide that we will, to the fullest extent authorized or permitted by applicable law, indemnify our current and former officers and directors, as well as those persons who, while directors or officers of our corporation, are or were serving as directors, officers, employees or agents of another entity, trust or other enterprise, including service with respect to an employee benefit plan, in connection with any threatened, pending or completed proceeding, whether civil, criminal, administrative or investigative, against all expense, liability and loss (including, without limitation, attorney's fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred or suffered by any such person in connection with any such proceeding. Notwithstanding the foregoing, a person eligible for indemnification pursuant to our amended and restated certificate of incorporation will be indemnified by us in connection with a proceeding initiated by such person only if such proceeding was authorized by our board of directors, except for proceedings to enforce rights to indemnification.

        The right to indemnification conferred by our amended and restated certificate of incorporation is a contract right that includes the right to be paid by us the expenses incurred in defending or otherwise participating in any proceeding referenced above in advance of its final disposition, provided, however, that if the DGCL requires, an advancement of expenses incurred by our officer or director (solely in the capacity as an officer or director of our corporation) will be made only upon delivery to us of an undertaking, by or on behalf of such officer or director, to repay all amounts so advanced if it is ultimately determined that such person is not entitled to be indemnified for such expenses under our amended and restated certificate of incorporation or otherwise.

        The rights to indemnification and advancement of expenses will not be deemed exclusive of any other rights which any person covered by our amended and restated certificate of incorporation may have or hereafter acquire under law, our amended and restated certificate of incorporation, our amended and restated bylaws, an agreement, vote of stockholders or disinterested directors, or otherwise.

        Any repeal or amendment of provisions of our amended and restated certificate of incorporation affecting indemnification rights, whether by our stockholders or by changes in law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision. Our amended and restated certificate of incorporation will also permit us, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other that those specifically covered by our amended and restated certificate of incorporation.

        Our amended and restated bylaws, which we intend to adopt immediately prior to the closing of this offering, include the provisions relating to advancement of expenses and indemnification rights consistent with those set forth in our amended and restated certificate of incorporation. In addition, our amended and restated bylaws provide for a right of the indemnitee to bring a suit in the event a claim for indemnification or advancement of expenses is not paid in full by us within a specified period of time. Our amended and restated bylaws also permit us to purchase and maintain insurance, at our expense, to protect us and/or any director, officer, employee or agent of our corporation or another entity, trust or other enterprise against any expense, liability or loss, whether or not we would have the power to indemnify such person against such expense, liability or loss under the DGCL.

        Any repeal or amendment of provisions of our amended and restated bylaws affecting indemnification rights, whether by our board of directors, stockholders or by changes in applicable law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing thereunder with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

        We will enter into indemnification agreements with each of our officers and directors a form of which is filed as Exhibit 10.8 to this Registration Statement. These agreements will require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

        Pursuant to the Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement, we have agreed to indemnify the Underwriters and the Underwriters have agreed to indemnify us against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

Item 15.    Recent Sales of Unregistered Securities.

        In August 2011, HBC Investors LP, our sponsor, purchased 2,524,390 shares of our common stock for an aggregate offering price of $25,000 at an average purchase price of approximately $0.01 per share. The founder shares held by our initial stockholders include an aggregate of 329,268 shares subject to forfeiture to the extent that the underwriters' over-allotment option is not exercised in full. In addition, a portion of the founder shares (equal to 4.0% of our issued and outstanding shares after this offering and the expiration of the underwriters' over-allotment option) will be subject to forfeiture by holders of such founder shares on the fourth anniversary of the closing of our initial business combination unless following our initial business combination (i) the last sales price of our stock equals or exceeds $13.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30 trading-day period or (ii) we complete a liquidation, merger, stock exchange or other similar transaction that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property for an amount which equals or exceeds $13.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like). Such securities were issued in connection with our organization pursuant to the exemption from registration contained in Section 4(2) of the Securities Act.

        Peter S. Brodsky, our co-chief executive officer, Colonnetta Family Partners I, LP, an entity owned and controlled by Joseph Colonnetta, our co-chief executive officer, and Hoak & Co., an entity owned and controlled by James M. Hoak, our chairman of the board, are each limited partners of our sponsor. Our sponsor is an accredited investor for purposes of Rule 501 of Regulation D. Each of the equity holders in our sponsor is an accredited investor under Rule 501 of Regulation D. The sole business of our sponsor is to act as the company's sponsor in connection with this offering. The limited partnership agreement of our sponsor provides that its partnership interests may only be transferred to our officers or directors or other persons affiliated with our sponsor, or in connection with estate planning transfers.

        In addition, our sponsor has committed, pursuant to a written agreement, to purchase from us an aggregate of 4,666,667 sponsor warrants at $0.75 per warrant (for an aggregate purchase price of $3,500,000). These purchases will take place on a private placement basis simultaneously with the completion of our initial public offering. These issuances will be made pursuant to the exemption from registration contained in Section 4(2) of the Securities Act.

        No underwriting discounts or commissions were paid with respect to such sales.

Item 16.    Exhibits and Financial Statement Schedules.

        (a)   The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description
1.1	Form of Underwriting Agreement.**
3.1.1	Certificate of Incorporation.*
3.1.2	Form of Amended and Restated Certificate of Incorporation.*
3.2.1	By-Laws.*
3.2.2	Form of Amended and Restated By-Laws.*
4.1	Specimen Unit Certificate.*
4.2	Specimen Common Stock Certificate.*
4.3	Specimen Warrant Certificate (included in Exhibit 4.4).*
4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.*
5.1	Form of Opinion of Akin Gump Strauss Hauer & Feld LLP.*
10.1	Promissory Note, dated September 1, 2011, issued to Hoak & Co.#
10.2.1	Form of Letter Agreement, among the Registrant, HBC Investors LP and each of the limited partners of HBC Investors LP.*
10.2.2	Form of Letter Agreement, among the Registrant and each of the directors and officers of the Registrant.*
10.3	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.*
10.4	Letter Agreement, dated as of August 9, 2011, between Hoak & Co. and the Registrant regarding administrative support.#
10.5	Form of Registration Rights Agreement among the Registrant, HBC Investors LP and the other parties thereto.*
10.6	Securities Purchase Agreement, effective as of August 9, 2011, between the Registrant and HBC Investors LP.#
10.7	Sponsor Warrants Purchase Agreement, dated as of August 9, 2011, among the Registrant and HBC Investors LP.#

Exhibit No.	Description
10.8	Form of Indemnity Agreement.*
10.9	Form of Escrow Agreement among the Registrant, HBC Investors LP, the director nominees and Continental Stock Transfer & Trust Company.*
14	Form of Code of Ethics.#
23.1	Consent of Rothstein, Kass & Company, P.C.*
23.2	Consent of Akin Gump Strauss Hauer & Feld LLP (included on Exhibit 5.1).*
24	Power of Attorney.#
99.1	Form of Audit Committee Charter.*
99.2	Form of Nominating Committee Charter.*

*
Filed herewith.

**
To be filed by amendment.

#
Previously filed.

Item 17.    Undertakings.

        (a)   The undersigned registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

        (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

          (i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

         (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

        (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

        (iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

        (b)   The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

        (c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        (d)   The undersigned registrant hereby undertakes that:

          (1)   For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2)   For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURE

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 16th day of December, 2011.

HBC ACQUISITION CORP.
By:	/s/ PETER S. BRODSKY Peter S. Brodsky Co-Chief Executive Officer
By:	/s/ JOSEPH COLONNETTA Joseph Colonnetta Co-Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ JAMES M. HOAK James M. Hoak	Chairman	December 16, 2011
/s/ PETER S. BRODSKY Peter S. Brodsky	Co-Chief Executive Officer and Director (Principal Executive Officer)	December 16, 2011
/s/ JOSEPH COLONNETTA Joseph Colonnetta	Co-Chief Executive Officer (Principal Executive Officer)	December 16, 2011
/s/ KATHERINE WINSON Katherine Winson	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	December 16, 2011

EXHIBIT INDEX

Exhibit No.	Description
1.1	Form of Underwriting Agreement.**
3.1.1	Certificate of Incorporation.*
3.1.2	Form of Amended and Restated Certificate of Incorporation.*
3.2.1	By-laws.*
3.2.2	Form of Amended and Restated By-laws.*
4.1	Specimen Unit Certificate.*
4.2	Specimen Common Stock Certificate.*
4.3	Specimen Warrant Certificate (included in Exhibit 4.4).*
4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.*
5.1	Form of Opinion of Akin Gump Strauss Hauer & Feld LLP.*
10.1	Promissory Note, dated September 1, 2011, issued to Hoak & Co.#
10.2.1	Form of Letter Agreement, among the Registrant, HBC Investors LP and each of the limited partners of HBC Investors LP.*
10.2.2	Form of Letter Agreement, among the Registrant and each of the directors and officers of the Registrant.*
10.3	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.*
10.4	Letter Agreement, dated as of August 9, 2011, between Hoak & Co. and the Registrant regarding administrative support.#
10.5	Form of Registration Rights Agreement among the Registrant, HBC Investors LP and the other parties thereto.*
10.6	Securities Purchase Agreement, effective as of August 9, 2011, between the Registrant and HBC Investors LP.#
10.7	Sponsor Warrants Purchase Agreement, dated as of August 9, 2011, among the Registrant and HBC Investors LP.#
10.8	Form of Indemnity Agreement.*
10.9	Form of Escrow Agreement among the Registrant, HBC Investors LP, the director nominees and Continental Stock Transfer & Trust Company.*
14	Form of Code of Ethics.#
23.1	Consent of Rothstein, Kass & Company, P.C.*
23.2	Consent of Akin Gump Strauss Hauer & Feld LLP (included on Exhibit 5.1).*
24	Power of Attorney.#
99.1	Form of Audit Committee Charter.*
99.2	Form of Nominating Committee Charter.*

*
Filed herewith.

**
To be filed by amendment.

#
Previously filed.